As filed with the Securities and Exchange Commission on January 15, 2025

Registration No. 333-283974

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ONEMETA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	7374	20-5150818
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

450 South 400 East, Suite 200

Bountiful, UT 84010

(702) 550-0122

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

UniSearch, Inc.

321 W. Winnie Ln. Ste. 104

Carson City, NV 89703

(775) 884-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rowland Day, Esq. 465 Echo Bay Trail Bigfork, Montana 59911 (949) 350-6500 Dane Johansen, Esq. Parr Brown Gee & Loveless, P.C. 101 South 200 East, Suite 700 Salt Lake City, UT 84111 (801) 532-7840	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY , 2025

           Shares of Common Stock

           Pre-Funded Warrants to purchase up to Shares of Common Stock

OneMeta, Inc.

This is a public offering of shares of common stock of OneMeta Inc. Shares of our common stock are presently traded on the over-the-counter market and quoted on the OTCQB® Venture Market under the symbol “ONEI”. We are offering            shares of our common stock based on an assumed public offering price of $       per share which was the last reported closing sale price of our common stock on       , 2025. The final public offering price of the shares of common stock in this offering will be determined through negotiation between us and the underwriters in the offering and the recent market price used throughout this prospectus may not be indicative of the final offering price. All prices in this prospectus, give effect to a reverse stock split on the basis of one share for every           outstanding shares for each class of capital stock of the Company, effective             (the “Reverse Stock Split”). All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our issued and outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of our common stock (the “Pre-Funded Warrants”), in lieu of shares of common stock. The purchase price per Pre-Funded Warrant is equal to the public offering price per share of common stock in this offering minus $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell in this offering, the number of common stock that we are offering will be decreased on a one-for-one basis.

We are an “emerging growth company” and a “smaller reporting company” as defined in the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

In connection with this offering, the holders of our shares of Series B-1 Preferred Stock have agreed with the underwriters to convert all of their shares of Series B-1 Preferred Stock into common stock of the Company effective upon the completion of the offering. After the completion of this offering and the conversion of the all of the outstanding shares of Series B-1 Preferred Stock into common stock, our directors and executive officers will continue to control a majority of the voting power of our common stock. Specifically, Saul I. Leal and Rowland Day, our Chief Executive Officer and Chief Financial Officer, respectively, will hold approximately 75% of the outstanding shares of our common stock assuming no exercise of the over allotment option and no issuance of any Pre-Funded Warrants in this offering. As a result, although we do not expect to rely on the “controlled company” exemption, we will be a “controlled company” under the listing rules of Nasdaq, and we will qualify for exemptions from certain corporate governance requirements. See “Management — Controlled Company Exemption.”

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ONEI”. If our application is not approved, we will not consummate this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. See “Underwriting” for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to            additional shares of common stock and/or Pre-Funded Warrants solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about       , 2025.

ThinkEquity

The date of this prospectus is              , 2025

OneMeta™

Revolutionize Your IT Service Desk with Real-Time AI Translation

Common IT Service Desk Challenges:

Language Barriers
Technical support often gets lost in translation, leading to confusion and delays.

Slow Response Times
Misunderstandings due to language differences can slow down issue resolution.

Integration Issues
Incorporating multilingual support can disrupt existing systems and workflows.

How AI-Powered Translation Solutions Can Help:

Real-Time Multilingual Support
Handle support tickets in 100+ languages instantly. Ensure that technical solutions are clear and accurate, no matter the language.

Enhanced Communication & Productivity
Eliminate miscommunication and speed up resolutions. Build trust and confidence with seamless, effective communication.

Seamless Integration
Integrate effortlessly with your current systems and telecommunications. Provide comprehensive global support without disrupting your operations.

Why Choose Verbum by OneMeta?

Faster Response Times
Boost efficiency with immediate, accurate translations.

Enhanced Customer Satisfaction
Deliver clear, reliable support, increasing user trust.

Streamlined Operations
Improve your global service coverage with minimal disruption.

Imagine resolving any IT issue with clear, precise communication in any language.
Say goodbye to misunderstandings and hello to faster, more effective support!

i

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “OneMeta,” “we,” “our,” or “us” collectively refer to OneMeta Inc., a Nevada corporation, and its subsidiaries;

●	all references to the “offering” refer to the public offering contemplated by this prospectus;

●	“year” or “fiscal year” mean the Company’s fiscal year ending December 31; and

●	all dollar or $ references when used in this prospectus refer to United States dollars.

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto, or to which we have referred you, before making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement, or any free writing prospectuses or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of common stock offered by this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of any of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase such shares of common stock offered hereby in any jurisdiction where the offer or sale is not permitted. Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of such shares of common stock as to distribution of the prospectus outside of the United States.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Neither our Company, any of its officers, directors, agents or representatives, nor the underwriters, make any representation to you about the legality of an investment in our Company’s shares of common stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Company’s shares of common stock.

ii

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of their owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

MARKET DATA

This prospectus includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable.

Our estimates presented elsewhere in this prospectus of our addressable market are based on multiple assumptions and our analysis of multiple sources, including publicly available information, academic articles, data from governmental agencies and reports by industry organization as well as on our internal estimates.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we distribute. Any such market data, information or forecast is subject to change and may prove to be inaccurate because of the method by which we obtain it or because it cannot always be verified with complete certainty given the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares, including those discussed in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections. In addition, customer preferences are subject to change.

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	the factors referenced in this prospectus, including those set forth under “Risk Factors” in this prospectus;
●	our ability to consummate this offering and realize the anticipated benefits of this offering;
●	the likelihood that we will consummate this offering;
●	risks associated with our ability to consummate this offering;
●	the risk that the anticipated benefits from this offering may not be realized or may take longer to realize than expected, including as a result of the failure to complete this offering;
●	unexpected costs or unexpected liabilities that may arise from this offering, whether or not completed;
●	the fact that we have a limited operating history;
●	the expected growth of our business and our Company;
●	estimates of our total addressable market and our expectations about market trends;
●	whether we are able to achieve commercial success and market acceptance for our services;
●	our expectations regarding competitive companies and technologies and our industry generally;
●	our ability to manage and grow our business by expanding our commercial organization and increasing our sales to existing and new customers in current and new geographies;
●	our ability to establish and maintain or enforce intellectual property protection for our products or services or avoid future claims of infringement;
●	U.S. or foreign regulatory actions affecting artificial intelligence or software as a service generally;
●	our ability to hire and retain key personnel;
●	our ability to obtain additional financing in this or future offerings;
●	the volatility of the trading price of our common stock;
●	our expectations regarding the use of proceeds from this offering;
●	our compliance with extensive Nasdaq requirements and government laws, rules and regulations both in the United States and internationally; and
●	our expectations regarding the time during which we will be an emerging growth company and a smaller reporting company as defined in the federal securities laws.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you are cautioned not rely on such forward-looking statements as predictors of future events. The forward-looking statements included elsewhere in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements included elsewhere in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements included elsewhere in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, changed circumstances, future events or otherwise, after the date of this prospectus.

iv

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Our Company

We develop and market proprietary artificial intelligence (AI) based products that eliminate language barriers in daily communications through real-time voice-to-voice interpretation and translation services using natural language processing (NLP) technology. Our proprietary AI and machine learning architecture enables seamless high quality, accurate, and efficient multi-modal translation and transcription of spoken and written words across 140+ languages in seconds. This architecture is built using a combination of: (i) internal proprietary datasets gathered and processed by the Company for training and optimizing our AI models; (ii) publicly available open-source language models and third-party-based models to which the Company applies its own proprietary dataset to train the models with organic and synthetic data to supplement the Company’s models; and (iii) in certain areas, pretrained models or APIs from third-party providers to enhance specific capabilities, such as dialect recognition or cultural adaptation. With respect to third-party resources, the Company complies with all applicable license and agreements governing permitted commercial use of such sources. Our focus is to develop and commercialize the fastest and most accurate translation service capabilities to provide superior user experiences than similar transcription and closed captioning products available on the market. Our technology addresses critical gaps in global communication by providing an affordable, scalable, and user-friendly alternative to traditional language solutions. Our propriety design ensures high accuracy (up to 95%) and low latency (under one second), delivering seamless real-time communication, as determined from internal benchmarks conducted under real-world conditions using diverse datasets across over 120 languages and testing protocols designed to simulate common use cases in multilingual communication.

Our VerbumSuite platform facilitates fluid and effective communication among individuals regardless of linguistic differences. With support for real-time conversations over-the-phone, virtual meetings, and online chats in over 140 languages and dialects, we believe Verbum is reshaping how organizations, educational institutions, and customer service centers connect and collaborate. While transcription and closed captioning provide textual representations of spoken words, they do not enable live dialogue in multiple languages. Our voice-to-voice translation fosters immediate, dynamic interactions, allowing participants to communicate as if speaking the same language. Real-time voice translation allows individuals to converse fluidly without delays or language barriers, fostering direct collaboration and enhancing productivity. AI models powered by Natural Language Understanding (NLU) adapt translations based on regional dialects and cultural context, ensuring accurate and culturally appropriate interpretations. This mitigates risks of miscommunication or unintentional offense. Voice-to-voice AI also eliminates barriers for users who are illiterate or have disabilities that prevent them from reading captions, enabling universal participation in conversations and events.

We intend to serve a wide variety of markets and customers and focus on becoming a leader in the creation of products for the interpretation, translation, and transcription industries. Driven by a vision to create a more understanding world and revolutionize global communication, we are committed to solving complex problems with practical solutions.

Our Mission

Our Mission is to elevate communication with AI solutions that enable a world where communication is borderless allowing people to connect, collaborate, and thrive regardless of language. We understand the power of artificial intelligence in transcending language barriers and enhancing human interaction. Where innovation meets practicality in the realm of multilingual communication, we believe that we are pioneers in developing cutting-edge technologies that address everyday communication challenges with unprecedented efficiency.

Our Market Opportunity

We believe that we are well positioned to capitalize on the growing $58.9 billion language services market (as estimated in a publicly available 2023 report by Cognitive Market Research). With our AI-driven Verbum solutions, we offer real-time, over-the-phone translation, live event captioning, and online meeting transcription services. These products are designed to serve multiple sectors, including legal, education, finance, and healthcare, with a specific focus on enhancing communication across language barriers. Businesses offering multilingual support can improve internal alignment, customer satisfaction, retention, and brand reputation in diverse markets.

The language services market is estimated to grow at a compound annual growth rate of 6.2% from 2023-2030 according to a publicly available 2023 report by Cognitive Market Research, driven by increased cross-border contact from globalization, growing multinational businesses, remote work, e-commerce and multilingual customer service as well as government programs that support accessibility and multilingualism. Additionally, governments and organizations are mandating language accessibility, including subtitles for hearing-impaired individuals and translation of public information for diverse populations. Advances in NLP technology are expected to accelerate this growth by making language services faster, cheaper, and more accurate, driving adoption across industries.

Our Products

Our current VerbumSuite products described in detail below are built on our proprietary and patented systems and methods for substantially real-time speech, transcription, and translation technology. We are also developing additional proprietary products and features to expand the service capabilities built on our core technological foundation.

Verbum. Verbum supports real time web-based conversations, discussions, meetings, and online chats in 140 languages, enabling fluent and effective communication among individuals that do not speak the same language. This product is distributed through our online platform, direct sales to businesses and organizations, and we are attempting to develop partnerships with existing video conferencing providers. The competitive position is against other video conferencing providers that also offer live interpretation services, such as Microsoft Teams, Zoom and Google Meet. We believe our main competitors are organizations that supply human interpreters which can be ten times more expensive than our Verbum product. The Verbum product is available to customers at a wholesale price of $0.30 to $0.36 per minute, as compared to human interpreters, which can range from $45.00 to $150.00 per hour, or $1.25 to $3.00 per minute.(1) The primary market for our Verbum product is for organizations or individuals that require real-time interpretation services.

(1) As reported in “Medical Interpreters in Outpatient Practice”, available at https://pmc.ncbi.nlm.nih.gov/articles/PMC5758324/.

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VerbumOnSiteTM - real time translation powered by AI.

●	Multilingual Events - unlocks the power of seamless communication at live events through real-time translation and captioning services. Attendees can effortlessly scan a QR code to access real-time captions in over 140 languages directly on their phones.
●	Ease of Integration - integrates into the event setup, ensuring a smooth and hassle-free experience for organizers and attendees. User-friendly, web-based design and compatibility incorporates powerful multilingual features without technical complexities.
●	Inclusive Communication - committed to breaking language barriers and making events accessible to all such as for those with hearing disabilities. Our solution provides real-time, multilingual closed captions, ensuring full engagement in conversations and presentations and fostering an inclusive event experience.
●	Currently available for use in live events requiring multilingual support.

VerbumCallTM - AI-powered over-the-phone interpretation with no app or internet required.

●	Multilingual Calls - unlocks the power of seamless communication over the phone; similar to having a translator readily available in 140+ languages. VerbumCall transforms any mobile device into a personal translator without the need for internet connection or additional applications.
●	Ease of Integration - integrates into the users current systems incorporating powerful multilingual calls without technical complexities.
●	Scalable & Confidential - offers a scalable solution that adapts to the users business needs, whether making one call or thousands of calls. Our AI-powered conversations enable calls to be private and secure, ensuring business communications are confidential and protected.
●	Currently available for integration with major Contact Center as a Service (CCaaS) providers.

VerbumTM for Microsoft Teams - AI Translation for Multilingual Meetings.

●	Enhances the Microsoft Teams experience by facilitating multilingual groups to come together in meetings. Enables collaborators from all over the world to work together without language barriers. Each attendee chooses the language that they will be speaking in and the language in which they want to see captions and chat. As each person speaks in their preferred language from a list of 95+ languages, it is translated in near real-time for the rest of the group.
●	When a user selects their preferred language, it does not impact the other users in the meeting. The system allows each user to understand and be understood using their preferred language.
●	Translates chat messages into 3 selected languages in near real-time to allow flow of communication.
●	Enables a transcript function allowing the user to upload documents that can be translated into 95+ languages and shared with the whole team.
●

No formal legal or commercial agreement is required with Microsoft for the operation of this product within Microsoft Teams. The Company fully complies with Microsoft’s comprehensive development, publishing, and certification standards to ensure functionality, security and accessibility.

●	Integration with Microsoft Teams is achieved through Microsoft Teams APIs and compliance with a detailed manifest that undergoes thorough third-party review. The manifest governs Verbum’s features and ensures secure, real-time multilingual translation capabilities, including captions and chat translations for over 120 languages. Verbum interacts with Microsoft Teams by processing real-time meeting audio and chat data (with user permission) to deliver high-accuracy, AI-powered translations directly within the Microsoft Teams interface.
●	Fully operational and available to users.

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Verbum SDK. Verbum Software Developer Kit allows software programmers, potential channel partners, and corporate development teams to integrate our powerful multilingual communications platform Verbum™ — into new or existing Software-as-a-Service applications and/or client/server programs, helping them remove communications barriers for multinational organizations and/or those serving customers who speak/read different languages. This product may be distributed through partnerships with software developers or through direct sales to businesses and organizations that require interpretation services for their software. The competitive position would be against other software development kit providers that also offer interpretation services, such as Microsoft Azure or Amazon Translate. The expected market for this product is software developers and businesses that require interpretation services for their software applications.

Revenue Model

In general, the Company intends to generate revenue through the following sources:

●	Subscription Model: The Company may offer its interpretation and translation services to customers on a subscription basis, with customers paying a monthly or annual fee to access the service.

●	Pay-Per-Use Model: The Company may generate revenue on a pay-per-use model, where customers pay for interpretation or translation services on a per-minute or per-word basis.

●	Licensing: The Company may license its proprietary NLP technology and architecture to other companies for a fee.

●	Training and Education: The Company generates revenue by offering training and education services related to interpretation and translation, such as online courses and in-person workshops.

●	Consultancy Services: The Company may generate revenue by offering consultancy services related to interpretation and translation, such as advising clients on best practices or providing customized solutions to meet their specific needs.

●	Partnerships and Collaborations: The Company may form both formal and informal relationships with other businesses or organizations to offer joint interpretation and translation services and generate revenue through a revenue-sharing agreement.

Sales & Marketing

Our sales and marketing strategy focuses on targeting clients and channel partners that are leaders in high-demand sectors such as: Global CCaaS providers (Contact Center as a Service), Global BPO providers (Business Process Outsource), GSI (Global System Integrators) that are in industries such as healthcare, banking, finance, government, education and worldwide religious institutions. Sales and marketing will play a critical role in the next phase of our growth, with investments in our team and leadership. We see significant opportunities to grow into new markets and verticals. Increased sales and marketing efforts will enable us to capitalize on the momentum that we are building, and we expect to continue expanding resources to grow our team.

Our Growth Strategy

OneMeta’s growth strategy includes expanding its technological capabilities to support more languages and refining AI language models to improve accuracy to up to 95%. The Company plans to enhance user experience by integrating its services seamlessly across platforms like Microsoft Teams.

OneMeta aims to grow its market share by targeting essential services sectors such as financial institutions, legal services, healthcare providers, and government agencies, providing essential communication tools for multilingual interactions. Moreover, integration with software cloud providers is a key area of focus as we look to deploy our technology in what Reportlinker estimated to be a $339 billion call center industry as of 2020. We see the market for voice-to-voice translation as a blue ocean, due to the lack of alternatives currently available on the market. We also anticipate the benefit of first movers’ advantage due to the quality of relationships we have developed with key sales channel distributors and video conference providers.

3

Key Strategic Global Partnerships

The Company has recently entered into several strategic partnerships:

●	On October 8, 2024, the Company entered into an “Original Equipment Manufacture” agreement with inContact, Inc. (“inContact”), a Delaware corporation. inContact is an affiliate of NICE Ltd., a company incorporated in Israel whose shares are traded on the Tel Aviv Stock Exchange and whose American Depositary Shares are traded on the Nasdaq Global Select Market. Nice is one of the largest customer service companies in the world. Pursuant to the Agreement, inContact will distribute and sell the Company’s OEM solutions, consisting of over-the-phone consecutive AI language transaction solutions to customers and inContact will pay fees to the Company based on usage of the Company’s OEM solutions. The Agreement has an exclusivity period of eighteen months and an initial term of three years.

●	One August 22, 2024, the Company entered into a Genesys AppFoundery ISV Partner Agreement with Genesys Cloud Services, Inc. (“Genesys”), a California corporation. Genesys manages the Genesys AppFoundry, a marketplace of solutions that offers Genesys customers a curated selection of integrations and applications. The agreement governs the Company’s non-exclusive participation as an AppFoundry ISV Partner in the Genesys AppFoundry Program. The Company has agreed to pay a non-refundable revenue share to Genesys during the term of the Agreement based on a percentage of the revenue invoiced by the Company or Genesys in connection with the sale of the Company’s software through the AppFoundry marketplace. The agreement may be terminated by either party without cause upon ninety (90) days written notice to the other party.

●	On July 22, 2024, the Company entered into an Independent Software Vendor Program Agreement with Five9, Inc. (“Five9”), a Delaware corporation. Five9 is a leading provider of intelligent cloud software and applications for contact centers. Pursuant to the Agreement, Five9 granted the Company a non-exclusive, worldwide, royalty-free, non sublicensable and non-transferable license to access the Five9 developer account with the purpose of integrating the Company’s products and services and becoming an accredited vendor under Five9’s ISV program. The Company has agreed to pay a non-refundable ISV Program participation fee to Five9 for the initial one-year term of the agreement and for each one-year renewal term thereafter. Further, each party to the Agreement may receive referral fees from the other party for the referral of prospective customers.

Corporate Information

OneMeta was originally incorporated as Promotions on Wheels Holdings, Inc., a Nevada corporation, on July 3, 2006. On December 26, 2008, the name of the Company was changed to Blindspot Alert, Inc. On September 11, 2009, the Company’s name was changed to WebSafety, Inc. On March 23, 2021, the Company’s name was changed to VeriDetx Corp. On June 8, 2021, the Company’s name was changed to WebSafety, Inc. On August 1, 2022, the Company acquired Metalanguage Corp (the “Acquisition”). Metalanguage Corp. was solely owned by Saul Leal, who has become the Company’s CEO. Metalanguage Corp. owned certain intellectual property regarding the use of artificial intelligence for the translation and transcription of foreign languages. This intellectual property was useful for development and marketing of the Company’s Verbum and Verbum SDK products. The Company issued shares of Series B-1 Preferred stock and common stock to Mr. Leal in exchange for all of the stock of Metalanguage Corp. Initially, the grant of certain of those shares of Series B-1 Preferred stock was subject to a contingency of the Company receiving a certain amount of sales post acquisition but that contingency was subsequently waived by the Board of Directors. Upon completion of the Acquisition, Mr. Leal became the CEO of the Company and became a director on the Company’s board of directors. On July 10, 2022, the Company’s name was changed to OneMeta AI. On June 20, 2023, the Company’s name was changed to OneMeta Inc.

4

Recent Developments

Reverse Stock Split

Our board of directors and the majority of our stockholders approved a 1-for-           reverse stock split of all classes of our issued and outstanding capital stock (the “Reverse Stock Split”). On           , we filed a certificate of amendment of articles of incorporation with the State of Nevada to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

Convertible Notes

In December 2024, we issued $600,000 in convertible notes to two investors (the “2024 Convertible Notes”). The 2024 Convertible Notes do not accrue interest and automatically convert into common stock of the Company at a 25% discount to the per share price of our next equity financing aggregating $8.0 million in gross proceeds or, if not earlier converted, at the election of the holder thereof on or after six months from the date of issuance at a 25% discount to the volume weighted average trading price of our shares ten days prior to such conversion.

Conversion of Series B-1 Preferred Stock into Shares of Common Stock

In connection with this offering, the holders of our B-1 Preferred Stock have agreed with the underwriters to convert all of their B-1 Preferred Stock into common stock of the Company effective upon the completion of the offering. Immediately prior to the offering, there were 8,619,420 shares of our Series B-1 Preferred Stock outstanding which will convert pursuant to the terms thereof into common stock on a 1-for-11 basis, aggregating 94,813,620 shares of our common stock upon conversion.

Conversion of Founder Notes

In connection with this offering, Rowland W. Day II, our President and the Chairman of our Board of Directors has agreed, upon the closing of the offering, to convert all principal and interest outstanding under the Founder Notes into common stock of the Company at a 25% discount to the per share price of this offering. The outstanding principal and interest under the Founder Notes is expected to aggregate approximately $644,983 as of January 29, 2025.

Summary Risk Factors

We are subject to several risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, and results of operations. You should carefully consider the risks discussed in the section titled “Risk Factors”, including the following risks, before investing in our common stock:

Risks Related to Our Operating History, Capital Structure, Financial Position and Capital Needs

●	Our principal shareholders will continue to own large percentages of our voting stock after this offering, which will allow them to control substantially all matters requiring shareholder approval.
●	We are an early-stage company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.
●	Our audited financial statements for the years ended December 31, 2023 and 2022 included a statement from our independent registered public accounting firm that there is a substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.
●	We have previously identified material weaknesses and significant deficiencies in our internal control over financial reporting for the years ended December 31, 2023 and 2022. If we experience additional material weaknesses in the future, we may not be able to accurately or timely report our financial condition or results of operations and investors may lose confidence in our financial reports and the market price of our common stock could be adversely affected.

Risks Related to Our Business

●	We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.
●	We face risks from artificial intelligence.
●	Economic downturns could limit demand for our products and negatively affect our sales and profitability

Risks Related to this Offering

●	There is a limited existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity.
●	Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.
●	The market prices and trading volume of shares of our common stock may experience rapid and substantial price volatility, which could cause purchasers of shares of our common stock to incur substantial losses.
●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.
●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.
●	Our management has broad discretion as to the use of the net proceeds from this offering.
●	We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.
●	As a ‘controlled company’ under the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements which could have an adverse effect on our public stockholders.

Our business also faces a number of other challenges and risks discussed throughout this prospectus. You should read the entire prospectus carefully, including “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and related notes included elsewhere in this prospectus, before deciding to invest in our common stock.

5

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the federal securities laws. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	reduced disclosure about our executive compensation arrangements;
●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and
●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Implication of Being a Controlled Company

As of the date of this prospectus, our directors and executive officers beneficially own approximately 75.0% of the outstanding shares of our common stock. Upon closing of this offering, we expect that our directors and executive officers will beneficially own approximately          % of our common stock (or approximately          % if the underwriters exercise in full their overallotment to purchase additional shares of our common stock). Therefore, our directors and executive officers will be able to have a significant influence over fundamental and significant corporate matters and transactions. As such, we will be a “controlled company” under the listing rules of Nasdaq and we will qualify for exemptions from certain corporate governance requirements afforded to controlled companies. However, we do not expect to rely on these exceptions. See “Management — Controlled Company Exemption” and “Risk Factors — Risks Related to this Offering — Our principal shareholders will continue to own large percentages of our voting stock after this offering, which allow them to control substantially all matters requiring shareholder approval.”

Nasdaq Listing Application and Proposed Symbol

We have filed an application to have shares of our common stock listed on the Nasdaq under the symbol “ONEI”. No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete the offering.

6

The Offering

Shares offered by us:	shares of common stock (or shares if the underwriters exercise in full their over-allotment option).

Pre-Funded Warrants being offered	We are also offering to each purchaser whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase common shares (the “Pre-Funded Warrants”), in lieu of common stock. The purchase price of each Pre-Funded Warrant is equal to the price per common stock being sold to the public in this offering, minus $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of common stock that we are offering will be decreased on a one-for-one basis.

Public offering price:	The assumed public offering price is $ per share. The public offering price may be at, above or below such assumed public offering price and will be determined at pricing based upon, among other factors, the closing bid price of the common stock on the effective date of this registration statement See “Underwriting – Offering Price Determination”.

Common stock outstanding before this offering:(1)	37,790,943 shares of common stock.

Common stock outstanding after this offering:(1)	shares of common stock (or shares of common stock if the underwriters exercise in full their over-allotment option), assuming no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis).

Over-allotment option:	The Company has granted the underwriters an over-allotment option, exercisable for up to 45 days after the date of this prospectus, to purchase at the public offering price less underwriting discounts and commissions, up to an additional shares of common stock (equal to 15% of the shares sold in this offering) solely to cover over-allotments, if any.

Use of proceeds:	We estimate that the net proceeds from this offering will be approximately $ (or approximately $ if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the Representative’s Warrants and no issuance of Pre-Funded Warrants in this offering, based upon an estimated public offering price of $ per share. We intend to use net proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds”.

Representative’s Warrants:	We have agreed to issue the Representative warrants (the “Representative’s Warrants”) to purchase up to shares of common stock (equal to 5% of the total number of shares of common stock sold in this offering, including any common stock sold pursuant to the over-allotment option). The Representative’s Warrants are not redeemable, and will be exercisable during the period beginning on the date that is six months from the date of commencement of sales in this offering and ending on the fifth anniversary date of such date at an exercise price of 125% of the public offering price. The registration statement of which this prospectus forms a part also registers the Representative’s Warrants and the shares of common stock issuable upon exercise of the Representative’s Warrants. See “Underwriting — Representative’s Warrants”.

Lock-Up Agreements: Clear Market:

Each of our executive officers and directors has agreed for a period of one hundred eighty (180) days and holders of 5% or more of the issued and outstanding shares of our common stock have agreed for a period of ninety (90) days, not to sell, transfer or dispose of any common stock or similar securities for 180 days following the effective date of the registration statement for this offering without the prior written consent of the Representative. See “Underwriting”.

We have agreed that, for a period of three months from the closing of the offering, we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

We have also agreed that, for a period of eighteen (18) months from the closing of the offering, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company in any “at-the-market”, continuous equity or variable rate transaction, without the prior written consent of the Representative.

See “Underwriting”.

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Proposed Nasdaq Ticker Symbol:	We have applied to have shares of our common stock offered in the offering listed on Nasdaq under the symbol “ONEI”. If our application is not approved or if we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not consummate this offering. There can be no assurance that our application will be approved. We do not intend to apply to have the Pre-Funded Warrants listed on any national securities exchange or other nationally recognized trading system. See “Risk Factors— There is no public market for the Pre-Funded Warrants being offered in this offering.”

Risk Factors:

You should carefully read and consider the information set forth under “Risk Factors” beginning on page 10, together with all of the other information set forth in this prospectus, before deciding to invest in the shares of our common stock.

Conversion of B-1 Preferred Shares and Founder Notes:	In connection with this offering, the holders of our B-1 Preferred Stock have agreed with the underwriters to convert all of their B-1 Preferred Stock into common stock of the Company effective upon the completion of the offering. Immediately prior to the offering, there were 8,619,420 shares of our Series B-1 Preferred Stock outstanding which will convert pursuant to the terms thereof into common stock on a 1-for-11 basis, aggregating 94,813,620 shares of our common stock upon conversion.

Furthermore, Rowland W. Day II, our President and the Chairman of our Board of Directors has agreed to convert all principal and interest outstanding under the Founder Notes into common stock of the Company at a 25% discount to the per share price of this offering. The outstanding principal and interest under the Founder Notes is expected to aggregate approximately $644,983 as of January 29, 2025.

Convertible Note:

In December 2024, we issued $600,000 in convertible notes to two investors (the “2024 Convertible Notes”). The 2024 Convertible Notes do not accrue interest and automatically convert into common stock of the Company at a 25% discount to the per share price of our next equity financing aggregating $8.0 million in gross proceeds or, if not earlier converted, at the election of the holder thereof on or after six months from the date of issuance at a 25% discount to the volume weighted average trading price of our shares ten days prior to such conversion.

Transfer Agent and Registrar	Our transfer agent and registrar for our common stock is Securitize, LLC., formerly Pacific Stock Transfer Company.

(1)	The number of shares of common stock outstanding before this offering excludes: (i) the 2,068 shares of our Series A Preferred Stock outstanding (which are convertible into common on a 1-for-1.25 basis, aggregating 2,585 shares of common stock outstanding on an as-converted basis); (ii) 8,619,420 shares of our Series B-1 Preferred Stock outstanding (which are convertible into common on a 1-for-11 basis, aggregating 94,813,620 shares of our common stock on an as converted basis); (iii) outstanding options to purchase approximately 4,615,000 shares of our common stock with a weighted average exercise price of $0.43 per share; (iv) outstanding warrants to purchase 350,000 shares of our common stock with a weighted average exercise price of $1.29 per share; (v) shares of our common stock underlying the underwriters’ over-allotment option; and (vi) warrants to purchase up to shares of our common stock issuable to the Representative in connection with this offering at a price of 125% of the public offering price.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	The Reverse Stock Split on the basis of one share for every outstanding shares for each class of the capital stock of the Company, effective .
●	No exercise of the Representative’s Warrants;
●	No exercise of the underwriters’ over-allotment option;
●	No exercise of outstanding options or warrants described note (1) above; and
●	No sale of the Pre-Funded Warrants in this offering.

8

Summary Consolidated Financial Data

BALANCE SHEETS

	September 30, 2024 (Unaudited)	December 31, 2023

ASSETS
Current assets:
Cash	$24,254	$1,129,935
Accounts receivable	6,160	6,935
Prepaid and other current assets	16,192	6,820
Total current assets	46,606	1,143,690

Total assets	$46,606	$1,143,690

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$583,152	$522,917
Accrued expenses	23,031	-
Accrued expenses, related party	471,658	281,012
Deferred revenue	16,000	-
Note payable, related party	221,990	221,990
Senior secured notes payable, related party	549,000	-
Total current liabilities	1,864,831	1,025,919
Total liabilities	1,864,831	1,025,919

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 50,000,000 shares authorized,
Series A preferred stock, $0.001 par value, 2,068 shares authorized, 2,068 issued and outstanding	2	2
Series B-1 convertible preferred stock, $0.001 par value, 8,619,420 shares authorized, 8,619,420 shares issued and outstanding	862	862
Common stock, $0.001 par value, 500,000,000 shares authorized, 33,964,960 and 32,995,460 shares issued and outstanding, respectively	33,965	32,996
Additional paid in capital	34,998,705	33,992,707
Accumulated deficit	(36,851,759)	(33,908,796)
Total stockholders’ equity (deficit)	(1,818,225)	117,771
Total liabilities and stockholders’ equity (deficit)	$46,606	$1,143,690

STATEMENT OF OPERATIONS

	Nine months ended September 30, (Unaudited)		For the Years Ended December 31,
	2024	2023	2023	2022

Revenue	$14,354	$57,124	$70,903	$1,295
Total revenue	14,354	57,124	70,903	1,295

Operating expenses:
Research and development	653,732	540,092	757,267	157,650
General and administrative	1,672,388	3,455,292	4,074,187	669,550
Advertising and marketing	78,809	161,038	192,747	49,800
Legal and professional	491,733	387,809	464,930	434,499
Impairment expense	-	-	685,666	-

Total operating expenses	2,896,662	4,544,231	6,174,797	1,311,499

Loss from operations	(2,882,308)	(4,487,107)	(6,103,894)	(1,310,204)

Other expense:

Interest expense	(60,655)	(31,462)	(43,169)	(33,368)

Total other expense	(60,655)	(31,462)	(43,169)	(33,368)

Net loss	$(2,942,963)	$(4,518,569)	$(6,147,063)	$(1,343,572)

9

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus and the other information set forth or incorporated by reference in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. See also the information contained under the heading “Cautionary Statement Regarding Forward Looking Statements” above.

Risks Related to Our Operating History, Capital Structure, Financial Position and Capital Needs

The development of our technology, products, and services is highly competitive.

We will face intense competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products/services and thus may be better equipped than we are to develop and commercialize products/services. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products/services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

We are an early-stage company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

We are an early-stage company. We only recently acquired our principal language interpretation and translation business in June of 2022. We face all the risks faced by newer companies, including significant competition from existing and emerging competitors, many of which are established and have better access to capital. In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown factors. We will need to transition from an early-stage company to a company capable of supporting larger scale commercial activities. If we are not successful in such a transition, our business, results, and financial condition will be harmed.

We have not been profitable to date, and we expect operating losses for the near future. For the years ended December 31, 2023 and 2022, we had net revenue of approximately $70,903 and $1,295, respectively, and incurred net losses of approximately $6,147,063 and $1,343,572, respectively. While we have recently entered into certain contracts for the distribution and sale of our language translation solutions, there can be no assurance that these contracts will yield the expected results, generate any revenue or that we will not continue to incur net losses in the future. We may not succeed in expanding our customer base and service offerings and even if we do, may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Furthermore, we may not be able to control overhead expenses even where our operations successfully expand. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, diversify our product offerings, or even continue our operations.

Our audited financial statements for the years ended December 31, 2023 and 2022 included a statement from our independent registered public accounting firm that there is substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.

There is substantial doubt about our ability to continue as a going concern over the next twelve months and our independent registered public accounting firm has included a “going concern” explanatory paragraph in their report in our financial statements as of and for the years ended December 31, 2023 and 2022. The report is for the years ended December 31, 2023 and 2022 and does not take into account any proceeds we will receive in the proposed offering; however, if our operating results fail to improve, our financial condition will deteriorate which could render us unable to continue as a going concern.

We have a limited operating history from which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We only recently acquired our language and interpretation business in June of 2022. Accordingly, we have no significant history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all of the business risks associated with a new enterprise. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of our technology and the results of our clinical data. We anticipate that our operating expenses will increase for the near future. There can be no assurances that we will ever operate profitably. You should consider the Company’s business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

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New product development involves a lengthy, expensive and complex process.

There can be no assurance that we will be capable of developing and commercializing new products. New product development involves a lengthy, expensive and complex process. In addition, before we can commercialize any new product candidates, we will need to:

●	conduct substantial research and development;
●	test product viability; and
●	expend significant funds.

This process involves a high degree of risk and takes several years. Our product development efforts may fail for many reasons, including failure of the product at the research or development stage. In addition, as we develop product candidates, we will have to make significant investments in product development, marketing and sales resources.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

Our growth has placed, and may continue to place, significant demands on our organizational, administrative, and operational infrastructure, including operations, quality control, technical support and customer service, sales force management and general and financial administration. As we continue to grow, we will need to make significant investments in multiple divisions of our company, including in sales, marketing, product development, information technology, equipment, facilities, and human resources. We will also need to improve our operational, financial and management controls as well as our reporting systems and procedures.

If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations. Managing our planned growth effectively will require us to:

●	maintain a low cost of customer acquisition relative to customer lifetime value; and
●	successfully hire, train, and motivate additional employees, including additional personnel for our technology, sales and marketing efforts.

The expansion of our products and services and customer base may result in increases in our overhead and selling expenses. Any increase in expenditures in anticipation of future sales that do not materialize would adversely affect our profitability. In addition, if we are unable to effectively manage the growth of our business, the quality of our products may suffer and we may be unable to address competitive challenges, which would adversely affect our overall business, operations, and financial condition.

We have previously identified material weaknesses and significant deficiencies in our internal control over financial reporting for the years ended December 31, 2023 and 2022 and the six and nine month periods ended June 30, 2024 and September 30, 2024, respectively. If we experience additional material weaknesses in the future, we may not be able to accurately or timely report our financial condition or results of operations and investors may lose confidence in our financial reports and the market price of our common stock could be adversely affected.

We have identified material weaknesses and significant deficiencies in our internal control over financial reporting in connection with our assessment as of and for the years ended December 31, 2023 and 2022 and the six and nine month periods ended June 30, 2024 and September 30, 2024, respectively.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (1) the Company has no formal control process related to the identification and approval of related party transactions; (2) the Company lacks a formal and complete set of policies and procedures that cover the Company’s internal controls over financial reporting; (3) the Company did not maintain effective internal controls to assure proper segregation of duties; (4) and lack of resources to evaluate and review appropriate accounting treatment for certain complex areas, such as the treatment of deferred tax assets, unique transactions, and share based compensation.

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We have identified and initiated certain immaterial post-closing adjustments to our financial statements and implemented changes to our internal controls and policies as of December 31, 2023. Furthermore, in the course of preparing our fiscal year 2024 financial statements and reviewing comments from the Securities and Exchange Commission in relation to our Annual Report on Form 10-K for the year ended December 31, 2023, we identified errors in the financial statements of our unaudited financial statements for the periods ended June 30, 2024, and September 30, 2024 (the “Affected Periods”). The errors pertain to overstatements in general and administrative expenses and additional paid in capital amounting to approximately $576,160 for each of the six months ended June 30, 2023 and the nine months ended September 30, 2023, resulting from our using the stock price from our most recent offering rather than the market price. The impact of this error is limited to our results of operation, loss per share, and the error did not impact our revenue, or net equity. In light of these errors, we filed an amended and restated periodic report on Form 10-Q for the period ended September 30, 2024.

We have undertaken certain measures to address our internal control weaknesses, such as appointing independent directors to our board of directors. We plan to enact various additional measures using the proceeds of the offering and as we move from the product development phase to a more mature growth phase. In particular, our current Chief Financial Officer, Rowland W. Day II, is also our President and we plan to hire a dedicated Chief Financial Officer within the initial six months after completion of the offering and to hire additional accounting and operational staff as we expand our operations in the next few years. With these hires, we expect to continue to build a more experienced administrative organization with expertise to perform specific functions and to design and implement improved processes and internal controls. The planned remediation activities described above highlight our commitment to remediating our identified material weaknesses and will remain largely unchanged through the effective date of the registration statement of which this prospectus forms a part.

As we continue to evaluate and work to improve our internal control over financial reporting, our management may determine that additional or different measures to address control deficiencies or modifications to the remediation plan are necessary. Further, in the future we may determine that we have additional material weaknesses. Our failure to remediate the material weaknesses or failure to identify and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis, which could cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our common stock.

We will rely on our internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). More broadly, effective internal control over financial reporting is a necessary component of our business to seek to prevent and detect any fraud. Furthermore, as we grow, our business will likely become more complex, and we may require significantly more resources to develop and maintain effective controls. Designing and implementing an effective system of internal control over financial reporting is a continuous effort that requires significant resources, including the expenditure of a significant amount of time by senior members of our management team. Any failure to maintain effective internal control over financial reporting or to timely effect any necessary improvements to such controls could materially and adversely affect us. Additionally, ineffective internal control over financial reporting could also adversely affect our ability to prevent or detect fraud, harm our reputation and cause stockholders to lose confidence in our reported financial information.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until December 31, 2025. Moreover, as an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of December 31, 2025 and the date that we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse if it is not satisfied with the level at which our controls are documented, designed or operating.

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Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We have only recently become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We must design our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Risks Related to Our Business

We are dependent on our management team, and the loss of any key member of this team, or our failure to recruit and retain new personnel, may prevent us from implementing our business plan in a timely manner, or at all.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly our Chief Executive Officer Saul Leal, our President, Chief Financial Officer and Secretary, Rowland W. Day II. Our executive officers or key personnel could terminate their employment with us at any time without penalty. In addition, we do not maintain key person life insurance policies on any of our employees. The loss of one or more of these executive officers or key personnel could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

Additionally, our expansion plans are contingent on our ability to successfully recruit and retain new personnel to meet the needs of our expanded operations. Any failure to recruit new personnel could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be unable to adequately protect our brand and our other intellectual property rights.

We regard our patents, brand, customer lists, trademarks, domain names, trade secrets and similar intellectual property as critical to our success. We may rely on U.S. and international trademark, copyright and patent law, trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain protection in the United States or other countries for all our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may be unable to broadly enforce all our intellectual property rights. Any of our present or future patents, trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Any of our presently pending or future patent and trademark applications may never be granted. To date, we have applied for patent protection with respect to our business and products (e.g., products, systems, and processes for automated translation and transcription). Even if we are granted one or more patents, there is no guarantee that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. Even if they do, there is no guarantee that enforcement of our intellectual property will succeed in the courts, or that our intellectual property will be held valid if challenged during that process. Furthermore, our confidentiality agreements and other measures may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

We might be required to spend significant resources to apply for, obtain, monitor and protect, and enforce our intellectual property rights. For example, we may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or other proprietary rights or to establish the validity of such rights. However, we may be unable to discover or determine or prove the extent of any infringement, misappropriation or other violation of our intellectual property rights and other proprietary rights. Despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially and adversely affect our business, financial condition, and results of operations.

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In addition, our licensed technology platform may use open-source software. The use of such open-source software may subject us to certain conditions, including the obligation to offer, distribute, or disclose our licensed technology platform for no or reduced cost, make the proprietary source code subject to open-source software licenses available to the public, license our software and systems that use open-source software for the purpose of making derivative works, or allow reverse assembly, disassembly, or reverse engineering. We may periodically monitor our use of open-source software to avoid subjecting our technology platform to conditions we do not intend. However, if our licensed technology platform becomes subject to such unintended conditions, it could have an adverse effect on our business, financial condition, and results of operations.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

We may in the future be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future. Companies in the technology industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand any third-party claims or rights against their use.

Any dispute or litigation regarding patents or other intellectual property could be costly and time consuming due to the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products infringe on a third party’s proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed. Our intellectual property portfolio may not be sufficiently relevant or effective in asserting a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of our businesses we may rely on third party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in obtaining, protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. The loss of our patents, trademarks (e.g., the OneMeta brand or logo or other registered or common law trade names) or other intellectual property rights or a diminution in the perceived quality of products or services associated with the Company would harm our business. Our efforts to obtain or protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

We face risks from artificial intelligence.

Our products and services use artificial intelligence-powered translation technology. The use of artificial intelligence in our business presents risks and challenges, including that artificial intelligence algorithms may be flawed, datasets may be insufficient, erroneous, stale, or contain biased information, or translations made by artificial intelligence systems may be discriminatory, offensive, illegal, or otherwise harmful. Artificial intelligence can be based on machine learning that uses inputs that give rise to claims of copyright infringement. These risks, deficiencies and other failures of artificial intelligence systems could subject us to competitive harm, regulatory action, legal liability, and brand or reputational harm. In addition, there is no guarantee that our artificial intelligence powered translation products will be competitive or provide sufficiently fast and accurate translation services, so we could lose market share or be subject to harmful market feedback and reputational risk.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs to the Company, including reputational harm, and be a distraction to management and other employees.

We may be subject to significant liability that is not covered by insurance.

Although we believe that the extent of our insurance coverage is consistent with industry practice, any claim under our insurance policies may be subject to certain exceptions, may not be honored fully, in a timely manner, or at all, and we may not have purchased sufficient insurance to cover all losses incurred. If we were to incur substantial liabilities or if our business operations were interrupted for a substantial period, we could incur costs and suffer losses. Inventory, equipment, and business interruption losses may not be covered by our insurance policies. Additionally, insurance coverage may not be available to us at commercially acceptable premiums in the future, or at all.

If the reputation of our brand erodes significantly, it could have a material impact on our results of operations.

Our financial success is directly dependent on the consumer perception of our brand. The success of our brand may suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or its ability to attract consumers. Further, our results could be negatively affected if our brand suffers substantial damage to its reputation due to real or perceived quality issues or other actions by the Company or any of its executives. Our brand could also suffer if we fail to obtain the brand protection (e.g., trademarks) that we seek now or in the future. For example, if a competing company succeeds in opposing or canceling our trademarks, this could cause us to re-brand, which could cause significant costs and harm to the Company.

We may not be able to successfully implement our growth strategy for our brand on a timely basis or at all.

We believe that our future success depends, in part, on our ability to implement our growth strategy of leveraging our existing brand and products to drive increased sales. Our ability to implement this strategy depends, among other things, on our ability to:

●	successfully register trademarks and obtain similar intellectual property protection for our brand;
●	successfully compete in the product categories in which we choose to operate;
●	introduce new and appealing products and successfully innovate on our existing products;
●	develop and maintain consumer interest in our brand; and
●	increase our brand recognition and loyalty.

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We may not be able to implement this growth strategy successfully. Our planned marketing expenditures may not result in increased total sales or generate sufficient levels of consumer interest or brand awareness, and our high rates of sales and income growth may not be sustainable over time. Our sales and results of operations will be negatively affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

Technology failures or security breaches could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information as well as in the delivery of our services to customers Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel and customers depend on information technology.

Our information technology systems may be vulnerable to a variety of interruptions, as a result of updating our enterprise platform or due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breach or other breakdown results in disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm.

While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to this Offering

There is a limited existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity.

While our common stock is currently quoted on the Over-the-Counter markets (the “OTC”), there has been limited trading volume. An active market for our common stock may not develop following the completion of this offering, or if it does develop, may not be maintained. If an active trading market does not develop, or if the volume of trading in that market is limited, you may have difficulty selling any of our securities that you purchase. The public offering price for the securities will be determined by negotiations between us and the Representative of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may be unable to sell securities at prices equal to or greater than the price you paid in this offering.

Even if this offering is successful, we may need additional funding in order to grow our business.

To date, we have financed our operations through private placements of our equity and debt securities and borrowings under our revolving lines of credit. We have devoted substantially all our financial resources and efforts to developing our products, workforce, and manufacturing capabilities. Our long-term growth and success are dependent upon our ability ultimately to generate cash from operating activities. There is no assurance that we will be able to generate sufficient cash from operations or access the capital we need to grow our business. Our inability to obtain additional capital could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, to a greater extent than we can with our existing financial resources.

Our principal shareholders will continue to own large percentages of our voting stock after this offering, which will allow them to control substantially all matters requiring shareholder approval.

Immediately prior to this offering, Rowland W. Day II, the Chairman of our board of directors and our President, Chief Financial Officer and Secretary, indirectly through his family trust, beneficially owned in aggregate 49,849,610 shares of our common stock, and Saul I. Leal, a Director and our Chief Executive Officer beneficially owned in aggregate 49,549,610 shares of our common stock (in each case including 4,309,710 shares of our Series B-1 Preferred Stock on an as converted basis of 1 to 11 shares of our common stock), or 75.0% of our common stock collectively and, given the voting rights of the Series B-1 Preferred Stock of 35.2 to 1 share of our common stock, they collectively controlled approximately 90.3% of the voting power of our capital stock. In connection with this offering, Mr. Day and Mr. Leal have agreed to convert all of their shares of Series B-1 Preferred Stock they hold into common stock upon the completion of this offering and, accordingly, they will hold approximately ____% of the total outstanding shares of common stock upon the completion of the offering assuming no exercise of the over allotment option and no issuance of any Pre-Funded Warrants in this offering. The interests of these principal shareholders may conflict with the interests of other shareholders and, if these shareholders act together, they would be able to elect at least a majority of our board of directors and to control all other matters requiring approval by shareholders, including the approval of mergers or other business combination transactions, going private transactions and other extraordinary transactions, and the terms of any of these transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the market price for their shares of common stock.

Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;

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●	actual or anticipated fluctuations in our quarterly financial statements and results of operations, or those of other companies in our industry;
●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;
●	whether any securities analysts cover our stock;
●	issuance of new or changed securities analysts’ reports or recommendations, if any;
●	investor perceptions of our Company, the lithium battery and accessory industry;
●	the volume of trading in our stock;
●	changes in accounting standards, policies, guidance, interpretations, or principles;
●	sales, or anticipated sales, of large blocks of our stock;
●	additions or departures of key management personnel, creative, or other talent;
●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;
●	litigation and governmental investigations;
●	sales or distributions of our common stock by significant shareholders, the entity through which our controlling shareholder holds its investment, or other insiders;
●	natural disasters and other calamities; and
●	macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility, which could cause purchasers of our common stock to incur substantial losses.

Recently, the market prices and trading volume of shares of our common stock and the common stock of other small publicly traded companies with a limited number of shares available to purchasers, have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this offering, shares of our common stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our common stock in this offering to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our common stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our common stock and our other securities, access to margin debt, trading in options and other derivatives on our shares of common stock and any related hedging and other trading factors:

If there is extreme market volatility and trading patterns in our common stock, it may create several risks for investors in this offering, including the following:

●	the market price of our common stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;
●	if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses as prices decline once the level of market volatility has abated; and
●	if the future market price of our common stock declines, purchasers of shares of common stock in this offering may be unable to resell such shares at or above the price at which they acquired them. We cannot assure such purchasers that the market of our common stock will not fluctuate or decline significantly in the future, in which case investors in this offering could incur substantial losses.

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Further, we may incur rapid and substantial increases or decreases in our common stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

●	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;
●	our current inability to pay dividends or other distributions;
●	publication of research reports by analysts or others about us or the industry in which we operate, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;
●	changes in market valuations of similar companies;
●	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;
●	additions or departures of key personnel;
●	actions by institutional or significant stockholders;
●	short interest in our common stock or our other securities and the market response to such short interest;
●	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;
●	speculation in the press or investment community about our company or industries in which we operate;
●	strategic actions by us or our competitors, such as acquisitions or other investments;
●	investigations, proceedings, or litigation that involve or affect us;
●	the occurrence of any of the other risk factors included in this registration statement of which this prospectus forms a part; and
●	general market and economic conditions.

We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Any future credit facilities we obtain will likely contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major, if not exclusive, source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities may be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). There is no guarantee that such industry analysts will commence coverage of us or even if such analysts do commence coverage, if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

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You may be diluted by the future issuance of additional common stock in connection with our 2023 Equity Incentive Plan, acquisitions or otherwise.

As of the date of this prospectus, we have 500,000,000 shares of common stock authorized of which 466,035,040 were unissued. Our articles of incorporation authorize us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. Our 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) authorizes issuance of an initial maximum of 5,000,000 shares of common stock, subject to annual increases on the first day of each fiscal year of no more than 5.0% of the total outstanding shares of common stock as of the last day of each fiscal year through 2033. Any common stock that we issue, including stock issued under our 2023 Equity Incentive Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase common stock in this offering.

Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market following this offering, the market price of our securities could decrease significantly. The perception in the public market that our existing stockholders might sell securities could also depress our market price. Immediately prior to the initial closing of this offer and the conversion of all of the shares of Series B-1 Preferred stock into common stock, we will have approximately 37,790,943 shares of common stock outstanding. We, our directors, executive officers and significant stockholders are subject to the lock-up agreements described in “Underwriting” and also to the Rule 144 (as defined below) holding period requirements described in “Shares Eligible for Future Sale”. Following the expiration of the applicable lock-up period, our principal stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”). After this offering (assuming no exercise of the underwriters’ over-allotment option) and the expiration of the lock-up period, additional shares will be eligible for sale in the public market. The market price of shares of our common stock may drop significantly when the restrictions on resale by our existing stockholders lapse or when we are required to register the sale of our stockholders’ remaining shares of our common stock. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

As a public company, we could incur significant legal, accounting and other expenses not incurred in previous years. In addition, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), as well as rules promulgated by the SEC and Nasdaq, require us to adopt certain corporate governance practices applicable to U.S. public companies. These rules and regulations may increase our legal and financial compliance costs.

Pursuant to Section 404 of Sarbanes-Oxley (“Section 404”), we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Sarbanes-Oxley, as well as rules and regulations subsequently implemented by the SEC and Nasdaq, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant reporting obligations and regulatory oversight, and the continuous scrutiny of investors and analysts. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, operating results and financial condition.

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We are an “emerging growth company” and a “smaller reporting company” and have elected to comply with certain reduced reporting requirements applicable to emerging growth companies and smaller reporting companies, which could make our securities less attractive to investors.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies.

As a result, our shareholders may not have access to certain information they may deem important. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of the following: (i) the last day of the first fiscal year in which our annual revenues were at least $1.235 billion; (ii) the last day of the fiscal year following the fifth anniversary of this offering; (iii) the date on which we have issued more than $1.0 billion of non-convertible debt securities over a three-year period; or (iv) the last day of the fiscal year during which we meet the following conditions: (i) the worldwide market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least $700 million; (ii) we have been subject to U.S. public company reporting requirements for at least 12 months; or (iii) we have filed at least one annual report as a U.S. public company.

If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile. Emerging growth companies are exempt from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. An emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our shares of Common Stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution.

If you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the book value of your securities, because the price that you pay will be substantially greater than the net tangible book value per share of the common shares and warrants to acquire common shares that you acquire. The adjusted net tangible book value per share, calculated as of September 30, 2024 and after giving effect to the offering at an estimated public offering price of $          , is $           , resulting in dilution of your shares of $            per common share.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to have the Pre-Funded Warrants listed on the Nasdaq or any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants offered hereby will have no rights as holders of shares of common stock with until such holders exercise their Pre-Funded Warrants and acquire shares of our common stock, except as otherwise provided in the Pre-Funded Warrants.

Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock issuable upon exercise of such Pre-Funded Warrants, except to the extent that holders of such Pre-Funded Warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the federal securities laws, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company”. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds”.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If shares of our common stock are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of Nasdaq’s continued listing standards, shares of our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting from Nasdaq may materially impair the ability of stockholders to buy and sell shares of our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, shares of our common stock. The delisting of shares of our common stock could significantly impair our ability to raise capital and the value of your investment.

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As a “controlled company” under the rules of the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements which could have an adverse effect on our public stockholders.

Upon completion of this offering, Rowland W. Day II, the Chairman of our board of directors and our President, Chief Financial Officer and Secretary, will beneficially own in aggregate 49,849,610 shares of our common stock, and Saul I. Leal, a Director and our Chief Executive Officer will beneficially own in aggregate 49,549,610 shares of our common stock (in each case including 4,309,710 shares of our Series B-1 Preferred Stock on an as converted basis of 1 to 11 shares of our common stock, which conversion will be effected upon completion of this offering), or 75.0% of our common stock collectively. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”. A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Listing Rules, the requirement that our director nominees must be selected or recommended to the Board for determination, by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors, the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws, and the requirement that compensation of the chief executive officer must be determined, or recommended to the Board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its Board of Directors and that compensation for all other officers must be determined, or recommended to the Board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s Board of Directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

If shares of our common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $            (or approximately $        if the underwriters’ over-allotment option is exercised in full) from the sale of the shares offered by us in this offering, based on an assumed public offering price of $            per share, after giving effect to a proposed reverse stock split on the basis of one share for every            outstanding shares of common stock, as described elsewhere in this prospectus, and after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us and assuming no exercise of any Representative’s Warrants and no issuance of any Pre-Funded Warrants.

Each $1.00 increase or decrease in the assumed public offering price of $           per share, after giving effect to a proposed reverse stock split on the basis of one share for every               outstanding shares of common stock, as described elsewhere in this prospectus, would increase or decrease the net proceeds to us from this offering by $           , assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for              and general corporate purposes, including operating expenses and capital expenditures. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from this offering as described above, we may invest the net proceeds that we receive in this offering in short-term, investment grade, interest-bearing instruments. You will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions regarding the use of these proceeds.

The use of the proceeds represents our management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although the Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

We estimate that the net proceeds from this offering, together with our current cash and cash equivalents and cash receipts from sales, will be sufficient for us to fund our operating expenses and capital expenditure requirements through at least the next 12 months.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, current and anticipated capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Our ability to pay cash dividends on our common stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any additional indebtedness we may incur.

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CAPITALIZATION

The following table sets forth our cash and capitalization, as of September 30, 2024 on:

●	an actual basis; and

●	a pro forma as adjusted basis to give further effect to our issuance and sale of the shares being sold in this offering at an assumed public offering price of $ per share, after giving effect to a proposed reverse stock split on the basis of one share for every outstanding shares of common stock, as described elsewhere in this prospectus, after deducting the estimated underwriting discounts and commissions, non-accountable expense allowance and our estimated offering expenses and assuming no exercise of the over-allotment option and no sale of Pre-Funded Warrants.

The following table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

	As of September 30, 2024
	Actual	Pro Forma As Adjusted(1)(2)
Cash	$46,606	$
Total indebtedness	$1,864,831	$
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized,	-		-
Series A preferred stock, $0.001 par value, 2,068 shares authorized, 2,068 issued and outstanding	2
Series B-1 convertible preferred stock, $0.001 par value, 8,619,420 shares authorized, 8,619,420 shares issued and outstanding	862
Common stock(2); $0.001 par value per share; 500,000,000 shares authorized; 37,790,943(2) shares issued and outstanding, actual; shares issued and outstanding, pro forma; shares issued and outstanding pro forma as adjusted	33,965
Additional paid-in capital	34,998,705
Accumulated deficit	(36,851,759)
Total stockholders’ deficit	(1,818,225)
Total capitalization	$(471,560)	$

(1)	Assumes no exercise of the over-allotment option or the Representative’s Warrants.
(2)	37,790,943 shares were actually issued and outstanding as of September 30, 2024; immediately after the completion of the offering, there will be shares of common stock issued and outstanding (assuming no exercise of the over-allotment option or the Representative’s Warrants and no sale of the Pre-Funded Warrants) and giving effect to (i) the conversion of all 8,619,410 outstanding shares of B-1 Preferred Stock on a 1-for-11 basis into 94,813,620 shares of common stock of the Company upon the completion of the offering, (ii) conversion of the outstanding principal and interest under the Founder Notes of $_______ into common stock of the Company at a per share price equal to a 25% discount to the per share price of the shares offered hereunder and (iii) conversion of the 2024 Convertible Notes in aggregate principal amount of $600,000 into common stock of the Company at a price per equal to a 25% discount to the per share price of the shares offered hereunder.

A $1.00 increase (decrease) in the assumed public offering price of $             per share, after giving effect to a proposed reverse stock split on the basis of one share for every           outstanding shares of common stock, as described elsewhere in this prospectus, would increase (decrease) each of additional paid-in capital, total stockholders’ (deficit) equity and total capitalization on an as adjusted basis by approximately $          , assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the Representative’s Warrants and no sale of the Pre-Funded Warrants.

The number of shares of common stock outstanding as of September 30, 2024, as set forth in the table above excludes: (i) the 2,068 shares of our Series A Preferred Stock then outstanding (shares of Series A Preferred Stock are convertible into common on a 1-for-1.25 basis, aggregating 2,585 shares of common stock outstanding on an as-converted basis); (ii) 8,619,420 shares of our Series B-1 Preferred Stock outstanding (shares of Series B-1 Preferred Stock are convertible into common on a 1-for-11 basis, aggregating 94,813,620 shares of our common stock on an as converted basis); (iii) outstanding options to purchase approximately 4,615,000 shares of our common stock with a weighted average exercise price of $0.43 per share; (iv) outstanding warrants to purchase 350,000 shares of our common stock with a weighted average exercise price of $1.29 per share; (v)             shares of our common stock underlying the underwriters’ over-allotment option; and (vi) warrants to purchase up to              shares of our common stock issuable to the Representative in connection with this offering at a price of 125% of the public offering price.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is total tangible assets less our total liabilities, by the number of our outstanding shares of common stock as of September 30, 2024.

Our net tangible book value (deficit) as of September 30, 2024 was $(          ) and the total outstanding shares of common stock was 37,790,943. Accordingly, the net tangible book value as of September 30, 2024 was $(          ) per share of our common stock. Our net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities and convertible preferred stock, which is not included within our stockholders’ (deficit) equity. Historical net tangible book value per share represents net tangible book value (deficit) divided by the number of shares of our common stock issued as of September 30, 2024. This data is solely based on the historical amounts as shown in our balance sheet as of September 30, 2024.

After giving further effect to our sale of shares in this offering at an assumed public offering price of $           per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us for net proceeds of $          , or approximately $          per share. This represents an immediate increase in as adjusted net tangible book value per share of $            to our existing stockholders and an immediate dilution in as adjusted net tangible book value per share of approximately $             to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis as of September 30, 2024:

Assumed public offering price per share of common stock	$
Net tangible book value (deficit) per share September 30, 2024	$
Increase in unaudited as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering
Unaudited as adjusted net tangible book value per share after this offering
Dilution per share to new investors purchasing shares in this offering	$

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
(in thousands)
Existing stockholders			%	$		%	$
New investors			%			%
Total		100%		$	100%		$

The number of shares of common stock outstanding before this offering, as set forth in the table above, is based on 37,790,943 shares of our common stock outstanding immediately before this offering and excludes: (i) the 2,068 shares of our Series A Preferred Stock outstanding (which are convertible into common on a 1-for-1.25 basis, aggregating 2,585 shares of common stock outstanding on an as-converted basis); (ii) 8,619,420 shares of our Series B-1 Preferred Stock outstanding (which are convertible into common on a 1-for-11 basis, aggregating 94,813,620 shares of our common stock on an as converted basis and which the holders thereof have agreed to convert into common stock effective upon the completion of this offering); (iii) outstanding options to purchase approximately 4,615,000 shares of our common stock with a weighted average exercise price of $0.43 per share; (iv) outstanding warrants to purchase 350,000 shares of our common stock with a weighted average exercise price of $1.29 per share; (v)            shares of our common stock underlying the underwriters’ over-allotment option; and (vi) warrants to purchase up to              shares of our common stock issuable to the Representative in connection with this offering at a price of 125% of the public offering price. Unless otherwise indicated, this prospectus reflects and assumes (i) No exercise of outstanding options or warrants described above; (ii) no sale of the Pre-Funded Warrants in this offering; and (iii) the Reverse Stock Split of one share for each             outstanding shares for each class of the capital stock of the Company as effected on             .

To the extent that options are issued and exercised, or shares are issued under our 2023 Equity Incentive Award Plan as described elsewhere in this prospectus, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our historical performance, financial condition and future prospects in conjunction with the financial statements and related notes included elsewhere in this prospectus. The information provided below supplements, but does not form part of, our historical financial statements. This discussion includes forward-looking statements that are based on the views and beliefs of our management, as well as assumptions and estimates made by our management. Actual results could differ materially from such forward-looking statements as a result of various risk factors, including those that may not be in the control of management. For further information on items that could impact our future operating performance or financial condition, see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements, except as required by law.

Overview

OneMeta was originally incorporated as Promotions on Wheels Holdings, Inc., a Nevada corporation, on July 3, 2006. On December 26, 2008, the name of the Company was changed to Blindspot Alert, Inc. On September 11, 2009, the Company’s name was changed to WebSafety, Inc. On March 23, 2021, the Company’s name was changed to VeriDetx Corp. On June 8, 2021, the Company’s name was changed to WebSafety, Inc. On July 10, 2022, the Company’s name was changed to OneMeta AI. On June 20, 2023, the Company’s name was changed to OneMeta Inc.

Business Summary

We develop and market artificial intelligence products that eliminate language barriers in daily communications by providing high-quality, accurate, and efficient interpretation and translation services using natural language processing (NLP) technology. Our proprietary AI and machine learning architecture enable seamless translation and transcription of spoken and written words in seconds across multiple languages. Our VerbumSuite platform facilitates fluid and effective communication among individuals regardless of linguistic differences. With support for real-time conversations over-the-phone, virtual meetings, and online chats in over 140 languages and dialects, Verbum is reshaping how organizations, educational institutions, and customer service centers connect and collaborate. The Company develops and markets artificial intelligence products that eliminate language barriers in daily communications by providing high-quality, accurate, and efficient interpretation and translation services using natural language processing (NLP) technology. Our focus is on developing a proprietary architecture that is faster and more accurate than any other company, with a commitment to providing superior quality services to its customers. We intend to serve a wide variety of markets and customers and are focused on becoming a leader in the creation of products for the interpretation, translation, and transcription industries. Driven by a vision to create a more understanding world and revolutionize global communication, we are committed to solving complex problems with practical solutions. We recognize that artificial intelligence has the potential to turn good decisions into great ones, and we strive to harness this potential to drive positive change across industries.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, as well as related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates. There have been no material changes to our critical accounting policies and estimates as described in our Form 10-K.

Financial Operations Overview

Revenue

The Company is in a product development stage and has generated very limited revenue in the past, primarily by providing its language translation services to a limited number of customers. The Company expects to commence generating revenue pursuant to certain contracts into which it has recently entered:

●	On October 8, 2024, the Company entered into an “Original Equipment Manufacture” agreement with inContact, Inc. (“inContact”), a Delaware corporation. inContact is an affiliate of NICE Ltd., a company incorporated in Israel whose shares are traded on the Tel Aviv Stock Exchange and whose American Depositary Shares are traded on the Nasdaq Global Select Market. Nice is one of the largest customer service companies in the world. Pursuant to the Agreement, inContact will distribute and sell the Company’s OEM solutions, consisting of over-the-phone consecutive AI language transaction solutions to customers and inContact will pay fees to the Company based on usage of the Company’s OEM solutions. The Agreement has an exclusivity period of eighteen months and an initial term of three years.

●	One August 22, 2024, the Company entered into a Genesys AppFoundery ISV Partner Agreement with Genesys Cloud Services, Inc. (“Genesys”), a California corporation. Genesys manages the Genesys AppFoundry, a marketplace of solutions that offers Genesys customers a curated selection of integrations and applications. The agreement governs the Company’s non-exclusive participation as an AppFoundry ISV Partner in the Genesys AppFoundry Program. The Company has agreed to pay a non-refundable revenue share to Genesys during the term of the Agreement based on a percentage of the revenue invoiced by the Company or Genesys in connection with the sale of the Company’s software through the AppFoundry marketplace. The agreement may be terminated by either party without cause upon ninety (90) days written notice to the other party.

●	On July 22, 2024, the Company entered into an Independent Software Vendor Program Agreement with Five9, Inc. (“Five9”), a Delaware corporation. Five9 is a leading provider of intelligent cloud software and applications for contact centers. Pursuant to the Agreement, Five9 granted the Company a non-exclusive, worldwide, royalty-free, non-sublicensable and non-transferable license to access the Five9 developer account with the purpose of integrating the Company’s products and services and becoming an accredited vendor under Five9’s ISV program. The Company has agreed to pay a non-refundable ISV Program participation fee to Five9 for the initial one-year term of the agreement and for each one-year renewal term thereafter. Further, each party to the Agreement may receive referral fees from the other party for the referral of prospective customers.

The Company is currently in the “proof of concept” phase with respect to the inContact, Genesys and Five9 agreements and expects to begin generating revenue from these agreements in the near future; however, there can be no assurance that these contracts will yield the expected results or generate any revenue. In general, the Company intends to generate revenue through the following sources:

●	Subscription Model: The Company may offer its interpretation and translation services to customers on a subscription basis, with customers paying a monthly or annual fee to access the service.

●	Pay-Per-Use Model: The Company may generate revenue on a pay-per-use model, where customers pay for interpretation or translation services on a per-minute or per-word basis.

●	Licensing: The Company may license its proprietary NLP technology and architecture to other companies for a fee.

●	Training and Education: The Company generates revenue by offering training and education services related to interpretation and translation, such as online courses and in-person workshops.

●	Consultancy Services: The Company may generate revenue by offering consultancy services related to interpretation and translation, such as advising clients on best practices or providing customized solutions to meet their specific needs.

●	Partnerships and Collaborations: The Company may form both formal and informal relationships with other businesses or organizations to offer joint interpretation and translation services and generate revenue through a revenue-sharing agreement.

We currently have limited customer relationships and revenue. Although we currently have multiple discussions underway, there can be no assurance of us entering into additional service agreements and business relationships.

Operating Expenses

Operating expenses consist primarily of research and development, salaries and benefits, infrastructure and equipment, professional services and distribution and delivery.

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●	Research and Development: Developing and maintaining the proprietary NLP technology and architecture will be a significant future expense for the Company. This will include expenses related to hiring and retaining top talent, conducting research and development, and investing in technology infrastructure and equipment.

●	Salaries and Benefits: The Company plans to invest in hiring and retaining additional employees to perform various functions, such as software development, customer support, sales, and administration. This will include salaries, benefits, and other employee-related expenses.

●	Infrastructure and Equipment: The Company will invest in technology infrastructure and equipment to support its software development and distribution operations. This will include expenses related to servers, software licenses, hardware, and office equipment.

●	Professional Services: Depending on the Company’s needs, it may need to engage professional services such as legal, accounting, or consulting services, which would be an expense for the Company.

●	Distribution and Delivery: The Company will need to invest in distribution and delivery methods for its products, such as software updates, shipping, or online delivery. This will include expenses related to logistics, software licensing, or server maintenance.

Total Other Expense

Other expense consists primarily of interest expense from amortization of debt discounts, and other income from interest earned on notes receivable. It also includes any gains and loss attributable to the changes in fair market value from the derivative liabilities associated with the issuance of convertible notes.

Results of Operations

Comparison of the Nine Months Ended September 30, 2024 and 2023

The following table summarizes selected items from the statement of operations for the nine months ended September 30, 2024 and 2023, respectively.

	Nine months ended September 30,
	2024	2023	Change

Revenue	$14,354	$57,124	$(42,770)
Total revenue	14,354	57,124	(42,770)

Operating expenses:
Research and development	653,732	540,092	113,640
General and administrative	1,672,388	3,455,292	(1,782,904)
Advertising and marketing	78,809	161,038	(82,229)
Legal and professional	491,733	387,809	103,924

Total operating expenses	2,896,662	4,544,231	(1,647,569)

Loss from operations	(2,882,308)	(4,487,107)	1,604,799

Other expense:

Interest expense	(60,655)	(31,462)	29,193

Total other expense	(60,655)	(31,462)	29,193

Net loss	$(2,942,963)	$(4,518,569)	$(1,575,606)

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Revenue

Our revenue for the nine months ended September 30, 2024 was $14,354, compared to $57,124 for the nine months ended September 30, 2023, a decrease of $42,770 or 76.6%. Our revenue decreased between the period due to an overall decrease in the services delivered; however, we had little revenue for both periods as our products have been in the development stage and we have not secured any significant customer contracts.

Operating Expenses

Our total operating expenses for the nine months ended September 30, 2024, were $2,896,662, compared to $4,544,231 for nine months ended September 30, 2023, a decrease of $1,647,569 or 36.2%. The decrease in our operating expenses was primarily a result of a decrease in general and administrative expenses, from $3,455,292 for nine months ended September 30, 2023 to $1,672,388 for nine months ended September 30, 2024, which, in turn, was primarily attributable to the additional issuance of 1,772,800 shares of common stock and 2,946,074 shares of Series B-1 Convertible preferred stock to Saul Leal, pursuant to an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, in the nine months ended September 30, 2023 as stock based compensation to award Mr. Leal’s performance in integrating Metalanguage’s business into the Company following its Acquisition by the Company.

Other Expense

In the nine months ended September 30, 2024, other expense was $60,655. For the nine months ended September 30, 2023, other expense was $31,462. Other expense increased by $29,193 or 92.8% due to an increase in interest expense as a result of the issuance of our senior secured notes to a related party during the nine months ended September 30, 2024.

Net Loss

Net loss for the nine months ended September 30, 2024 was $2,942,963, compared to $4,518,569 for the nine months ended September 30, 2023, a decrease of $1,574,606. The decrease in net loss was primarily due to a $1,647,569 decrease in operating expenses.

Comparison of the Years Ended December 31, 2023 and 2022

The following table summarizes selected items from the statement of operations for the years ended December 31, 2023 and 2022, respectively.

	For the Years Ended December 31,
	2023	2022	Change

Revenue	$70,903	$1,295	$69,608
Total revenue	70,903	1,295	69,608

Operating expenses:
Research and development	757,267	157,650	599,617
General and administrative	4,074,187	669,550	3,404,637
Advertising and marketing	192,747	49,800	142,947
Legal and professional	464,930	434,499	30,431
Impairment expense	685,666	-	685,666

Total operating expenses	6,174,797	1,311,499	4,863,298

Loss from operations	(6,103,894)	(1,310,204)	(4,793,690)

Other expense:

Interest expense	(43,169)	(33,368)	(9,801)

Total other expense	(43,169)	(33,368)	(9,801)

Net loss	$(6,147,063)	$(1,343,572)	$(4,803,491)

Revenue

Revenue for 2023 was $70,903 as compared to $1,295 for 2022. We had little revenue for both periods as our products have been in the development stage and we have not secured any significant customer contracts.

Operating Expenses

Total operating expenses for 2023 were $6,174,797 as compared to $1,311,499 for 2022. The increase was primarily attributable to an increase in general and administrative expenses of $3,404,637 from our expanded operations and increased research and development costs in building out our product offering commencing from the Acquisition of Metalanguage in the third quarter of 2022 and as a result of the additional issuance of 1,772,800 shares of common stock and 2,946,074 shares of Series B-1 Convertible preferred stock to Saul Leal, pursuant to an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, in 2023 in recognition of his efforts integrating Metalanguage’s business into the Company. The increase was also attributable to a software impairment expense of $685,666 incurred in 2023 from recognition that certain existing software was not marketable to, or usable by, customers for its desired purpose.

Other Expense

Other expense was $43,169 for 2023 and $33,368 for 2022. Other expense increased by $9,801 or 29.4% due to an increase in interest expense as a result of increased outstanding borrowings in 2023.

Net Loss

As a result of our operating expenses increasing significantly beyond the increase in our revenues, we had net loss of $6,147,063 for 2023 as compared to $1,343,572 for 2022.

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Liquidity and Capital Resources

The following table summarizes our total current assets, liabilities and working capital as of September 30, 2024 and December 31, 2023.

	September 30, 2024	December 31, 2023
Current Assets	$46,606	$1,143,690

Current Liabilities	$1,864,831	$1,025,919

Working Capital (Deficit)	$(1,818,225)	$117,771

As of September 30, 2024, we had a working capital deficit of $1,818,225. We have incurred net losses since our inception and we anticipate net losses and negative operating cash flows for the near future and we may not be profitable or realize growth in the value of our assets. To date, our primary sources of capital have been cash generated from common stock sales and debt financing. While these sources of capital have primarily been from third party investors, they have also included loans from Mr. Rowland W. Day II, our President and CFO. In connection with this offering, Mr. Day has agreed, upon completion of the offering, to convert all principal and interest under the Founder Notes into common stock of the Company at a 25% discount to the price each share of our common stock is offered in this offering. The outstanding principal and interest under the Founder Notes are expected to aggregate approximately $644,983 as of January 29, 2025.

As of September 30, 2024, we had cash of $24,254, total liabilities of $1,864,831, and an accumulated deficit of $36,851,759. As of December 31, 2023, we had cash of $1,129,935, total liabilities of $1,025,919, and an accumulated deficit of $33,908,796.

We believe that our existing cash, funds from this offering, and expected revenues will be sufficient to meet our capital requirements and fund our operations for the next 12 months. Where this offering is unsuccessful, we expect to use proceeds from the issuance of equity, debt financings, or other capital transactions to fund our operations and satisfy our liquidity requirements. If we fail to increase our revenue, raise capital or enter into such agreements as and when needed, we may have to significantly delay, scale back or discontinue our operations or the development and commercialization of one or more of our products. Where this offering is successful, we may decide to raise additional financing, in addition to the net proceeds from this offering, to support further growth of our operations.

Common Stock Sales

During the three months ended March 31, 2024, we sold 87,500 shares of our common stock at $0.40 per share for aggregate proceeds of $35,000. During the three months ended June 30, 2024, we sold 582,000 shares of our common stock at $0.80 per share and for net proceeds of $465,600. During the three months ended September 30, 2024, we sold 300,000 shares of our common stock at $0.75 per share for aggregate proceeds of $225,000.

During the year ended December 31, 2023, we sold 6,023,067 shares for aggregate proceeds of $3,107,120. During the year ended December 31, 2022, we sold 3,563,753 shares of our common stock shares for aggregate proceeds of $1,325,501.

Funding Requirements

We use our cash to fund our operations, which primarily include the costs of our operating expenses, including general and administrative expenses, advertising and marketing, legal and professional, and research and development. We expect our operating expenses to increase for the foreseeable future as we continue to invest in expanding our research and development initiatives and as we continue to expand our sales and marketing infrastructure and programs to both drive and support anticipated sales growth. In addition, we expect our general and administrative expenses to increase for the foreseeable future as we hire personnel and expand our infrastructure to both drive and support the anticipated growth in our organization. We also expect to incur additional expenses as a result of operating as a public company and also expect to increase the size of our administrative function to support the growth of our business. The timing and amount of our operating expenditures will depend on many factors, including:

●	the research and development activities we intend to undertake in order to improve our existing products and development new products and solutions;
●	the costs of our ongoing commercialization activities in the United States and elsewhere, including expanding territories, increasing sales and marketing personnel, actual and anticipated product sales, and marketing;
●	whether or not we pursue acquisitions or investments in businesses, products or technologies that are complementary to our current business;
●	the degree and rate of market acceptance of our products;
●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
●	the costs of defending against any possible legal claims against the Company, including potential infringement claims or other intellectual property disputes and related diligence and analysis;

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●	our need to implement additional infrastructure and internal systems;
●	the emergence of competing products or other adverse market developments;
●	the expenses needed to attract and retain skilled personnel; and
●	the costs associated with being a public company.

We have based this estimate on assumptions that may prove to be incorrect, and we could utilize our available capital resources sooner than we expect. We may seek to raise any necessary additional capital through public or private equity offerings or debt financings, credit or loan facilities or a combination of one or more of these or other funding sources. Additional funds may not be available to us on acceptable terms or at all. If we fail to obtain necessary capital when needed on acceptable terms, or at all, we could be forced to delay, limit, reduce or terminate our product development programs, commercialization efforts or other operations. If we raise additional funds by issuing equity securities, our stockholders will suffer dilution and the terms of any financing may adversely affect the rights of our stockholders. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. If we raise additional capital through collaborations agreements, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product or grant licenses that may not be favorable to us. Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of our equity securities received any distribution of our corporate assets.

Cash Flow

The following table sets forth the primary sources and uses of cash for the periods presented below:

	Nine Months Ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
Net cash used in operating activities	$(2,380,281)	$(1,545,458)	$(2,377,888)	$(722,145)
Net cash used in investing activities	-	-	-	(210,000)
Net cash provided by financing activities	1,274,660	1,358,000	3,107,120	1,325,501

Net change in cash	$(1,105,681)	$(1,105,681)	$729,232	$393,356

Net Cash Used in Operating Activities

Net cash used in operating activities was $2,380,281 for the nine months ended September 30, 2024, compared to $1,545,458 for the nine months ended September 30, 2023, an increase of $834,823. The change was primarily attributable to the increase in our increased net loss between the periods as we expanded operations and as partially offset by increases in prepaid and other current assets and stock-based compensation. Net cash used in operating activities was $2,377,888 for the year ended December 31, 2023, compared to $722,145 for the year ended December 31, 2022, an increase of $1,655,743. The increased funds used in operating activities was primarily due to our net loss, as we expanded operations in the year ended December 31, 2023.

Net Cash Used in Investing Activities

We had no net cash used in investing activities for the nine months ended September 30, 2024 or 2023. We had no net cash used in investing activities the year ended December 31, 2023, compared to $210,000 for the year ended December 31, 2022. The funds used in investing activities in 2022 was primarily due to the purchase of software.

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Net Cash Provided by Financing Activities

Net cash provided by financing activities was $1,274,660 for the nine months ended September 30, 2024, compared to $1,358,000 for the nine months ended September 30, 2023, a decrease of $83,340. The decrease in cash provided by financing activities was primarily attributable to our decrease in sales of our common stock which were partially offset by increases in proceeds from senior secured notes payable to a related party. Our net cash provided by financing activities was $3,107,120 for the year ended December 31, 2023, compared to $1,325,501 for the year ended December 31, 2022, an increase of $1,781,619. Our increased cash provided by financing activities was primarily attributable to increased sales of our common stock to fund our expanding operations.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements, such as structured finance, special purpose entities, or variable interest entities during the years ended December 31, 2023 and 2022.

Critical Accounting Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in Note 2 of our financial statements included in this prospectus, we believe the following discussion addresses our most critical accounting policies and estimates, which are those that are most important to our financial condition and results of operations and require our most difficult, subjective and complex judgments.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

Stock-Based Compensation

All stock-based awards to employees and non-employee contractors, including any grants of stock and stock options, are measured at fair value at the grant date and recognized over the relevant vesting period in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Stock based awards to non-employees are recognized as a selling, general and administrative expense over the period of performance. Such awards are measured at fair value at the date of grant. In addition, for awards that vest immediately, the awards are measured at fair value and recognized in full at the grant date.

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We estimate the fair value of each stock-based award containing service and/or performance conditions on the grant date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate and dividend yield. There is no active external or internal market for our common stocks. The assumptions used in our Black-Scholes option valuation model represent management’s best estimates at the time of measurement. These estimates are complex and involve several variables, uncertainties, and assumptions and the application of management’s judgment. If any assumptions change, our stock-based compensation expense could be materially different in the future. Thus, it was not possible to estimate the expected volatility of our stock price in estimating fair value of options granted. Accordingly, as a substitute for such volatility, we used the historical volatility of the common stock of other companies in the same industry over a period commensurate with the expected term of the options awarded. We use the simplified method of calculation for estimating expected term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We do not anticipate that dividends will be distributed in the near future. Forfeitures are recorded as they occur, and when they occur compensation expense previously recognized is reversed in the period of the forfeiture. Option awards are generally granted with an exercise price equal to the fair value of our common stock at the date of grant.

Because there has been a limited existing market for our common stock, the fair value of the common stock underlying the stock options has historically been determined at the time of grant of the stock option by considering a number of objective and subjective factors, including sales of common stocks, third-party valuations performed, important developments in our operations, actual operating results and financial performance, the conditions in the translation and transcription industry and the economy in general, and the stock price performance, volatility of comparable public companies, and an assumption for a discount for lack of marketability, among other factors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents. As of December 31, 2023 and 2022, there were no cash equivalents.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates in the accompanying financial statements involving the valuation of common stock and stock-based compensation.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rates.

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net loss per share are presented for basic and diluted per share calculations for the year ended December 31, 2023 and 2022, reflected in the accompanying statement of operations.

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Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and, accordingly, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result, our financial statements and interim financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest of (i) the last day of our first fiscal year in which we have total annual gross revenues of $1.235 billion or more, (ii) the last day of the first fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, with at least $700 million of equity securities held by non-affiliates as of the end of the last business day of the second quarter of that fiscal year, (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities, or (iv) the last day of our fiscal year after the fifth anniversary of the date of the completion of this offering.

Smaller Reporting Company

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Going Concern

Our audited financial statements for the years ended December 31, 2023 and 2022, included a statement from our independent registered public accounting firm that there is a substantial doubt about our ability to continue as a going concern, and a continuation of negative financial trends could result in our inability to continue as a going concern.

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BUSINESS

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “OneMeta,” “the Company,” “we,” “us,” and “our” in this prospectus refer to OneMeta Inc.

Company Overview

Business Summary

We develop and market proprietary artificial intelligence (AI) based products that eliminate language barriers in daily communications through real-time voice-to-voice interpretation and translation services using natural language processing (NLP) technology. Our proprietary AI and machine learning architecture enables seamless high quality, accurate, and efficient multi-modal translation and transcription of spoken and written words across 140+ languages in seconds. This architecture is built using a combination of: (i) internal proprietary datasets gathered and processed by the Company for training and optimizing our AI models; (ii) publicly available open-source language models and third-party-based models to which the Company applies its own proprietary dataset to train the models with organic and synthetic data to supplement the Company’s models; and (iii) in certain areas, pretrained models or APIs from third-party providers to enhance specific capabilities, such as dialect recognition or cultural adaptation. With respect to third-party resources, the Company complies with all applicable license and agreements governing permitted commercial use of such sources. Our focus is to develop and commercialize the fastest and most accurate translation service capabilities to provide superior user experiences than similar transcription and closed captioning products available on the market. Our technology addresses critical gaps in global communication by providing an affordable, scalable, and user-friendly alternative to traditional language solutions. Our propriety design ensures high accuracy (up to 95%) and low latency (under one second), delivering seamless real-time communication, as determined from internal benchmarks conducted under real-world conditions using diverse datasets across over 120 languages and testing protocols designed to simulate common use cases in multilingual communication.

Our VerbumSuite platform facilitates fluid and effective communication among individuals regardless of linguistic differences. With support for real-time conversations over-the-phone, virtual meetings, and online chats in over 140 languages and dialects, we believe Verbum is reshaping how organizations, educational institutions, and customer service centers connect and collaborate. While transcription and closed captioning provide textual representations of spoken words, they do not enable live dialogue in multiple languages. Our voice-to-voice translation fosters immediate, dynamic interactions, allowing participants to communicate as if speaking the same language. Real-time voice translation allows individuals to converse fluidly without delays or language barriers, fostering direct collaboration and enhancing productivity. AI models powered by Natural Language Understanding (NLU) adapt translations based on regional dialects and cultural context, ensuring accurate and culturally appropriate interpretations. This mitigates risks of miscommunication or unintentional offense. Voice-to-voice AI also eliminates barriers for users who are illiterate or have disabilities that prevent them from reading captions, enabling universal participation in conversations and events.

We intend to serve a wide variety of markets and customers and focus on becoming a leader in the creation of products for the interpretation, translation, and transcription industries. Driven by a vision to create a more understanding world and revolutionize global communication, we are committed to solving complex problems with practical solutions.

Our Mission

Our Mission is to elevate communication with AI solutions that enable a world where communication is borderless allowing people to connect, collaborate, and thrive regardless of language. We understand the power of artificial intelligence in transcending language barriers and enhancing human interaction. Where innovation meets practicality in the realm of multilingual communication, we believe that we are pioneers in developing cutting-edge technologies that address everyday communication challenges with unprecedented efficiency.

Our Market Opportunity

We believe that we are well positioned to capitalize on the growing $58.9 billion language services market (as estimated in a publicly available 2023 report by Cognitive Market Research). With our AI-driven Verbum solutions, we offer real-time, over-the-phone translation, live event captioning, and online meeting transcription services. These products are designed to serve multiple sectors, including legal, education, finance, and healthcare, with a specific focus on enhancing communication across language barriers. Businesses offering multilingual support can improve internal alignment, customer satisfaction, retention, and brand reputation in diverse markets.

The language services market is estimated to grow at a compound annual growth rate of 6.2% from 2023-2030 according to a publicly available 2023 report by Cognitive Market Research, driven by increased cross-border contact from globalization, growing multinational businesses, remote work, e-commerce and multilingual customer service as well as government programs that support accessibility and multilingualism. Additionally, governments and organizations are mandating language accessibility, including subtitles for hearing-impaired individuals and translation of public information for diverse populations. Advances in NLP technology are expected to accelerate this growth by making language services faster, cheaper, and more accurate, driving adoption across industries.

Our Products

Our current VerbumSuite products described in detail below are built on our proprietary and patented systems and methods for substantially real-time speech, transcription, and translation technology. We are also developing additional proprietary products and features to expand the service capabilities built on our core technological foundation.

Verbum. Verbum supports real time web-based conversations, discussions, meetings, and online chats in 140 languages, enabling fluent and effective communication among individuals that do not speak the same language. This product is distributed through our online platform, direct sales to businesses and organizations, and we are attempting to develop partnerships with existing video conferencing providers. The competitive position is against other video conferencing providers that also offer live interpretation services, such as Microsoft Teams, Zoom and Google Meet. We believe our main competitors are organizations that supply human interpreters which can be ten times more expensive than our Verbum product. The Verbum product is available to customers at a wholesale price of $0.30 to $0.36 per minute, as compared to human interpreters, which can range from $45.00 to $150.00 per hour, or $1.25 to $3.00 per minute.(1) The primary market for our Verbum product is for organizations or individuals that require real-time interpretation services.

(1) As reported in “Medical Interpreters in Outpatient Practice”, available at https://pmc.ncbi.nlm.nih.gov/articles/PMC5758324/.

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VerbumOnSiteTM - real time translation powered by AI.

●	Multilingual Events - unlocks the power of seamless communication at live events through real-time translation and captioning services. Attendees can effortlessly scan a QR code to access real-time captions in over 140 languages directly on their phones.
●	Ease of Integration - integrates into the event setup, ensuring a smooth and hassle-free experience for organizers and attendees. User-friendly, web-based design and compatibility incorporates powerful multilingual features without technical complexities.
●	Inclusive Communication - committed to breaking language barriers and making events accessible to all such as for those with hearing disabilities. Our solution provides real-time, multilingual closed captions, ensuring full engagement in conversations and presentations and fostering an inclusive event experience.
●	Currently available for use in live events requiring multilingual support.

VerbumCallTM - AI-powered over-the-phone interpretation with no app or internet required.

●	Multilingual Calls - unlocks the power of seamless communication over the phone; similar to having a translator readily available in 140+ languages. VerbumCall transforms any mobile device into a personal translator without the need for internet connection or additional applications.
●	Ease of Integration - integrates into the users current systems incorporating powerful multilingual calls without technical complexities.
●	Scalable & Confidential - offers a scalable solution that adapts to the users business needs, whether making one call or thousands of calls. Our AI-powered conversations enable calls to be private and secure, ensuring business communications are confidential and protected.
●	Currently available for integration with major Contact Center as a Service (CCaaS) providers.

VerbumTM for Microsoft Teams - AI Translation for Multilingual Meetings.

●	Enhances the Microsoft Teams experience by facilitating multilingual groups to come together in meetings. Enables collaborators from all over the world to work together without language barriers. Each attendee chooses the language that they will be speaking in and the language in which they want to see captions and chat. As each person speaks in their preferred language from a list of 140+ languages, it is translated in near real-time for the rest of the group.
●	When a user selects their preferred language, it does not impact the other users in the meeting. The system allows each user to understand and be understood using their preferred language.
●	Translates chat messages into 3 selected languages in near real-time to allow flow of communication.
●	Enables a transcript function allowing the user to upload documents that can be translated into 95+ languages and shared with the whole team.
●

No formal legal or commercial agreement is required with Microsoft for the operation of this product within Microsoft Teams. The Company fully complies with Microsoft’s comprehensive development, publishing, and certification standards to ensure functionality, security and accessibility.

●	Integration with Microsoft Teams is achieved through Microsoft Teams APIs and compliance with a detailed manifest that undergoes thorough third-party review. The manifest governs Verbum’s features and ensures secure, real-time multilingual translation capabilities, including captions and chat translations for over 120 languages. Verbum interacts with Microsoft Teams by processing real-time meeting audio and chat data (with user permission) to deliver high-accuracy, AI-powered translations directly within the Microsoft Teams interface.
●	Fully operational and available to users.

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Verbum SDK. Verbum Software Developer Kit allows software programmers, potential channel partners, and corporate development teams to integrate our powerful multilingual communications platform Verbum™ — into new or existing Software-as-a-Service applications and/or client/server programs, helping them remove communications barriers for multinational organizations and/or those serving customers who speak/read different languages. This product may be distributed through partnerships with software developers or through direct sales to businesses and organizations that require interpretation services for their software. The competitive position would be against other software development kit providers that also offer interpretation services, such as Microsoft Azure or Amazon Translate. The expected market for this product is software developers and businesses that require interpretation services for their software applications.

Revenue Model

In general, the Company intends to generate revenue through the following sources:

●	Subscription Model: The Company may offer its interpretation and translation services to customers on a subscription basis, with customers paying a monthly or annual fee to access the service.

●	Pay-Per-Use Model: The Company may generate revenue on a pay-per-use model, where customers pay for interpretation or translation services on a per-minute or per-word basis.

●	Licensing: The Company may license its proprietary NLP technology and architecture to other companies for a fee.

●	Training and Education: The Company generates revenue by offering training and education services related to interpretation and translation, such as online courses and in-person workshops.

●	Consultancy Services: The Company may generate revenue by offering consultancy services related to interpretation and translation, such as advising clients on best practices or providing customized solutions to meet their specific needs.

●	Partnerships and Collaborations: The Company may form both formal and informal relationships with other businesses or organizations to offer joint interpretation and translation services and generate revenue through a revenue-sharing agreement.

Sales & Marketing

Our sales and marketing strategy focuses on targeting clients and channel partners that are leaders in high-demand sectors such as: Global CCaaS providers (Contact Center as a Service), Global BPO providers (Business Process Outsource), GSI (Global System Integrators) that are in industries such as healthcare, banking, finance, government, education and worldwide religious institutions. Sales and marketing will play a critical role in the next phase of our growth, with investments in our team and leadership. We see significant opportunities to grow into new markets and verticals. Increased sales and marketing efforts will enable us to capitalize on the momentum that we are building, and we expect to continue expanding resources to grow our team.

Multilingual Public Services

AI can provide real-time translation at public service centers, hospitals and schools to help non-native speakers with professional interpretation.

Tourism

Cities, hotels and airports can help visitors and industry workers to communicate naturally in their own language.

Emergency Response

AI can translate emergency calls in real-time, ensuring prompt and accurate response regardless of the caller's language.

Business and Commerce

Stores can use AI translators to assist customers who speak different languages, improving the shopping experience.

Community engagement

AI interpretation can be used during city public forums, allowing non-native speakers to participate and understand proceedings.

Legal

Real-time translation during legal proceedings, ensuring fairness and comprehension for non-native speakers.

IoT Integration

Smart devices and city infrastructure can offer multilingual interfaces and assistance through AI, making them accessible to a broader audience.

Cultural & Events

Institutions can use AI to offer captioning and translation to make inclusive events

Our Growth Strategy

OneMeta’s growth strategy includes expanding its technological capabilities to support more languages and refining AI language models to improve accuracy to up to 95%. The Company plans to enhance user experience by integrating its services seamlessly across platforms like Microsoft Teams.

OneMeta aims to grow its market share by targeting essential services sectors such as financial institutions, legal services, healthcare providers, and government agencies, providing essential communication tools for multilingual interactions. Moreover, integration with software cloud providers is a key area of focus as we look to deploy our technology in what Reportlinker estimated to be a $339 billion call center industry as of 2020. We see the market for voice-to-voice translation as a blue ocean, due to the lack of alternatives currently available on the market. We also anticipate the benefit of first movers’ advantage due to the quality of relationships we have developed with key sales channel distributors and video conference providers.

Key Strategic Global Partnerships

The Company has recently entered into several strategic partnerships:

●	On October 8, 2024, the Company entered into an “Original Equipment Manufacture” agreement with inContact, Inc. (“inContact”), a Delaware corporation. inContact is an affiliate of NICE Ltd., a company incorporated in Israel whose shares are traded on the Tel Aviv Stock Exchange and whose American Depositary Shares are traded on the Nasdaq Global Select Market. Nice is one of the largest customer service companies in the world. Pursuant to the Agreement, inContact will distribute and sell the Company’s OEM solutions, consisting of over-the-phone consecutive AI language transaction solutions to customers and inContact will pay fees to the Company based on usage of the Company’s OEM solutions. The Agreement has an exclusivity period of eighteen months and an initial term of three years.

●	One August 22, 2024, the Company entered into a Genesys AppFoundery ISV Partner Agreement with Genesys Cloud Services, Inc. (“Genesys”), a California corporation. Genesys manages the Genesys AppFoundry, a marketplace of solutions that offers Genesys customers a curated selection of integrations and applications. The agreement governs the Company’s non-exclusive participation as an AppFoundry ISV Partner in the Genesys AppFoundry Program. The Company has agreed to pay a non-refundable revenue share to Genesys during the term of the Agreement based on a percentage of the revenue invoiced by the Company or Genesys in connection with the sale of the Company’s software through the AppFoundry marketplace. The agreement may be terminated by either party without cause upon ninety (90) days written notice to the other party.

●	On July 22, 2024, the Company entered into an Independent Software Vendor Program Agreement with Five9, Inc. (“Five9”), a Delaware corporation. Five9 is a leading provider of intelligent cloud software and applications for contact centers. Pursuant to the Agreement, Five9 granted the Company a non-exclusive, worldwide, royalty-free, non sublicensable and non-transferable license to access the Five9 developer account with the purpose of integrating the Company’s products and services and becoming an accredited vendor under Five9’s ISV program. The Company has agreed to pay a non-refundable ISV Program participation fee to Five9 for the initial one-year term of the agreement and for each one-year renewal term thereafter. Further, each party to the Agreement may receive referral fees from the other party for the referral of prospective customers.

Competition

The artificial intelligence language translation industry is nascent and characterized by rapidly advancing technologies and a strong emphasis on proprietary products. Our competition includes traditional language service providers such as human translators and transcription technology services developed by similar early-stage companies. While the traditional language service providers industry is large and mature, there are significant barriers to growth due to the lack of scalability of human-to-human interpretation and the ineffectiveness of providing a seamlessly fluid conversational experience. There are several early stage businesses who have developed technology for the purpose of voice-to-text closed captioning or generative text-to-voice capabilities, but we believe the practicality of these services diminishes their growth potential as it remains an unnatural form of communication, requires a minimum literacy adequacy for users, and presents challenges to productivity due to the additional cognitive load required to type or read language, Major companies worldwide, such as Microsoft and Amazon have explored the development of similar technologies, but are unable to move at the speed and agility of growth-stage firms which will lead to a slow roll out, if developed.

The key competitive factors affecting the success of our products are likely to be the speed of translation, translation accuracy and comparative pricing.

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Our Competitive Strengths

In comparison to the current alternatives available in the language services industry, we believe OneMeta maintains significant competitive advantages. Human translators are costly and limited by availability, particularly for specialized dialects or niche languages. AI translation eliminates delays caused by manual interpretation and ensures instant access to language services, regardless of location or time zone. This makes it an ideal solution for businesses, events, and individual users needing immediate communication..

Our AI scales affordably and provides broad linguistic coverage, handling simultaneous conversations across languages without requiring additional resources. While transcription and closed captioning provide textual representations of spoken words, they do not enable live dialogue in multiple languages. Our voice-to-voice translation fosters immediate, dynamic interactions, allowing participants to communicate as if speaking the same language. Closed captioning introduces a pause between speech and text display due to processing time. By leveraging low-latency AI models, OneMeta enables simultaneous interpretation, maintaining conversational fluidity.

Our solutions stand out in the competitive landscape because of our high translation accuracy, real-time on-demand services, and extensive language support. Our ability to integrate with popular communication platforms like Microsoft Teams enhances our attractiveness to corporate clients who require efficient multilingual communication tools within their existing workflows.

Because there is a high barrier to entry in the artificial intelligence language translation industry, the number of full solution platform providers is limited. We believe it takes many years of significant investment, expertise, and know how to build a robust solution. It then takes further time and resources to make the solutions competitive, mature, and viable for adoption globally and in multiple languages and regions. We believe we have achieved success to date through technology and business model innovation as well as by obtaining key strategic global partnerships that well position us for future growth.

Research and Development

Research and Development have been the foundation of our company since its origin. Our research and development organization is comprised of employees who are responsible for the design, development and testing of our AI and software solutions, including software engineers, quality engineers, data scientists, data engineers, product managers and user experience designers. We have invested significantly in our technology by leveraging advanced technologies across signal processing, speech recognition, machine learning and more. The complexities of our design and the associated technological breakthroughs have required significant research and development activities to design for commercial use. We continue to explore different innovation strategies to strengthen our capabilities.

In particular, we are continually working to improve the speed and accuracy of our solutions and make customer adoption easier and faster. We have protected our innovations throughout with patents and trade secrets, and we have continued to strengthen our competitive positioning by staying on top of the latest advancements in the industry. We expect to continue to keep research and development innovation and product quality at the forefront of our strategy and core focus.

Government and Non-Government Regulation

OneMeta operates in an environment influenced by data privacy and security regulations. Compliance with global standards such as GDPR in Europe and similar regulations in other regions is important. Additionally, as the company serves sectors like healthcare and government, adherence to specific confidentiality and security standards relevant to these fields is crucial for maintaining client trust and legal compliance. OneMeta is SOC2-certified and HIPAA-compliant.

For more information on the risks associated with our compliance with government and non-government regulations, see “Risk Factors – Regulatory Risks”.

Corporate Information

Our principal executive office is located at 450 South 400 East, Suite 200, Bountiful, Utah 84010. Our main phone number is (702) 550-0122. Our website is www.onemeta.ai. Our fiscal year ends on December 31. Information contained on, or that can be accessed through, our website is not part of this prospectus. You should not rely on any information contained or included on our website in making your decision whether to purchase our common stock.

Facilities

Our corporate headquarters address is at OneMeta Inc., 450 South 400 East, Suite 200, Bountiful, Utah. Our headquarters is a leased office space of approximately 300 square feet leased on a month to month basis.

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Employees and Human Capital Resources

As of December 31, 2023, we had 18 employees, each of which were full-time employees. None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike or labor dispute.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Intellectual Property

We have applied for exclusive worldwide rights as described in the following related to our intellectual property:

Patents

Serial Number	Country	Status	Filing Date
63/374,220	US	Closed	Aug. 31, 2022
63/429,505	US	Closed	Dec. 1, 2022
63/498261	US	Closed	Apr. 25, 2023
63499,696	US	Closed	May 2, 2023
63/579,922	US	Closed	Aug. 31, 2023
PCT/US2023/073256	WO	Pending, Published	Aug. 31, 2023
63/562172	US	Pending	March 6, 2024

Trademarks

MARK	COUNTRY	FILING DATE APPLICATION NO.	REGISTRATION DATE REG. NO.	CLASSES	STATUS
ONEMETA	US	12/27/2022 97/732496		38 Int., 41 Int., 42 Int.	Published
ONEMETA	AU	6/23/2023 2366631		38 Int., 41 Int., 42 Int.	Published
ONEMETA	BR	6/27/2023 930935543		38 Int.	Published
ONEMETA	BR	6/27/2023 930935586		41 Int.	Published Opposed by Meta Serviços em Informática S/A
ONEMETA	BR	6/27/2023 930935780		42 Int.	Published
ONEMETA	CA	6/21/2023 2265023		38 Int., 41 Int., 42 Int.	Pending
ONEMETA	EM	23-Jun-2023 018892626	11/14/2023 018892626	Class: 38 Int., 41 Int., 42 Int.	Registered
ONEMETA	GB	23-Jun-2023 UK00003926115	09/29/2023 UK00003926115	Class: 38 Int., 41 Int., 42 Int.	Registered
ONEMETA	JP	2023-069779 06/23/2023	01/11/2024 6768808	38 Int., 41 Int., 42 Int.	Registered
ONEMETA	KR	6/23/2023 40-2023-0111479		38 Int., 41 Int., 42 Int.	Published
ONEMETA	MX	6/27/2023 2971922	11/15/2023 2625631	38 Int.	Registered
ONEMETA	MX	6/27/2023 2971924	11/15/2023 2625670	41 Int.	Registered
ONEMETA	MX	6/27/2023 2971926	09/25/2024 2759839	42 Int.	Registered
VERBUM	US	12/27/2022 97/732499		38 Int., 41 Int., 42 Int.	Pending
VERBUM	AU	6/23/2023 2366632	07/15/2024 2366632	38 Int., 41 Int., 42 Int.	Registered
VERBUM	BR	6/27/2023 930935950		38 Int.	Published
VERBUM	BR	6/27/2023 930936027		41 Int.	Published
VERBUM	BR	6/27/2023 930936078		42 Int.	Published
VERBUM	CA	6/21/2023 2265024		38 Int., 41 Int., 42 Int.	Pending
VERBUM	EU	6/23/2023 018892664	11/08/2023 018892664	38 Int., 41 Int., 42 Int.	Registered
VERBUM	UK	6/23/2023 UK00003926123	9/29/2023 UK00003926123	38 Int., 41 Int., 42 Int.	Registered
VERBUM	JP	6/23/2023 2023-069780	12/13/2023 2023-069780	38 Int., 41 Int., 42 Int.	Registered
VERBUM	KR	6/23/2023 40-2023-0111480		38 Int., 41 Int., 42 Int.	Registered
VERBUM	MX	6/27/2023 2971928		38 Int.	Pending
VERBUM	MX	6/27/2023 2971930	11/28/2023 2632270	41 Int.	Registered
VERBUM	MX	6/27/2023 2971933		42 Int.	Pending

Legal Proceedings

From time to time, we may be involved in various disputes and litigation matters that arise in the ordinary course of business. We are not currently engaged in any material legal proceedings.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to our directors and executive officers effective upon the completion of the offering.

Name	Age	Position

Saul I. Leal	43	Chief Executive Officer, Director
Rowland W. Day II	69	President, CFO, Secretary and Chairman of the Board
Roy Chestnutt	64	Independent Director
John Dalfonsi	58	Independent Director Nominee

The following are biographical summaries of the experience of our directors and executive officers:

Saul I. Leal—Chief Executive Officer and Director. Saul joined the Company in August 2022. Mr. Leal holds a degree in Systems Engineering from the Universidad Nacional Experimental Politécnica de la Fuerza Armada Bolivariana (UNEFA) (the National Experimental University of the Bolivarian Armed Forces) in Venezuela, a Master’s of Business Administration from The Marriott School of Business at Brigham Young University (BYU), cum laude, Executive Education in Marketing from the Kellogg School of Management at Northwestern University, and Advance Statistics Executive Education from Stanford University. From 2006 to 2007, Mr. Leal worked at Deloitte & Touche. From 2007 to 2014, Mr. Leal worked as Station Manager at BYU Broadcasting, where he developed viable businesses in more than 20 countries, built products that have been distributed to over 55 million cell phones and approximately 39 million pay TV viewers, and translated over 15,000 hours of content into multiple languages. From 2014 to 2021, Mr. Leal served as General Manager and Director of Global Initiatives at Deseret Management Corporation. Mr. Leal led the development of one of the largest digital publishers achieving more than 256 million social media follows and over 4 billion monthly impressions. In 2021, Mr. Leal founded Metalanguage, an artificial intelligence architecture using the latest NLP and LLM technology to provide pragmatic, user-centric solutions to the interpretation and behavioral industry. Mr. Leal has served on multiple advisory boards, including Oracle Cloud USA CAB, Ad Council, Leadership Council, and The Leonardo Museum of Creativity and Innovation. During his career, Mr. Leal earned 27 nominations and 9 regional Emmys.

Rowland W. Day II—President, CFO, Secretary and Chairman of the Board Executive Officer and Chairman of the Board. Rowland is our President, CFO, Secretary, and our Chairman of the Board. For the prior five (5) years, Mr. Day served as President and CEO of the Company. Mr. Day is a corporate securities lawyer and has practiced law since 1983. Mr. Day has been a director of TechTeam Global, Inc, (Nasdaq: TEAM), RE3W WorldWide, Inc., Restaurants on the Run, HDL Communications, and Bikers Dream. Mr. Day was a General Partner of FarWest Ventures, a venture capital firm from 1990-1994. Mr. Day holds a juris doctor degree from Whittier University and a Bachelor’s degree in Accounting from California State University Fullerton.

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Roy Chestnutt—Independent Director. Mr. Chestnutt is a member of our board of directors, audit committee, compensation committee, and nominating and corporate government committee. Mr. Chestnutt is the former Executive Vice President and Chief Strategy Officer for Verizon. He brings a remarkable track record of over 30 years of experience in operations, corporate strategy, business development, joint ventures, and strategic investments.

Mr. Chestnutt is currently on the Board of Directors of Telstra-Australia’s leading telecommunications and technology company, Digital Turbine, and Intelsat. Additionally, he is on the Accenture Luminaries Board of Advisors, Tillman Global Holdings, and FTI/Delta Partners. Previously Mr. Chestnutt served as a director of Saudi Telecom, as a Senior Advisor to Blackstone, and served on the Board of Directors of Global System for Mobile Communications Association (“GSMA”) which is comprised of numerous mobile carriers from around the world and over 400 companies involved in the mobile ecosystem. Mr. Chestnutt has a Master of Business Administration degree in International Business from the University of San Francisco and a Bachelor’s of Science degree in Business and Marketing from San Jose State University.

John Dalfonsi—Independent Director Nominee. John is a nominee to our board of directors, audit committee, compensation committee, and nominating and corporate government committee, whose formal election will occur concurrent with the completion of the offering. Since 1995, Mr. Dalfonsi has closed public and private equity and debt financings, merger and acquisitions, advisory and fairness opinion transactions and Nasdaq and NYSE/AMEX IPOs. He has worked with companies in the healthcare, industrial, consumer, technology, cleantech and resource sectors, bringing a wealth of experience to the Company. During this period, Mr. Dalfonsi has spent the bulk of his career at ROTH Capital Partners, LLC and Paulson Investment Company, LLC. Mr. Dalfonsi has been the Managing Member at Eagle Vision Fund G/P., LLC since April 2022, was previously a Senior Managing Director at Paulson Investment Company, LLC from January 2021 through April 2022, and a Managing Director at Roth Capital Partners from February 2002 to December 2020. Mr. Dalfonsi has served as the Chief Financial Officer of Nasdaq-listed BranchOut Foods, Inc. since January 2024 and is a member of its board of directors. Mr. Dalfonsi earned his Bachelor of Science degree in Industrial Engineering from Northwestern University and his Master of Business Administration from the University of Chicago Booth School of Business.

Board Composition

Upon the completion of the offering, the composition of the committees of our board of directors will be as follows:

Director	Executive Officer	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Roy Chestnutt	No	Yes	Yes	Chair	Yes
John Dalfonsi	No	Yes	Chair	Yes	Yes

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Exchange Act. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

2 Company to advise the specific degree name and subject.

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●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In May 2024, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director and proposed director. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors and director nominees, with the exception of Mr. Day and Mr. Leal, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our Audit Committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.

Controlled Company Exemption

Because our directors and executive officers will continue to control a majority of the voting power of our common stock after the completion of this offering, we will be a “controlled company” for purposes of the listing standards of Nasdaq and the rules of the SEC. As a “controlled company”, exemptions under the listing standards of Nasdaq will exempt us from certain of corporate governance listing requirements, including the following requirements:

●	that our board of directors be composed of a majority of “independent directors,”
●	that our compensation committee be composed entirely of independent directors, and
●	that our nominating and governance committee be composed entirely of independent directors.

Although we do not currently expect to rely on the exemptions afforded to controlled companies, we may elect to do so in the future. Accordingly, for so long as we are a “controlled company” and to the extent we elect to take advantage of these exemptions, holders of our common stock may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements. If we cease to be a “controlled company”, we will be required to comply with these provisions within the transition periods specified in the rules of Nasdaq. These exemptions do not modify the independence requirements for our audit committee.

Family Relationships

There are no family relationships among any of our directors, proposed directors or executive officers.

Board Committees

Our board of directors has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, each committee will adopt a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq, which will be available on our website at www.onemeta.ai.

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Audit Committee

Our Audit Committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the board of directors;

●	preparing the Audit Committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the Audit Committee charter.

Our Audit Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable SEC rules and Nasdaq listing standards, which will be available on our principal corporate website located at www.onemeta.ai concurrently with the consummation of this offering.

The board of directors has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and Nasdaq listing rules. The board of directors has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Dalfonsi meets the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Upon the effectiveness of this registration statement, the Audit Committee will consist of Mr. Dalfonsi and Mr. Chestnutt, with Mr. Dalfonsi serving as chair.

Compensation Committee

The Compensation Committee is responsible for, among other things:

●	assisting the board of directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

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●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as an enumerated and consistent with the Compensation Committee charter.

Our Compensation Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards, which will be available on our principal corporate website located at www.onemeta.ai concurrently with the consummation of this offering.

The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC. Upon the effectiveness of this registration statement, the Compensation Committee will consist of Mr. Dalfonsi, and Mr. Chestnutt and Mr. Chestnutt will serves as chair.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the nominating and corporate governance committee;

●	recommending to the board of directors the appointment of director nominees that meet the selection criteria;

●	recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;

●	developing and recommending to the board of directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the board of directors, and of each committee of the board of directors; and

●	performing such other duties and responsibilities as are consistent with the Nominating and Corporate Governance Committee charter.

Our Nominating and Corporate Governance Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards, which will be available on our principal corporate website located at www.onemeta.ai concurrently with the consummation of this offering.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules. Upon the effectiveness completion of the offering, the Nominating and Corporate Governance Committee will consist of Mr. Dalfonsi and Mr. Chestnutt, with Mr. Chestnutt serving as chair.

Code of Business Conduct and Ethics

Prior to the consummation of this offering, our board of directors will adopt a written Code of Business Conduct and Ethics that will apply to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Operational Officer or persons performing similar functions, in accordance with U.S. federal securities laws and the corporate governance rules of Nasdaq. The Code of Business Conduct and Ethics will be available on the investor relations portion of our website at www.onemeta.ai concurrently upon the consummation of this offering. Any substantive amendments or waivers of the Code of Conduct or any similar code(s) subsequently adopted for senior financial officers may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Corporate Governance Guidelines

Prior to the consummation of this offering, our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq, which will be available on our principal corporate website located at www.onemeta.ai concurrently with the consummation of this offering.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served in the past, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving as a member of our board of directors or on our Compensation Committee.

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EXECUTIVE COMPENSATION

Executive Compensation Summary

This section describes our compensation program for our named executive officers (“NEOs”) for the years ended December 31, 2024 and 2023. Our NEOs are:

●	Saul I. Leal - Chief Executive Officer, Director

●	Rowland W. Day II – President, Chief Financial Officer, Secretary and Chairman of the Board

The following table provides details with respect to the total compensation of our NEOs during the fiscal years ended December 31, 2024 and 2023. Our NEOs are (a) each person who served as our Chief Executive Officer during 2024, (b) the next two most highly compensated executive officers serving as of December 31, 2024 whose total compensation exceeded $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 31, 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)

Saul I. Leal	2024	180,000	-	-	-	-	-	-
(Chief Executive Officer and Director)	2023	180,000	-	-	-	-	-	-

Rowland W. Day II	2024	180,000	-	-	-	-	-	-
(President, Chief Financial Officer, Secretary and Chairman of the Board)	2023	180,000	-	-	-	-	-	-

Employment Agreements and Incentive Compensation

The Company previously accrued $15,000 of salary per month for Rowland W. Day II, Chief Executive Officer (“CEO”), with interest at 5% per annum on the CEO’s accrued salary. Mr. Day resigned as CEO effective August 1, 2022, and remained as the Chairman of the Board, President, Chief Financial Officer, and Secretary of the Company. On August 1, 2022, Saul Leal was appointed as CEO and as a director. On September 1, 2022, the Company agreed to compensate Mr. Leal and Mr. Day each $15,000 per month for their services. On January 1, 2024, the Company agreed to compensate Mr. Leal and Mr. Day each $20,000 per month for their services.

The Company does not compensate directors through bonuses, stock awards, option awards, nonequity incentive plans, nonqualified deferred compensation earnings, or other compensation.

The Company entered into employment agreements with Mr. Leal and Mr. Day, each of which will become effective as of the effective date of the registration statement of which this prospectus forms a part.

Pursuant to Mr. Leal’s employment agreement, Mr. Leal has agreed to serve as Chief Executive Officer and as a Director for five years from the effective date in consideration for an annualized salary of $300,000, payable in regular installments in accordance with the usual payment practices of the Company. The employment agreement contemplates annual bonus awards based on the achievement of performance objectives and targets established annually by the Board of Directors and Mr. Leal and possible additional bonuses for services and results achieved by Mr. Leal.

Pursuant to Mr. Leal’s employment agreement, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason,” he is entitled to receive, subject to certain conditions, severance compensation equal to three times his annual salary as well as accrued salary and benefits. In the event Mr. Leal’s employment is terminated in connection with a Change of Control, he is entitled to receive, subject to certain conditions, severance compensation equal to four times his annual salary as well as accrued salary and benefits.

Furthermore, Mr. Leal agreed to certain non-solicitation, non-disparagement and non-competition provisions for a period of 24 months following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.

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Pursuant to Mr. Day’s employment agreement, Mr. Day has agreed to an employment term of five years. Mr. Day has agreed to serve as President, Chief Financial Officer, Secretary, Chief Legal Officer and Chairman of the Board of the Company. The agreement anticipates that the Company may eventually hire another person to serve as Chief Financial Officer and President upon attaining sufficient funding and revenue. Mr. Day’s annualized salary under the employment agreement is $300,000, payable in regular installments in accordance with the usual payment practices of the Company. The employment agreement contemplates annual bonus awards based on the achievement of performance objectives and targets established annually by the Board of Directors and Mr. Day and possible additional bonuses for services and results achieved by Mr. Day.

Pursuant to Mr. Day’s employment agreement, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason,” he is entitled to receive, subject to certain conditions, severance compensation equal to three times his annual salary as well as accrued salary and benefits. In the event Mr. Day’s employment is terminated in connection with a Change of Control, he is entitled to receive, subject to certain conditions, severance compensation equal to four times his annual salary as well as accrued salary and benefits.

Furthermore, Mr. Day agreed to certain non-solicitation, non-disparagement and non-competition provisions for a period of 24 months following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.

2023 Equity Incentive Plan

General

Our board of directors and stockholders adopted the 2023 Equity Incentive Plan as of September 1, 2023, which provides for the grant of incentive stock options and non-qualified stock options to purchase shares of our common stock and other types of awards. The general purpose of the 2023 Equity Incentive Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2023 Equity Incentive Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Description of the 2023 Equity Incentive Plan

The following description of the principal terms of the 2023 Equity Incentive Plan is a summary and is qualified in its entirety by the full text of the 2023 Equity Incentive Plan.

Administration. In general, the 2023 Equity Incentive Plan will be administered by the Compensation Committee of the board of directors. The Compensation Committee will determine the persons to whom options to purchase shares of common stock, stock appreciation rights (or “SARs”), restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards may be granted. The Compensation Committee may also establish rules and regulations for the administration of the 2023 Equity Incentive Plan and amendments or modifications of outstanding awards. No options, stock purchase rights or awards may be made under the 2023 Equity Incentive Plan on or after January 7, 2032 (or, the expiration date), but the 2023 Equity Incentive Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.

Eligibility. Persons eligible to receive options, SARs or other awards under the 2023 Equity Incentive Plan are those employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of the date of this prospectus, we have four full-time employees, of which two are executive officers. As awards under the 2023 Equity Incentive Plan are within the discretion of the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the 2023 Equity Incentive Plan. The aggregate number of shares of common stock initially available for issuance in connection with options and other awards granted under the 2023 Equity Incentive Plan is 5,000,000. The number of shares of common stock available for issuance under the 2023 Equity Incentive Plan automatically increases on the first day of each fiscal year of the Company commencing with fiscal year 2024, and the first day of each fiscal year thereafter until the expiration date, in an amount equal to 5% percent of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year of the Company, unless the board of directors takes action prior thereto to provide that there will not be an increase in the share reserve for such year or that the increase in the share reserve for such year will be of a lesser number of shares of common stock than would otherwise occur.

“Incentive stock options”, or ISOs, that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted under the 2023 Equity Incentive Plan with respect to all of the shares of common stock authorized for issuance under the 2023 Equity Incentive Plan.

If any option or SAR granted under the 2023 Equity Incentive Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option or award was forfeited will be available for future grants under the 2023 Equity Incentive Plan. Awards settled in cash will not count against the number of shares available for issuance under the 2023 Equity Incentive Plan.

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No non-employee director may receive awards in any calendar year having an accounting value in excess of $250,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the 2023 Equity Incentive Plan); provided that, in the case of a new non-employee director, such amount is increased to $350,000 for the initial year of the non-employee director’s term.

The number of shares authorized for issuance under the 2023 Equity Incentive Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2023 Equity Incentive Plan.

Terms and Conditions of Options. Options granted under the 2023 Equity Incentive Plan may be either ISOs or “non-statutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2023 Equity Incentive Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2023 Equity Incentive Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash, by certified check, or by bank draft. The Compensation Committee may permit other methods of payment, including through delivery of shares of our common stock having a fair market value equal to the purchase price. The Compensation Committee is authorized to establish a cashless exercise program and to permit the exercise price (and/or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Compensation Committee may grant SARs under the 2023 Equity Incentive Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the 2023 Equity Incentive Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

●	the number of shares of common stock covered by the SAR.

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Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted common stock and/or restricted stock units under the 2023 Equity Incentive Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2023 Equity Incentive Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonuses. The Compensation Committee may grant incentive bonus awards under the 2023 Equity Incentive Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements. Each award agreement will have such terms and conditions as the Compensation Committee determines, including performance goals and amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of our common stock.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2023 Equity Incentive Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.

Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2023 Equity Incentive Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) cancel or terminate any award for cash and/or other substitute consideration in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; or (f) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The board of directors may at any time amend the 2023 Equity Incentive Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the board of directors may not (a) increase the number of shares of common stock available under the 2023 Equity Incentive Plan, (b) change the group of individuals eligible to receive options, SARs and/or other awards, or (c) extend the term of the 2023 Equity Incentive Plan.

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Compensation of Non-Executive Directors

The non-executive members of the board of directors have been compensated for their service as directors by grant of stock options. Mr. Chestnutt was granted options to purchase 750,000 shares of the Company’s common stock, vesting over a four-year period from January 2024.

Director Compensation Arrangements

Executive or employee members of the board of directors are not compensated for their services as directors, other than being reimbursed for out-of-pocket expenses incurred in connection with rendering such services.

The independent members of the board of directors have been compensated for their service as directors by grant of stock options. Mr. Chestnutt was granted options to purchase 750,000 shares of the Company’s common stock, vesting over a four-year period from January 2024. Additionally, upon the completion of this offering, Mr. Chestnutt is expected to receive $5,000 in cash quarterly for each committee on which he serves payable in arrears at the end of each quarter of service. Upon the completion of this offering, Mr. Dalfonsi is expected to receive quarterly (i) common stock of the Company equal to $10,000 in value payable in arrears at the end of each quarter and (ii) $5,000 in cash for each committee on which he serves and $20,000 for serving as the Audit Committee Chairman, each payable in arrears at the end of each quarter of relevant service.

Compensation in Connection with this Offering

None of our executive officers, directors or employees have any arrangement or understanding with us concerning any type of compensation based solely on the consummation of this offering other than Mr. Leal and Mr. Day who will each receive a bonus of $150,000 upon consummation of this offering.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) or a proposed transaction in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

A “related party” means any person who is, or at any time since January 1, 2022 was:

●	a trustee, a nominee for trustee or an executive officer of the Company;

●	known to us to be the beneficial owner of more than 5% of the outstanding shares of common shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

●	an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

●	a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Policies and Procedures for Related Party Transactions

The Company, in connection with this offering, plans to adopt a formal policy in regard to related persons, effective upon the consummation of this offering. The policy will require all future related person transactions to be approved in advance by our Audit Committee. Any request for such a transaction will be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Certain historical related party transactions described in this prospectus were reviewed and approved or ratified in accordance with our then existing policies, Code of Business Conduct and Ethics, articles of incorporation and bylaws, and Oregon or Nevada law, as applicable.

Related Party Transactions

Expense paid on the Company’s behalf

During the years ended December 31, 2023 and 2022, Mr. Day paid $469,952 and $113,439 of expenses on the Company’s behalf, including legal and accounting fees, payroll, and other miscellaneous expenses, and was repaid $479,425 and $103,030, respectively. As of December 31, 2023 and 2022, the balance owed to Mr. Day was $4,337 and $13,809, respectively.

Founder Notes

Rowland W. Day II, the Company’s prior CEO agreed to provide the necessary working capital for the Company’s business. At the end of each calendar quarter the convertible promissory note is adjusted based upon the funds provided. The funds have been primarily used to cover the Company’s operating expenses, including salaries, business and travel expenses. The convertible promissory note bears interest at 5% and is convertible into Series B-1 preferred stock at the rate of $0.10 per share. During the years ended December 31, 2023 and 2022, this Company recorded imputed interest expense of $6,660. On October 1, 2023, with no consideration given, Mr. Day agreed to waive the convertible feature on the note payable, related party. As of December 31, 2023, the note payable, related party principal balance was $221,990, with accrued interest of $33,299. As of December 31, 2022, the convertible note payable, related party principal balance was $221,990, with accrued interest of $22,198. The note is due on demand.

From May to December 2024, the Company issued additional secured promissory notes to Mr. Day which, as of December 19, 2024, aggregated $593,671 in outstanding principal amount. The funds raised by the Company from these notes were used to fund the Company’s ongoing operations and general corporate expenses, including but not limited to salary and payroll, office lease and travel expenses. The notes are secured by the assets of the Company and accrue interest at the rate of 14% per annum. The notes are payable on demand. If Mr. Day does not demand payment, the notes mature the earlier of; (i) January 29, 2025, (ii) the closing of a minimum of $500,000 in a subsequent financing of either debt or equity; (iii) a subsequent registration statement with minimum proceeds of one million dollars ($1,000,000) is received by the Company; and/or (iv) a change in control transaction occurs in which the collective ownership of Saul Leal and Mr. Day is reduced to less than fifty percent (50%) or Mr. Day’s ownership is reduced to less than thirty-five percent (35%) (any such date, or transaction shall be the maturity date).

In December 2024, Mr. Day agreed to convert all principal and interest outstanding under the notes described immediately above (collectively, the “Founder Notes”) into common stock of the Company at a 25% discount to the per share price of this offering. The outstanding principal and interest under the Founder Notes are expected to aggregate approximately $644,983 as of January 29, 2025.

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Accrued salary and interest

On October 1, 2023, the Company and Mr. Day entered into a settlement and general release agreement. Per the agreement, Mr. Day agreed to settle all accrued salary and interest for service provided prior to September 1, 2022. As a result, the Company recorded the settlement of $351,459 as a contribution to capital as of December 31, 2023.

Review, Approval or Ratification of Transactions with Related Parties

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflicts of interest situations where appropriate. The Board has adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. In addition, the Board applies the following standards to such reviews: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

Indemnity Agreements

The Company plans to enter into indemnification agreements with each of our directors and executive officers, the form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. The indemnification agreements and our amended and restated articles of incorporation and amended and restated bylaws will require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

To that extent, as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 14, 2025 regarding the beneficial ownership of our common stock by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;
●	each of our executive officers;
●	each of our directors and proposed directors; and
●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Commission as defined in Rule 13d-3 of the Exchange Act. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to RSUs, options or warrants held by that person and exercisable as of, or within 60 days of, the date of this prospectus are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. The inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o OneMeta Inc. 450 South 400 East, Suite 200, Bountiful, Utah 84010.

The percentage of shares beneficially owned is computed on the basis of the (i) 37,790,943 shares of our common stock; (ii) 2,068 shares of our Series A Preferred Stock (equal to 2,585 shares of our common stock on an as converted basis) and (iii) 8,619,420 shares of our Series B-1 Preferred Stock (equal to 94,813,620 shares of our common stock on an as converted basis) outstanding as of September 30, 2024, for a total as converted into common aggregate of 128,055,415 shares of common stock, but excluding: (i) outstanding options to purchase approximately 4,615,000 shares of our common stock with a weighted average exercise price of $0.43 per share; (ii) outstanding warrants to purchase 350,000 shares of our common stock with a weighted average exercise price of $1.29 per share; (iv)           shares of our common stock underlying the underwriters’ over-allotment option; and (v) warrants to purchase up to              shares of our common stock issuable to the Representative in connection with this offering at a price of 125% of the public offering price.

	Shares of Common Stock Beneficially Owned Prior to this		Percentage of Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Offering		Before Offering	After Offering
Named Executive Officers and Directors:
Rowland W. Day II	49,849,610	(1)	37.6%		%
Saul Leal	49,549,610	(2)	37.4%		%
Roy Chestnutt	187,500	(3)	0%		%
All executive officers and directors as a group (four individuals)	99,986,720		75.0%		%

(1)	Includes 2,442,800 shares of common stock and 4,309,710 shares of Series B-1 Preferred Stock on an as converted basis (shares of Series B-1 Preferred Stock are convertible into shares of common stock on a 1-for-11 basis, meaning that Mr. Day’s 4,309,710 shares of Series B-1 Preferred Stock equates to 47,406,810 shares of common stock on an as converted basis). These Shares are held by the Rowland W Day II & Jaime D Day Family Trust, for which Mr. Day serves as trustee.
(2)	Includes 2,142,800 shares of common stock and 4,309,710 shares of Series B-1 Preferred Stock on an as converted basis (shares of Series B-1 Preferred Stock are convertible into shares of common stock on a 1-for-11 basis meaning that Mr. Leal’s 4,309,710 shares of Series B-1 Preferred Stock equates to 47,406,810 shares of common stock on an as converted basis).
(3)	Consists of options to purchase 187,500 shares vesting within 60 days of the date hereof.

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DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our articles of incorporation and bylaws. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the completion of this offering. When we refer to our articles of incorporation and bylaws in this prospectus, unless the context provides otherwise, we are referring to our articles of incorporation and bylaws effective upon the effective date of the registration statement of which this prospectus forms a part. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, the total number of shares of all classes of capital stock that our Company is authorized to issue is (i) 500,000,000 shares of common stock, par value $0.001 per share, and (ii) 50,000,000 shares of preferred stock. par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

As of the date of this prospectus, the Company had outstanding 37,790,943 shares of common stock held by approximately 249 stockholders of record, excluding: (i) the 2,068 shares of our Series A Preferred Stock outstanding (which are convertible into common on a 1-for-1.25 basis, aggregating 2,585 shares of common stock outstanding on an as-converted basis); (ii) 8,619,420 shares of our Series B-1 Preferred Stock outstanding (which are convertible into common on a 1-for-11 basis, aggregating 94,813,620 shares of our common stock on an as converted basis); (iii) outstanding options to purchase approximately 4,615,000 shares of our common stock with a weighted average exercise price of $0.43 per share; (iv) outstanding warrants to purchase 350,000 shares of our common stock with a weighted average exercise price of $1.29 per share; (v)             shares of our common stock issuable upon exercise of the underwriters’ over-allotment option; and (vi) warrants to purchase up to               shares of our common stock issuable to the Representative in connection with this offering at a price of 125% of the public offering price.

Preferred Stock

Under our Articles of Incorporation, we are authorized to issue up to 2,068 shares of Series A Preferred Stock and up to 8,619,420 of Series B-1 Preferred Stock. The Series B-1 Preferred Stock is comprised solely of Series B-1 Preferred Stock.

Series A Convertible Preferred Stock

Our Series A Preferred Stock has liquidation and dividend preferences. Each share of Series A Preferred Stock has voting rights equal to the amount of shares of common stock into which the Series A is convertible to and is convertible on a 1 share of Series A Preferred Stock into to 1.25 shares of common share basis. As of December 31, 2023 and 2022, all 2,068 shares of Series A authorized were issued and outstanding.

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Series B-1 Preferred Stock

Each share of Series B-1 Preferred Stock has voting rights 3.2x times that of the number of votes that is equal to the number of shares of common stock into which the series of preferred shares is convertible. Each share of Series B-1 Preferred Stock is convertible into 11 shares of common stock. Fifty-one percent. (51%) of the outstanding votes of the Series B-1 Preferred Stock is required to amend or repeal any incorporation documents that would alter the rights or preferences of the Series B-1 Preferred Stock, alter the authorized number of shares of the series, create or issue any classes of preferred stock senior to the Series B-1 Preferred Stock, amend the company’s bylaws, or enter into a transaction that would result in a change in control. As of December 31, 2023 and 2022, there were 8,619,420 and 5,673,346 shares of Series B-1 Preferred Stock issued and outstanding, respectively, out of the total 8,619,420 shares of Series B-1 Preferred Stock authorized.

Warrants

As of December 31, 2023, we had outstanding warrants to purchase up to 350,000 shares of common stock at a weighted average exercise price of approximately $1.29 per share. The warrants had a weighted average remaining exercise period as of December 31, 2023 of approximately 4.31 years.

Options

As of December 31, 2023, we had outstanding options to purchase 3,645,000 shares of common stock granted to various individuals, which had a weighted exercise price of $0.43. The options had a weighted average remaining exercise period as of December 31, 2023 of approximately 4.81 years.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.00001 per share of common stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reclassification or similar events affecting our common stock. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice. A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of common stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective sixty-one (61) days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of common stock outstanding immediately after exercise.

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Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of the Pre-Funded Warrants in payment of the aggregate exercise price, the holder may exercise its Pre-Funded Warrants (either in whole or in part), at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of shares equal to (A) (1) the volume weighted average price (the “VWAP”) on the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered (x) on a day that is not a trading day or (y) prior to the opening of “regular trading hours” on a trading day or (2) the VWAP on the trading day immediately preceding the date of the notice of exercise, if the notice of exercise is executed and delivered during “regular trading hours” on a trading day, or (3) the bid price on the day of the notice of exercise, if the notice of exercise is executed after the close of “regular trading hours” on a trading day, less (B) the exercise price, multiplied by (C) the number of shares of common stock the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Pre-Funded Warrant.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the consummation of a business combination with another person or group of persons whereby such other person or group acquires greater than 50% of the voting power of the outstanding common stock and preferred stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

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Anti-Takeover Effects of Provisions of Our Charter Documents

Certain provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the Company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

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The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our articles of incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s articles of incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing our board of directors. Our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Registration Rights

The Company has not granted any registration rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Securitize, LLC., formerly Pacific Stock Transfer Company. Securitize’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782. The email address for the transfer agent is: info@securitizemarkets.io. Further information about the transfer agent is available at its website, located at: https://securitize.io/pacific-stock-transfer.

Listing

We have applied to list shares of our common stock on Nasdaq under the symbol “ONEI”.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited existing market for our common stock. The sale of a substantial amount of our common stock in the public market after this offering could adversely affect the prevailing market price of our common stock. Furthermore, more than             % of our common stock outstanding prior to the consummation of this offering will be subject to the contractual and legal restrictions on resale described below. The sale of a substantial amount of common stock in the public market after these restrictions lapse, or the expectation that such a sale may occur, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

Upon consummation of this offering, we expect to have outstanding an aggregate of             shares of our common stock, assuming no exercise of outstanding options and assuming that the underwriters have not exercised their over-allotment option and there is no sale of the Pre-Funded Warrants. All of the shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than “affiliates,” as that term is defined in Rule 144 under the Securities Act. Generally, the balance of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act, and the sale of those shares will be subject to the limitations and restrictions that are described below. Shares of our common stock that are not restricted securities and are purchased by our affiliates will be “control securities” under Rule 144. Restricted securities may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are summarized below. Control securities may be sold in the public market subject to the restrictions set forth in Rule 144, other than the holding period requirement.

Upon the expiration of the lock-up agreements described below, and subject to the provisions of Rule 144 and the potential exercise of any warrants or options with respect thereto, an additional             shares will be available for sale in the public market. The sale of these restricted securities is subject, in the case of shares held by affiliates, to the volume restrictions contained in Rule 144.

Immediately prior to this offering, there were 37,790,943 shares outstanding, of which 4,985,600 shares were beneficially owned by officers and directors of the Company. The 37,790,943 total shares outstanding excludes: (i) the 2,068 shares of our Series A Preferred Stock outstanding (which are convertible into common on a 1-for-1.25 basis, aggregating 2,585 shares of common stock outstanding on an as-converted basis); (ii) 8,619,420 shares of our Series B-1 Preferred Stock outstanding (which are convertible into common stock on a 1-for-11 basis, aggregating 94,813,620 shares of our common stock on an as converted basis, and all of which will be converted into shares of our common stock in connection with this offering); (iii) outstanding options to purchase approximately 4,615,000 shares of our common stock with a weighted average exercise price of $0.43 per share; (iv) outstanding warrants to purchase 350,000 shares of our common stock with a weighted average exercise price of $1.29 per share; (v)             shares of our common stock underlying the underwriters’ over-allotment option; and (vi) warrants to purchase up to           shares of our common stock issuable to the Representative in connection with this offering at a price of 125% of the public offering price. Unless otherwise indicated, this prospectus reflects and assumes (i) No exercise of outstanding options or warrants described above; (ii) no sale of the Pre-Funded Warrants in this offering; and (iii) the Reverse Stock Split of one share for each            outstanding shares for each class of the capital stock of the Company as effected on            .

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Lock-Up Agreements

In connection with this offering, each of our executive officers and directors has agreed for a period of one hundred eighty (180) days and holders of 5% or more of the issued and outstanding shares of our common stock have agreed for a period of ninety (90) days with the underwriters not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, without the prior written consent of the Representative, subject to certain limited exceptions. This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

In connection with this offering, we have agreed that, for a period of three months from the closing of the offering, we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

We have also agreed that, for a period of eighteen (18) months from the closing of the offering, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company in any “at-the-market”, continuous equity or variable rate transaction, without the prior written consent of the Representative.

For a further description of these agreements, see “Underwriting”.

Rule 144

In general, under Rule 144 as in effect on the date of this prospectus, beginning 90 days after the consummation of this offering, a person who is an affiliate, and who has beneficially owned our common stock for at least six months, is entitled to sell in any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after consummation of this offering, assuming no exercise of the underwriters’ option to purchase additional shares; or

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●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale provided that, in each case, that we are subject to the Exchange Act for at least 90 days before the sale.

Sales by our affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements, as applicable, and to the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with an issuer.

Under Rule 144, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, would be entitled to sell those shares subject only to availability of current public information about us, and after beneficially owning such shares for at least twelve months, would be entitled to sell an unlimited number of shares without restriction.

To the extent that our affiliates sell their common stock, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144, described above.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our shares of common stock may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 as in effect on the date of this prospectus, any of our employees, directors, officers, consultants or advisors who purchased shares from us in reliance on Rule 701 in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering, or who purchased shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares 90 days after the effective date of this offering in reliance upon Rule 144. If such person is not an affiliate, such sale may be made subject only to the manner of sale provisions of Rule 144. If such a person is an affiliate, such sale may be made under Rule 144 without compliance with the holding period requirement, but subject to the other Rule 144 restrictions described above. However, substantially all Rule 701 shares are subject to the lock-up agreements as described above and will become eligible for sale in compliance with Rule 144 only upon the expiration of the restrictions set forth in those agreements.

The SEC has indicated that Rule 701 will apply to typical options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Prior to this offering, there has been only a limited existing market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of our common stock in the public markets, or the availability of such shares for sale in the public markets, could adversely affect market prices prevailing from time to time. Furthermore, only a limited number of shares of our common stock may be available for sale in the public markets after the closing of this offering due to contractual, legal and other restrictions on resale. These factors could also make it more difficult to raise funds through future offerings of our common stock. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act.

Stock Plans

We intend to file a registration statement or statements on Form S-8 under the Securities Act covering shares of common stock reserved for issuance under our 2023 Equity Incentive Plan including any stock options approved in connection with this offering. These registration statements are expected to be filed as soon as practicable after the closing date of this offering. Shares issued upon the exercise of stock options after the effective date of the applicable Form S-8 registration statement will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates and the lock-up agreements described above.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock and the Pre-Funded Warrants.

In addition, this summary does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock and Pre-Funded Warrants through partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock and Pre-Funded Warrants, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock and Pre-Funded Warrants.

All prospective non-U.S. holders of our common stock and Pre-Funded Warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock and Pre-Funded Warrants. In general, a non-U.S. holder means a beneficial owner of our common stock and Pre-Funded Warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We assume in this discussion that a non-U.S. holder holds shares of our common stock and Pre-Funded Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our common stock and Pre-Funded Warrants pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock and Pre-Funded Warrants as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock and Pre-Funded Warrants under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

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Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.00001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Certain Adjustments to Pre-Funded Warrants

The number of shares of Common Stock issued upon the exercise of the Pre-Funded Warrants and the exercise price of Pre-Funded Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Pre-Funded Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Pre-Funded Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described under “Distribution on our Common Stock”.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock”. Any such distribution will also be subject to the discussion below under the heading “Foreign Account Tax Compliance”.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

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To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock and Pre-Funded Warrants generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor forms) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock and Pre-Funded Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock and Pre-Funded Warrants unless:

●	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

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●	our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock or will in the future be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our common stock and Pre-Funded Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our common stock and Pre-Funded Warrants. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock and Pre-Funded Warrants if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor forms) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock and Pre-Funded Warrants”, generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock and Pre-Funded Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on the common stock if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution” ,the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of shares of common stock and Pre-Funded Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock and Pre-Funded Warrants.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We have entered into an underwriting agreement ThinkEquity LLC, as the representative of the underwriters (the “Representative”), with respect to the shares sold in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters have agreed, severally and not jointly, to purchase from us the number of shares of common stock set forth opposite the underwriter’s name in the following table at the initial public offering price less the underwriting discounts set forth in the cover page of this prospectus:

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants

ThinkEquity LLC	$

TOTAL	$

The underwriters have committed to purchase all of the shares offered by us other than those shares covered by the over-allotment option described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option to purchase from us, at the public offering price less underwriting discounts and commission, up to an additional             shares of our common stock, solely to cover overallotments, if any. The underwriters may exercise this option, in whole or in part, for shares of our common stock at any time during the 45-day period from the date of this prospectus. If this option is exercised in full, the total price to the public will be $         , underwriting discounts and commission will be $           and the net proceeds to us, before expenses will be $          .

Underwriting Discount, Commissions and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters and the proceeds to us before expenses. These amounts are shown assuming both no exercise or full exercise of the underwriters’ option to purchase additional shares of common stock and no sale of the Pre-Funded Warrants.

	Per Share	Total No Exercise	Total Full Exercise
Public offering price	$	$	$
Underwriting discount (7.5%)
Proceeds, before expenses, to us	$	$	$

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The Representative has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at that price less a concession not in excess of $            per share. If all of the shares are not sold at the public offering price, the Representative may change the public offering price and the other selling terms.

We have agreed to pay all of the expenses relating to the offering, including, but not limited to the following: (a) all filing fees and communication expenses relating to the registration of the shares of the securities to be sold in this offering with the SEC; (b) all filing fees and communication expenses associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of the shares of common stock on the Nasdaq and such other stock exchanges as we and the Representative together determine, including any fees of the Depository Trust Company for new securities; (d) all fees, expenses and disbursements relating to background checks of the our senior management in an amount not to exceed $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of the securities to be sold in this offering under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel); (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities to be sold in this offering under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (h) the costs and expenses of our public relations firm; (i) the costs of preparing, printing and delivering certificates representing the securities to be sold in this offering; (j) fees and expenses of the transfer agent for the shares of common stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the underwriters; (l) the costs associated with post-closing advertising of this offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which we or our designee will provide within a reasonable time after the closing in such quantities as the Representative may reasonably request, in an amount not to exceed $3,000; (n) the fees and expenses of our accountants; (o) the fees and expenses of our legal counsel and other agents and representatives; (p) the fees and expenses of the counsel to the underwriters not to exceed $125,000; (q) the cost associated with the Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the Offering up to a maximum of $29,500; (r) $10,000 for data services and communications expenses; (s) expenses incurred by the underwriters for any roadshow for the offering up to a maximum of $10,000; and (t) the Representative’s market making and trading, and clearing firm settlement expenses for the offering tup to a maximum of $30,000. The company will reimburse the underwriters for the above expenses up to an aggregate of $300,000.

We have paid a $40,000 expense advance to the Representative, which shall be applied against fees and expenses of legal counsel and other actual out-of-pocket accountable expenses, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A) We have agreed to pay the Representative a non-accountable expense allowance of 1.0% of the gross proceeds of the offering at the closing of the offering. The Representative may deduct from the net proceeds of the offering payable us at closing the expenses to be paid by us to the underwriters, less the expense advance.

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Lock-Up Agreements

Pursuant to “lock-up” agreements, each of our executive officers and directors has agreed for a period of one hundred eighty (180) days and holders of 5% or more of the issued and outstanding shares of our common stock have agreed for a period of ninety (90) days, in each case from the date of this prospectus, subject to customary exceptions, without the prior written consent of the Representative, not to, directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of any shares of common stock, any warrant or option to purchase such shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, shares of common stock or any other equity security of the Company (each a “Relevant Security” and collectively, “Relevant Securities”), in each case owned beneficially owned by them or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so.

Clear Market

We have agreed that, for a period of three months from the closing of the offering, we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

We have also agreed that, for a period of eighteen (18) months from the closing of the offering, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company in any “at-the-market”, continuous equity or variable rate transaction, without the prior written consent of the Representative.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they have discretionary authority.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The Representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the Representative on the same basis as other allocations.

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Representative’s Warrants

We have also agreed to issue to the underwriters or their designees at the closing of this offering Representative’s Warrants to purchase an aggregate of            shares of common stock (5% of the number of shares sold in the offering, excluding the over-allotment option). We are registering hereby the issuance of Representative’s Warrants and the shares of common stock issuable upon exercise of such warrants. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during a period commencing six months from the commencement of sales in this offering and expiring five years thereafter. The Representative’s Warrants will be exercisable at a price equal to 125% of the public offering price per share of common stock and such warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the Representative’s Warrants is not effective, the Representative’s Warrants may be exercised on a cashless basis. The Representative’s Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative or its permitted assignees under Rule 5110(e)(1) shall not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants, nor engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants, for a period of 180 days from the commencement of sales in the offering, except that they may be assigned, in whole or in part, as specifically set forth in the underwriting agreement. The Representative’s Warrants will provide for customary anti-dilution provisions (for stock dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110(g)(8). Further, the Representative’s Warrants will provide for a one-time demand registration right at our expense, and unlimited piggyback registration rights, in each case for period of up to five years from the commencement of sales in this offering in compliance with FINRA Rule 5110(g)(8)(C) and (D), respectively.

Tail Financing

Subject to our right of the Company to terminate the underwriting agreement for cause pursuant to FINRA Rule 5110(g)(5)(B), the Representative shall be entitled to receive a cash fee equal to seven percent (7.5%) and warrants equal to 5%, in each case of the gross proceeds received by us from any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided us by investors whom the Representative had directly introduced to us, if such Tail Financing is consummated at any time within the twelve (12) month period following the earlier to occur of (i) the expiration or termination the letter agreement dated October 22, 2024 between us and the Representative relating to the our engagement of the Representative for the Offering and (ii) the closing of the offering.

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Right of First Refusal

Subject to our right of the Company to terminate the underwriting agreement for cause pursuant to FINRA Rule 5110(g)(5)(B), we have agreed that, for the period ending eighteen (18) months from the closing of the offering, the Representative (or any affiliate designated by the Representative) shall have the irrevocable right of first refusal to act as sole investment banker, sole book-runner, sole placement agent and/or sole advisory to the company relating to any merger and acquisition transactions, at the sole discretion of the Representative, for each and every future public and private equity and debt offering, including all equity linked financings, as well as disposal or acquisition of business units, entering into a merger, consolidation or other business combination, share purchase or capital exchange, asset sale or acquisition, tender offer, recapitalization, reorganization, consolidation, amalgamation or similar business combination, for us, or any of our successors or subsidiaries, on terms customary to the Representative. The Representative shall have the sole right to determine whether any other broker dealer shall participate in any such offering and the economic terms of any such participation.

Offering Price Determination

The public offering price was negotiated between us and the Representative. In determining the public offering price of our common stock the Representative considered, among other things, the following:

●	the trading of our shares of common stock prior to the offering

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	the prospectus for our Company and the industry in which we operate;

●	an assessment of our management;

●	our past and present financial and operating performance;

●	our prospectus for future earnings;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of the United States securities markets at the time of this offering; and

●	other factors deemed relevant.

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments that the underwriters may be required to make for these liabilities.

Listing on Nasdaq

We have filed an application to have our common stock and our shares underlying warrants listed on Nasdaq under the symbol “ONEI”. No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not consummate the offering.

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Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involves purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter, and selling group members may engage in passive market making transactions in our securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, nis authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

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Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) ) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus will not be circulated or distributed in the People’s Republic of China (PRC) and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

71

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Parr Brown Gee & Loveless, P.C., Salt Lake City, Utah. Lucosky Brookman LLP is acting as counsel to the underwriters.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2023 and 2022, respectively, have been included in this registration statement and have been so included in reliance upon the report of M&K CPAS, PLLC (such report including an explanatory paragraph regarding our ability to continue as a going concern as described in Note 2 to the financial statements), an independent registered public accounting firm, given on the authority of M&K CPAS, PLLC as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares of common stock we are offering by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or other document are only summaries. With respect to any contract or document filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this prospectus regarding that contract or document is qualified by reference to the exhibit. Our SEC filings, including the registration statement of which this prospectus forms a part, are also available to you, free of charge, from the SEC’s website at www.sec.gov.

Upon the effective date of the registration statement of which this prospectus forms a part, we will be subject to the information reporting requirements of the Exchange Act, and we intend to file reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will also be available to you, free of charge, from the SEC’s website at www.sec.gov.

We maintain a website at www.onemeta.ai. There we make available free of charge, on or through the investor relations section of our website, the reports and other information that we file with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference in and is not a part of this prospectus or the registration statement of which it forms a part or any other report or documents we file with or furnish to the SEC, and investors should not rely on any such information in deciding whether to invest.

72

ONEMETA INC.

INDEX TO FINANCIAL STATEMENTS

As of and For the Years Ended December 31, 2023 and 2022

As of and For the Nine Months Ended September 30, 2024 and 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of OneMeta Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of OneMeta, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the company has incurred recurring losses from operations and had not yet achieved profitable operations as of December 31, 2023 which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

Auditing the Company’s treatment of revenue required significant judgment regarding the application of ASC 606 revenue recognition criteria.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that contracts require management’s evaluation and application of ASC 606 such as allocating the standalone transactions prices of the company’s performance obligations.

To evaluate the appropriateness of the instrument’s classification, we examined and evaluated the agreement along with management’s evaluation of the key terms and management’s disclosure of the transactions.

/s/ M&K CPAS, PLLC

PCAOB ID 2738

We have served as the Company’s auditor since 2022.

The Woodlands, TX

April 1, 2024

F-3

OneMeta Inc.

(Formerly OneMeta AI)

Balance Sheets

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$1,129,935	$400,703
Accounts receivable	6,935	-
Prepaid and other current assets	6,820	-
Total current assets	1,143,690	400,703

Noncurrent assets:
Software, net	-	1,077,475
Total noncurrent assets	-	1,077,475

Total assets	$1,143,690	$1,478,178

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$522,917	$377,883
Accrued expenses, related party	281,012	442,435
Note payable, related party	221,990	-
Convertible note payable, related party	-	221,990
Total current liabilities	1,025,919	1,042,308
Total liabilities	1,025,919	1,042,308

Commitments and contingencies

Mezzanine equity:
Series B-1 convertible preferred stock, $0.70798 redemption value, 8,619,420 shares authorized, 0 and 5,673,346 shares issued and outstanding, respectively	-	4,016,616

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 50,000,000 shares authorized,
Series A preferred stock, $0.001 par value, 2,068 shares authorized, 2,068 issued and outstanding	2	2
Series B-1 convertible preferred stock, $0.001 par value, 8,619,420 shares authorized, 8,619,420 and 0 shares issued and outstanding, respectively	862	-
Common stock, $0.001 par value, 500,000,000 shares authorized,32,995,460 and 24,983,593 shares issued and outstanding, respectively	32,996	24,984
Additional paid in capital	33,992,707	24,156,001
Accumulated deficit	(33,908,796)	(27,761,733)
Total stockholders’ equity (deficit)	117,771	(3,580,746)
Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$1,143,690	$1,478,178

The accompanying notes are an integral part of these financial statements.

F-4

OneMeta Inc.

(Formerly OneMeta AI)

Statements of Operations

For the years ended December 31, 2023 and 2022

	December 31, 2023	December 31, 2022

Revenue	$70,903	$1,295
Total revenue	70,903	1,295

Operating expenses:
Research and development	757,267	157,650
General and administrative	4,074,187	669,550
Advertising and marketing	192,747	49,800
Legal and professional	464,930	434,499
Impairment expense	685,666	-

Total operating expenses	6,174,797	1,311,499

Loss from operations	(6,103,894)	(1,310,204)

Other expense:

Interest expense	(43,169)	(33,368)

Total other expense	(43,169)	(33,368)

Net loss	$(6,147,063)	$(1,343,572)

Net loss per common share:
Basic	$(0.22)	$(0.06)
Diluted	$(0.22)	$(0.06)

Weighted average common shares outstanding:
Basic	28,546,287	22,249,977
Diluted	28,546,287	22,249,977

The accompanying notes are an integral part of these financial statements.

F-5

OneMeta Inc.

(Formerly OneMeta AI)

Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2023 and 2022

	Series B-1 Convertible Preferred Stock		Series A Preferred Stock		Series B-1 Convertible Preferred Stock		Common Stock		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2021	4,309,710	$3,051,189	2,068	$2	-	$-	20,072,409	$20,073	$22,614,628	$(26,418,161)	$(3,783,458)
Common shares issued for cash	-	-	-	-	-	-	3,563,753	3,564	1,321,937	-	1,325,501
Stock based compensation	-	-	-	-	-	-	1,347,431	1,347	212,776	-	214,123
Imputed interest	-	-	-	-	-	-	-	-	6,660	-	6,660
Preferred B-1 shares issued for acquisition of asset	1,363,636	965,427	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	(1,343,572)	(1,343,572)
Balance, December 31, 2022	5,673,346	4,016,616	2,068	2	-	-	24,983,593	24,984	24,156,001	(27,761,733)	(3,580,746)
Common shares issued for cash	-	-	-	-	-	-	6,023,067	6,023	3,101,097	-	3,107,120
Stock based compensation	-	-	-	-	-	-	216,000	216	144,787	-	145,003
Contributed capital	-	-	-	-	-	-	-	-	351,459	-	351,459
Imputed interest	-	-	-	-	-	-	-	-	6,660	-	6,660
Additional shares issued for prior year software acquisition - Stock-based compensation	2,946,074	2,085,762	-	-	-	-	1,772,800	1,773	131,187	-	132,960
Reclassification of mezzanine equity	(8,619,420)	(6,102,378)	-	-	8,619,420	862	-	-	6,101,516	-	6,102,378
Net loss	-	-	-	-	-	-	-	-	-	(6,147,063)	(6,147,063)
Balance, December 31, 2023	-	$-	2,068	$2	8,619,420	$862	32,995,460	$32,996	$33,992,707	$(33,908,796)	$117,771

The accompanying notes are an integral part of these financial statements.

F-6

OneMeta Inc.

(Formerly OneMeta AI)

Statements of Cash Flows

For the years ended December 31, 2023 and 2022

	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,147,063)	$(1,343,572)
Adjustment to reconcile net loss to cash used in operating activities:
Imputed interest	6,660	6,660
Additional shares issued for prior year software acquisition	2,218,722	-
Stock based compensation	145,003	214,123
Amortization	391,809	97,952
Impairment expense	685,666	-
Net change in:
Accounts receivable	(6,935)	-
Prepaid and other current assets	(6,820)	-
Accounts payable	614,986	(54,863)
Accrued expenses, related party	(279,916)	357,555

CASH FLOWS USED IN OPERATING ACTIVITIES	(2,377,888)	(722,145)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of software	-	(210,000)

CASH FLOWS USED IN INVESTING ACTIVITIES	-	(210,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	3,107,120	1,325,501

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	3,107,120	1,325,501

NET CHANGE IN CASH	729,232	393,356
Cash, beginning of period	400,703	7,347
Cash, end of period	$1,129,935	$400,703

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expense	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH TRANSACTIONS
Expenses paid on the Company’s behalf	$469,952	$113,439
Reclassification of mezzanine equity	$6,102,378	$-
Series B-1 convertible preferred shares issued for software	$-	$965,427
Contributed capital	$351,459	$-

The accompanying notes are an integral part of these financial statements.

F-7

OneMeta Inc.

(Formerly OneMeta AI)

Notes to the Financial Statements

Note 1. Basis of Presentation

OneMeta Inc. (“we”, “our”, “OneMeta” or the “Company”) was originally incorporated as Promotions on Wheels Holdings, Inc., a Nevada corporation, on July 3, 2006. On December 26, 2008, the name of the Company was changed to Blindspot Alert, Inc. On September 11, 2009, the Company’s name was changed to WebSafety, Inc. On March 23, 2021, the Company’s name was changed to VeriDetx Corp. On June 8, 2021, the Company’s name was changed to WebSafety, Inc. On July 10, 2022, the Company’s name was changed to OneMeta AI. On June 20, 2023, the Company’s name was changed to OneMeta Inc.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates in the accompanying financial statements involving the valuation of common stock and stock based compensation.

Cash and Cash Equivalents

Cash equivalents include all highly liquid investments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers. The Company carries its accounts receivable at their face amounts less an allowance for credit losses. The allowance for credit losses is recognized based on management’s estimate of likely losses per year, based on past experience and review of customer profiles and the aging of receivable balances. As of December 31, 2023 and 2022, there was no allowance for credit losses.

F-8

Property and Equipment

Property and equipment are valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Estimated
Category	Useful Lives
Building and improvements	3 years

Intangible Assets, and Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of a long-lived asset is measured by comparison of the carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. During the year ended December 31, 2023, the Company evaluated the software for impairment and recorded an impairment expense of $685,666.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rates.

Mezzanine equity

Where ordinary or preferred shares are determined to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the issuer, and upon such event, the shares would become redeemable at the option of the holders, they are classified as ‘mezzanine equity’ (temporary equity). The purpose of this classification is to convey that such a security may not be permanently part of equity and could result in a demand for cash, securities or other assets of the entity in the future.

F-9

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

We enter into revenue arrangements in which a customer may purchase a combination of subscriptions, consulting services, training and education. Fully hosted subscription services (“SaaS”) allow customers to access hosted software during the contractual term without taking possession of the software.

We recognize revenue ratably over the contractual service term for hosted services that are priced based on a committed number of transactions where the delivery and consumption of the benefit of the services occur evenly over time, beginning on the date the services associated with the committed transactions are first made available to the customer and continuing through the end of the contractual service term. Over-usage fees and fees based on the actual number of transactions are billed in accordance with contract terms as these fees are incurred and are included in the transaction price of an arrangement as variable consideration. Revenue based on per-minute or per-word basis, where invoicing is aligned to the pattern of performance, customer benefit and consumption, are typically accounted for utilizing the “as-invoiced” practical expedient. Revenue for subscriptions sold as a fee per period is recognized ratably over the contractual term as the customer simultaneously receives and consumes the benefit of the underlying service.

Licenses for software may be purchased as a subscription for a fixed period of time or based on usage. Revenue from licenses is recognized at the point in time the software is available to the customer, provided all other revenue recognition criteria are met, and classified as revenue on our Statements of Operations. Our interpretation or translation services fees are based on a per-minute or per-word basis, are typically accounted for utilizing the “as-invoiced” practical expedient.

Our services are comprised primarily of fees related to training, and education for certain licenses that are recognized at a point in time. Training and education revenues are recognized as the services are performed.

Disaggregation of revenues

The Company disaggregates revenue between subscription and license revenue and training and education revenue.

	Year Ended December 31, 2023	Year Ended December 31, 2022
Subscription and license revenue	$54,483	$1,295
Training and education	16,420	-
Total revenue	$70,903	$1,295

Deferred Revenue

Deferred revenue includes service and support contracts and represents the undelivered performance obligation of agreements that are typically for one year or less. As of December 31, 2023 and 2022, deferred revenue was $0.

F-10

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing the net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net loss per share are presented for basic and diluted per share calculations for the years ended December 31, 2023 and 2022, reflected in the accompanying statement of operations.

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, which had no material impact on the Company’s financial statements.

Note 3. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. As of December 31, 2023, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

Note 4. Software

On June 30, 2022, the Company entered into an acquisition agreement with Metalanguage Corp. Per the acquisition agreement, the Company acquired all the shares of Metalanguage Corp. Per the acquisition agreement, the purchase price is comprised of $210,000 cash, 1,363,636 shares of Series B-1 convertible preferred shares and the right to receive contingent consideration in the form of equity. The contingent consideration for the acquisition is comprised of 1,363,637 shares of Series B-1 convertible preferred stock, which shall be held in escrow and will be issued upon the Company achieving sales of $5 million within 12 consecutive months prior to December 31, 2027. The day one contingent liability is $0 since the probability of achieving $5 million in sales within twelve consecutive months is low but will be re-evaluated in future periods.

The total purchase price for the acquisition was determined to be $1,175,427 which consisted of $210,000 cash paid and 1,363,636 shares of Series B-1 convertible preferred stock valued at the redemption value of $0.70798 per share with a fair value of $965,427. The Company concluded the purchase of a single set of assets qualified as an asset acquisition and all such acquisition costs have been capitalized as software on the balance sheet. The Company estimated the useful life of the software acquired and purchased to be 3 years. During the years ended December 31, 2023 and 2022, the Company recorded $391,809 and $97,952 of amortization expense related to the software, respectively. During the year ended December 31, 2023, the Company evaluated the software for impairment and recorded an impairment expense of $685,666.As of December 31, 2023 and 2022, the software balance, net of amortization was $0 and $1,077,475, respectively.

F-11

Note 5. Related Party Transactions

Expense paid on the Company’s behalf

During the years ended December 31, 2023 and 2022, Mr. Day paid $469,952 and $113,439, respectively, of expenses related to legal, accounting payroll and other expenses on the Company’s behalf and was repaid $479,425 and $103,030, respectively. As of December 31, 2023 and 2022, the balance owed to Mr. Day was $4,337 and $13,809, respectively.

Founder note

Rowland W. Day II, the Company’s prior CEO agreed to provide the necessary working capital for the Company’s business. At the end of each calendar quarter the convertible promissory note is adjusted based upon the funds provided. The convertible promissory note bears interest at 5% and is convertible into Series B-1 preferred stock at the rate of $0.10 per share. The convertible promissory note is due upon demand. During the years ended December 31, 2023 and 2022, this Company recorded imputed interest expense of $6,660. On October 1, 2023, with no consideration given, Mr. Day agreed to waive the convertible feature on the note payable, related party. As of December 31, 2023, the note payable, related party principal balance was $221,990, with accrued interest of $33,299. As of December 31, 2022, the convertible note payable, related party principal balance was $221,990, with accrued interest of $22,198.

Common stock and Series B-1 stock issuances

On May 2, 2023, the Board approved an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for the additional issuance of 1,772,800 shares of common stock and 2,946,074 shares of Series B-1 Convertible preferred stock to Saul Leal, as stock-based compensation. Refer to Note 6 for additional disclosure related to the valuation of the shares issued.

Accrued salary and interest

On October 1, 2023, the Company and Mr. Day entered into a settlement and general release agreement. Per the agreement, Mr. Day agreed to settle all accrued salary and interest for service provided prior to the September 1, 2022. As a result, the Company recorded the settlement of $351,459 as a contribution to capital.

Note 6. Equity

The Company is currently authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001. In addition, The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

On May 1, 2023, the Company amended their articles of incorporation to increase the authorized B-1 preferred shares to 8,619,420 shares.

Common Stock

2023

During the year ended December 31, 2023, the Company issued 6,023,067 shares of common stock for cash and collected $3,107,120.

During the year ended December 31, 2023, the Company issuance of 216,000 shares of common stock to consultants for services provided that were valued at $83,434.

On May 2, 2023, the Board approved an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for additional stock-based compensation to be paid to Mr. Leal in connection with the Company’s acquisition of Metalanguage from Mr. Leal and in consideration of Mr. Leal’s importance in continuing to lead and expand the Company’s business on a post-acquisition basis. The Addendum provided for the additional issuance of 1,772,800 shares of common stock with a fair value of $132,960 and the issuance of 2,946,074 shares of Series B-1 Convertible preferred stock to Saul Leal, which was recorded as stock-based compensation during the period issued and expensed immediately. The shares of common stock were valued at $0.075, the closing price of the Company’s stock on May 2, 2023.

F-12

2022

On March 1, 2017, the Company entered into a consulting agreement. As consideration for its services under the Agreement, the Company agreed to pay to the consultant 847,431 restricted shares of the Company’s common stock and vest over five years. The shares were valued at $0.50 per share based on estimated fair value using the cash selling price at the time of issuance and will be recognized over the service period. During the year ended December 31, 2021, the Company recorded expense of $84,743 related to this agreement. During the year ended December 31, 2022, the Company issued 847,431 shares related to this agreement and recognized $14,124 of expense for services provided during the year ended December 31, 2022. Additionally, and unrelated to the terms of the consulting agreement, the Company issued the consultant 500,000 bonus shares in 2022. The shares were valued at $0.40 per share based on estimated fair value using the cash selling price at the time of issuance and vested at issuance.

During the year ended December 31, 2022, the Company issued 3,563,753 shares of common for cash and collected $1,325,501.

Preferred Stock

Series A Convertible Preferred Stock

In April 2008, our board of directors designated 5,000,000 shares of our preferred stock as Series A Convertible Preferred Stock (“Series A”) with a par value of $0.001. Series A has liquidation and dividend preferences. Each share of Series A has voting rights equal to the amount of shares of common stock the Series A is convertible to and is convertible on a 1 to 1.25 common share basis. As of December 31, 2023 and December 31, 2022, there are 2,068 shares of Series A-1 issued and outstanding.

Series B-1 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-1 Convertible Preferred Stock (“Series B-1”) with the redemption value of $0.70798 per share. Series B -1 has liquidation and dividend preferences. Each share of Series B-1 has voting rights 3.2x (times) that of the number of votes that is equal to the number of common stock the series of preferred shares are convertible into. Each share is convertible on a 1 to 11 common share basis. Series B-1 preferred shares also include covenants requiring 51% of the outstanding votes of the series of stock to amend or repeal any incorporation documents that would alter the rights or preferences of Series B-1, alter the authorized number of shares of the series, create or issue any classes of preferred stock senior to the Series B-1, amend the company’s bylaws, or enter into a transaction that would result in a change in control. Series B-1 is included in mezzanine equity on the balance sheet, because it is convertible at the redemption value into a variable number of shares. On May 2, 2023, the Board approved an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for the additional issuance of 2,946,074 shares of Series B-1 Convertible preferred stock to Saul Leal as stock-based compensation. The shares were valued at $2,085,762 and recorded as stock-based compensation during the period issued. On September 30,2023, the Company amended their Articles of Incorporation to remove the redemption right on the Series B-1, which was reclassified from mezzanine equity to permanent equity on the balance sheet. As of December 31, 2023 and 2022, there are 8,619,420 and 5,673,346 shares of Series B-1 issued and outstanding, respectively.

Series B-2 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-2 Convertible Preferred Stock (“Series B-2”) with a par value of $0.001. Series B -2 have no liquidation or dividend preferences. Each share of Series B-2 has voting rights equal to the amount of shares of common stock the Series A is convertible to and is convertible on a 1 to 1 common share basis and shall automatically be converted into common shares up the Public Offering Closing. As of December 31, 2023 and 2022, there are no shares of Series B-2 issued and outstanding.

Stock Warrants

During the year ended December 31, 2023, the Company issued 350,000 common stock warrants in conjunction with stock purchase agreements. The warrants have a 5-year term and an exercise price range from $1.00 - $2.00. The common stock warrants have a relative fair value of $72,785.The Company valued the warrants using the Black-Scholes model with the with the following range of key assumptions: Stock price $0.167 - $0.40, Exercise price $1.00 - $2.00, Term 5 years, Volatility 169.90% – 172.74%, Discount rate 3.91% – 4.27% and a Dividend yield of 0%.

F-13

The following table summarizes the stock warrant activity for the years ended December 31, 2023 and 2022:

	Warrants	Weighted-Average Exercise Price Per Share
Outstanding, December 31, 2021	78,750	$0.50
Granted	–	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2022	78,750	0.50
Granted	350,000	1.29
Exercised	–	–
Forfeited	–	–
Expired	(78,750)	0.50
Outstanding, December 31, 2023	350,000	$1.29

As of December 31, 2023 the outstanding and exercisable warrants have a weighted average remaining term of 4.31 with no intrinsic value, respectively.

Stock Options

On June 5, 2023, the Company issued 400,000 options to an employee. The options have a five-year term at an exercise price of $0.17. The options vest at 10% over a four-year period in equal installments on each of the succeeding four anniversary dates. The remaining 240,000 options vest upon the Company attaining a $60,000,000 run rate by December 31, 2025. The total fair value of these option grants at issuance was $62,002.

On August 25, 2023, the Company issued 125,000 options to an employee. The options have a three-month term at an exercise price of $0.40 and vest upon issuance. On November 24, 2023, the options expired. The total fair value of these option grants at issuance was $3,850.

On October 1, 2023, the Company issued 45,000 options to an advisory board member. The options have a five-year term at an exercise price of $0.27 and vest upon issuance. The total fair value of these option grants at issuance was $11,572.

On October 11, 2023, the Company issued 550,000 options to an advisory board member. The options have a five-year term at an exercise price of $0.57. The options vest as follows: (i) 25,000 options on each of January 31, April 30, July 31, and October 31 for the years 2024 and 2025; (ii) 50,000 options upon the Company’s revenue from the sale of the Company’s products through customer’s channels exceeding $5,000,000 by June 30, 2024; (iii) 100,000 options upon the Company’s revenue from the sale of the Company’s products through customer’s channels exceeding $20,000,000 by June 30, 2025; and (iv) 200,000 options upon the Company’s revenue from the sale of the Company’s products through customer’s channels exceeding $40,000,000 by June 30, 2026. The total fair value of these option grants at issuance was $298,275.

On December 16, 2023, the Company issued 1,000,000 options to a director. The options have a ten-year term at an exercise price of $0.57. The options vest over a four-year period in equal installments on each of the succeeding four anniversary dates. The total fair value of these option grants at issuance was $397,140.

During the year ended December 31, 2023, the Company issued 1,650,000 common stock options to consultants and a director. The options have a term ranging from three to five years with exercise prices ranging from $0.40 - $0.75. Of the 1,650,000 options, 100,000 options vest upon issuance and 1,550,000 options vest 20% at issuance and 80% over a four year period in equal installments on each of the succeeding four anniversary dates. The total fair value of these option grants at issuance was $611,764.

F-14

The Company valued the stock options using the Black-Scholes model with the following range of key assumptions: Stock price $0.17 - $0.57, Exercise price $0.27 - $0.75, Term 0.25 - 5 years, Volatility 76.64% – 172.88% and Discount rate 2.01% – 4.60%.

During the year ended December 31, 2023, the Company recognized $61,569 of expense related to outstanding stock options.

The following table summarizes the stock option activity for the years ended December 31, 2023 and 2022:

	Options	Weighted-Average Exercise Price Per Share
Outstanding, December 31, 2021	–	$–
Granted	–	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2022	–	–
Granted	3,770,000	0.43
Exercised	–	–
Forfeited	–	–
Expired	(125,000)	0.40
Outstanding, December 31, 2023	3,645,000	$0.43
Exercisable, December 31, 2023	465,000	$0.46

As of December 31, 2023, the outstanding and exercisable options have a weighted average remaining term of 4.81 with an intrinsic value of $9,500.

Note 7. Income Tax

The Company is subject to United States federal income taxes at an approximate rate of 21%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Income tax benefit computed at the statutory rate	$1,291,000	$282,000
Tax effect of:
True-up and non-deductible expenses	1,952,000	(45,000)
Change in valuation allowance	(3,243,000)	(237,000)
Provision for income taxes	$–	$–

Significant components of the Company’s deferred tax assets and liabilities after applying enacted corporate income tax rates are as follows:

	As of	As of
	December 31, 2023	December 31, 2022
Deferred income tax assets
Net operating losses	$3,525,000	$282,000
Valuation allowance	(3,525,000)	(282,000)
Net deferred income tax assets	$–	$–

The Company has an operating loss carry forward of approximately $16,789,000.

Note 8. Subsequent Events

On January 24, 2024, the Board of Directors approved the issuance of 750,000 options to a director. The options have a ten-year term at an exercise price of $0.51 and vest in 4 equal annual installments beginning one year from the issuance date.

Subsequent to December 31, 2023, the Company issued 87,500 shares of common stock at $0.40 per share and collected $35,000.

F-15

ONEMETA INC.

BALANCE SHEETS

(Unaudited)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash	$24,254	$1,129,935
Accounts receivable	6,160	6,935
Prepaid and other current assets	16,192	6,820
Total current assets	46,606	1,143,690

Total assets	$46,606	$1,143,690

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$583,152	$522,917
Accrued expenses	23,031	-
Accrued expenses, related party	471,658	281,012
Deferred revenue	16,000	-
Note payable, related party	221,990	221,990
Senior secured notes payable, related party	549,000	-
Total current liabilities	1,864,831	1,025,919
Total liabilities	1,864,831	1,025,919

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 50,000,000 shares authorized,
Series A preferred stock, $0.001 par value, 2,068 shares authorized, 2,068 issued and outstanding	2	2
Series B-1 convertible preferred stock, $0.001 par value, 8,619,420 shares authorized, 8,619,420 shares issued and outstanding	862	862
Common stock, $0.001 par value, 500,000,000 shares authorized, 37,790,943 and 32,995,460 shares issued and outstanding, respectively	33,965	32,996
Additional paid in capital	34,998,705	33,992,707
Accumulated deficit	(36,851,759)	(33,908,796)
Total stockholders’ equity (deficit)	(1,818,225)	117,771
Total liabilities and stockholders’ equity (deficit)	$46,606	$1,143,690

See accompanying notes to the unaudited financial statements.

F-16

ONEMETA INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
				As Restated
Revenue	$3,478	$9,162	$14,354	$57,124
Total revenue	3,478	9,162	14,354	57,124

Operating expenses:
Research and development	202,168	203,588	653,732	540,092
General and administrative	537,164	515,146	1,672,388	3,455,292
Advertising and marketing	25,336	71,253	78,809	161,038
Legal and professional	139,600	265,893	491,733	387,809

Total operating expenses	904,268	1,055,880	2,896,662	4,544,231

Loss from operations	(900,790)	(1,046,718)	(2,882,308)	(4,487,107)

Other expense:

Interest expense	(34,563)	(10,990)	(60,655)	(31,462)

Total other expense	(34,563)	(10,990)	(60,655)	(31,462)

Net loss	$(935,353)	$(1,057,708)	$(2,942,963)	$(4,518,569)

Net loss per common share:
Basic	$(0.03)	$(0.03)	$(0.09)	$(0.16)
Diluted	$(0.03)	$(0.03)	$(0.09)	$(0.16)

Weighted average common shares outstanding:
Basic	33,721,004	30,224,461	33,312,494	27,820,812
Diluted	33,721,004	30,224,461	33,312,494	27,820,812

See accompanying notes to the unaudited financial statements.

F-17

ONEMETA INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the nine months ended September 30, 2024 and 2023

(Unaudited)

	Series B-1 Convertible Preferred Stock		Series A Preferred Stock		Series B-1 Convertible Preferred Stock		Common Stock		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2023	-	$-	2,068	$2	8,619,420	$862	32,995,460	$32,996	$33,992,707	$(33,908,796)	$117,771
Common shares issued for cash	-	-	-	-	-	-	87,500	87	34,913	-	35,000
Stock based compensation	-	-	-	-	-	-	-	-	84,663	-	84,663
Contributed capital	-	-	-	-	-	-	-	-	4,448	-	4,448
Imputed interest	-	-	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	-	-	(937,097)	(937,097)
Balance, March 31, 2024	-	-	2,068	2	8,619,420	862	33,082,960	33,083	34,118,396	(34,845,893)	(693,550)
Common shares issued for cash	-	-	-	-	-	-	582,000	582	465,018	-	465,600
Stock based compensation	-	-	-	-	-	-	-	-	92,338	-	92,338
Imputed interest	-	-	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	-	-	(1,070,513)	(1,070,513)
Balance, June 30, 2024	-	-	2,068	2	8,619,420	862	33,664,960	33,665	34,677,417	(35,916,406)	(1,204,460)
Common shares issued for cash	-	-	-	-	-	-	300,000	300	224,700	-	225,000
Stock based compensation	-	-	-	-	-	-	-	-	94,923	-	94,923
Imputed interest	-	-	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	-	-	(935,353)	(935,353)
Balance, September 30, 2024	-	$-	2,068	$2	8,619,420	$862	37,790,943	$33,965	$34,998,705	$(36,851,759)	$(1,818,225)

Balance, December 31, 2022	5,673,346	$4,016,616	2,068	$2	-	$-	24,983,593	$24,984	$24,156,001	$(27,761,733)	(3,580,746)
Common shares issued for cash	-	-	-	-	-	-	437,500	437	174,563	-	175,000
Stock based compensation	-	-	-	-	-	-	30,000	30	11,970	-	12,000
Imputed interest	-	-	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	-	-	(542,413)	(542,413)
Balance, March 31, 2023	5,673,346	4,016,616	2,068	2	-	-	25,451,093	25,451	24,344,199	(28,304,146)	(3,934,494)
Common shares issued for cash	-	-	-	-	-	-	2,936,667	2,937	1,005,063	-	1,008,000
Additional shares issued for prior year software acquisition – stock-based compensation	2,946,074	2,085,762	-	-	-	-	1,772,800	1,773	131,187	-	132,960
Stock based compensation	-	-	-	-	-	-	-	-	79,666	-	79,666
Imputed interest	-	-	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	-	-	(2,918,448)	(2,918,448)
Balance, June 30, 2023 – As Restated	8,619,420	6,102,378	2,068	2	-	-	30,160,560	30,161	25,561,780	(31,222,594)	(5,630,651)
Common shares issued for cash	-	-	-	-	-		437,500	437	174,563	-	175,000
Stock based compensation	-	-	-	-	-	-	50,000	50	54,146	-	54,196
Reclassification of mezzanine equity	(8,619,420)	(6,102,378)	-	-	8,619,420	862	-	-	6,101,516	-	6,102,378
Imputed interest	-	-	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	-	-	(1,057,708)	(1,057,708)
Balance, September 30, 2023 – As Restated	-	$-	2,068	$2	8,619,420	$862	30,648,060	$30,648	$31,893,670	$(32,280,302)	$(355,120)

See accompanying notes to the unaudited financial statements.

F-18

ONEMETA INC.

STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2024 and 2023

(Unaudited)

	September 30, 2024	September 30, 2023
		As Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,942,963)	$(4,518,569)
Adjustment to reconcile net loss to cash used in operating activities:
Imputed interest	4,995	4,995
Additional shares issued for prior year software acquisition	-	2,218,722
Stock based compensation	271,924	145,862
Amortization	-	293,857
Net change in:
Accounts receivable	775	(12,135)
Prepaid and other current assets	(9,372)	-
Accounts payable	318,210	447,693
Accrued expenses	23,031	-
Accrued expenses, related party	(62,881)	(125,883)
Deferred revenue	16,000	-

CASH FLOWS USED IN OPERATING ACTIVITIES	(2,380,281)	(1,545,458)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from senior secured notes payable, related party	549,000	-
Proceeds from issuance of common shares	725,600	1,358,000
Proceeds from advances, related party	72,000	-
Repayment of advances, related party	(72,000)	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,274,600	1,358,000

NET CHANGE IN CASH	(1,105,681)	(187,458)
Cash, beginning of period	1,129,935	400,703
Cash, end of period	$24,254	$213,245

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expense	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH TRANSACTIONS
Expenses paid on the Company’s behalf	$257,975	$352,952
Contributed capital	$4,448	$-
Reclassification of mezzanine equity	$-	$6,102,378

See accompanying notes to the unaudited financial statements.

F-19

OneMeta Inc.

(Formerly OneMeta AI)

Notes to the Financial Statements

(Unaudited)

Note 1. Basis of Presentation

The accompanying unaudited interim financial statements of OneMeta Inc. (“we”, “our”, “OneMeta” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the financial statements and notes thereto contained in the Company’s fiscal 2023 financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the financial statements for fiscal 2023, have been omitted.

OneMeta was originally incorporated as Promotions on Wheels Holdings, Inc., a Nevada corporation, on July 3, 2006. On December 26, 2008, the name of the Company was changed to Blindspot Alert, Inc. On September 11, 2009, the Company’s name was changed to WebSafety, Inc. On March 23, 2021, the Company’s name was changed to VeriDetx Corp. On June 8, 2021, the Company’s name was changed to WebSafety, Inc. On July 10, 2022, the Company’s name was changed to OneMeta AI. On June 20, 2023, the Company’s name was changed to OneMeta Inc.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates in the accompanying financial statements involving the valuation of common stock and stock based compensation.

Cash and Cash Equivalents

Cash equivalents include all highly liquid investments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are comprised of unsecured amounts due from customers. The Company carries its accounts receivable at their face amounts less an allowance for credit losses. The allowance for credit losses is recognized based on management’s estimate of likely losses per year, based on past experience and review of customer profiles and the aging of receivable balances. As of September 30, 2024 and December 31, 2023, there was no allowance for credit losses.

Property and Equipment

Property and equipment are valued at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Estimated
Category	Useful Lives
Building and improvements	3 years

F-20

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

We enter into revenue arrangements in which a customer may purchase a combination of subscriptions, consulting services, training and education. Fully hosted subscription services (“SaaS”) allow customers to access hosted software during the contractual term without taking possession of the software.

We recognize revenue ratably over the contractual service term for hosted services that are priced based on a committed number of transactions where the delivery and consumption of the benefit of the services occur evenly over time, beginning on the date the services associated with the committed transactions are first made available to the customer and continuing through the end of the contractual service term. Over-usage fees and fees based on the actual number of transactions are billed in accordance with contract terms as these fees are incurred and are included in the transaction price of an arrangement as variable consideration. Revenue based on per-minute or per-word basis, where invoicing is aligned to the pattern of performance, customer benefit and consumption, are typically accounted for utilizing the “as-invoiced” practical expedient. Revenue for subscriptions sold as a fee per period is recognized ratably over the contractual term as the customer simultaneously receives and consumes the benefit of the underlying service.

Licenses for software may be purchased as a subscription for a fixed period of time or based on usage. Revenue from licenses is recognized at the point in time the software is available to the customer, provided all other revenue recognition criteria are met, and classified as revenue on our Statements of Operations. Our interpretation or translation services fees are based on a per-minute or per-word basis, are typically accounted for utilizing the “as-invoiced” practical expedient.

Our services are comprised primarily of fees related to training, and education for certain licenses that are recognized at a point in time. Training and education revenues are recognized as the services are performed.

F-21

Disaggregation of revenues

The Company disaggregates revenue between subscription and license revenue and training and education revenue.

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Subscription and license revenue	$-	$3,387	$10,876	$44,674
Training and education	3,478	5,775	3,478	12,450
Total revenue	$3,478	$9,162	$14,354	$57,124

Deferred Revenue

Deferred revenue includes service and support contracts and represents the undelivered performance obligation of agreements that are typically for one year or less. As of September 30, 2024 and 2023, deferred revenue was $16,000 and $0, respectively.

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing the net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net loss per share are presented for basic and diluted per share calculations for the nine months ended September 30, 2024 and 2023, reflected in the accompanying statement of operations.

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Restatement of Previously Issued Unaudited Interim Financial Statements

In the course of preparing its fiscal year 2024 financial statements and reviewing comments from the Securities and Exchange Commission in relation to its Annual Report on Form 10-K for the year ended December 31, 2023, the Company identified errors in the financial statements for the its unaudited financial statements for the periods ended June 30, 2024, and September 30, 2024 (the “Interim Periods” or the “Affected Periods”). The errors pertain to overstatements in general and administrative expenses and additional paid in capital amounting to $576,160 the six months ended June 30, 2023 and the nine months ended September 30, 2023 resulting from the Company using the stock price from the most recent offering rather than the market price.

The Company assessed the materiality of these misstatements on prior periods’ financial statements in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 99, Materiality, codified in ASC 250 (“ASC 250”), Presentation of Financial Statements, and concluded that these misstatements were not material to any prior annual or interim periods. Accordingly, in accordance with ASC 250 (SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements).

A reconciliation from the amounts previously reported for the Affected Periods to the restated amounts in the Restated Financial Statements is provided for the impacted financial statement line items below for the balance sheets as of June 30, 2023 and September 30, 2023. The amounts labeled “Restatement Adjustments” represent the effects of the Restatement Adjustments.

The Restatement Adjustments for the periods ending June 30, 2023, September 30, 2023 can be found in the Company’s amended Form 10-Q for the nine months ending September 30, 2024, filed on December 13, 2024.

Balance Sheet (Unaudited)	As of June 30, 2023
	As Reported	Adjustment	As Restated

Additional paid in capital	$26,137,940	$(576,160)	$25,561,780
Accumulated deficit	$(31,798,754)	$576,160	$(31,222,594)

F-22

Balance Sheet (Unaudited)	As of September 30, 2023
	As Reported	Adjustment	As Restated

Additional paid in capital	$32,469,830	$(576,160)	$31,893,670
Accumulated deficit	$(32,856,462)	$576,160	$(32,280,302)

Statement of Operations (Unaudited)	For the six months ended June 30, 2023
	As Reported	Adjustment	As Restated

General and administrative	$3,516,306	$(576,160)	$2,940,146
Total operating expenses	4,064,511	(576,160)	3,488,351
Loss from operations	(4,016,549)	576,160	(3,440,389)
Net loss	(4,037,021)	576,160	(3,460,861)
Loss per share - basic and diluted	$(0.15)	$0.02	$(0.13)

Statement of Operations (Unaudited)	For the nine months ended September 30, 2023
	As Reported	Adjustment	As Restated

General and administrative	$4,031,452	$(576,160)	$3,455,292
Total operating expenses	5,120,391	(576,160)	4,544,231
Loss from operations	(5,063,267)	576,160	(4,487,107)
Net loss	(5,094,729)	576,160	(4,518,569)
Loss per share - basic and diluted	(0.18)	0.02	(0.16)

Statement of Cash Flows (Unaudited)	For the six months ended June 30, 2023
	As Reported	Adjustment	As Restated

Cash Flows from Operating Activities:
Net loss	$(4,037,021)	$576,160	$(3,460,861)
Additional shares issued for prior year software acquisition	2,794,882	(576,160)	2,218,722
Net cash used in operating activities	$(960,625)	$–	$(960,625)

Statement of Cash Flows (Unaudited)	For the nine months ended September 30, 2023
	As Reported	Adjustment	As Restated

Cash Flows from Operating Activities:
Net loss	$(5,094,729)	$576,160	$(4,518,569)
Additional shares issued for prior year software acquisition	2,794,882	(576,160)	2,218,722
Net cash used in operating activities	$(1,545,458)	$–	$(1,545,458)

Note 4. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. As of September 30, 2024, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

Note 5. Related Party Transactions

Advances, related party

During the nine months ended September 30, 2024, Mr. Day advanced the Company $72,000 and was repaid $72,000. The advances are unsecured, non-interest bearing and are payable on demand. As of September 30, 2024, the advances, related party balance owed to Mr. Day were $0.

F-23

Expense paid on the Company’s behalf

During the nine months ended September 30, 2024 and 2023, Mr. Day paid $249,113 and $352,952, respectively, of expenses related to legal, accounting payroll and other expenses on the Company’s behalf and was repaid $213,042 and $262,850, respectively. As of September 30, 2024 and December 31, 2023, the balance owed to Mr. Day was $40,408 and $4,337, respectively.

During the nine months ended September 30, 2024, Mr. Leal paid $8,862 of expenses on the Company’s behalf. As of September 30, 2024, the balance owed to Mr. Leal was $8,862.

Founder note

Rowland Day, the Company’s prior CEO agreed to provide the necessary working capital for the Company’s business. At the end of each calendar quarter the convertible promissory note is adjusted based upon the funds provided. The convertible promissory note bears interest at 5% and was originally convertible into Series B-1 preferred stock at the rate of $0.10 per share. The convertible promissory note is due upon demand. On October 1, 2023, with no consideration given, Mr. Day agreed to waive the convertible feature on the note payable, related party. During the nine months ended September 30, 2024 and 2023, this Company recorded imputed interest expense of $4,995.

As of September 30, 2024 and December 31, 2023, the note payable, related party principal balance was $221,990, with accrued interest of $41,623 and $33,299, respectively.

Senior secured notes payable

On May 10, 2024, the Company (the “Grantor”) entered into a secured promissory note payable for $225,000 with Rowland Day (the “Lender”). The note is secured by the assets of the Company and will accrue interest at the rate of 14% per annum. The note is payable on demand. If the Lender does not demand payment, the note matures the earlier of; (i) November 10, 2024, (ii) the closing of a minimum of $500,000 in a subsequent financing of either debt or equity; (iii) a subsequent registration statement with minimum proceeds of one million dollars ($1,000,000) is received by the Company; and /or (iv) a change in control transaction occurs in which the collective ownership of Saul Leal and Holder is reduced to less than fifty percent (50%) or Holder’s ownership is reduced to less than thirty-five percent (35%) (any such date, or transaction shall be the maturity date). The Company will not hereafter create, incur, assume, or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority, of other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each a “Lien”) upon any of its property, revenue, or assets, whether now owned or hereafter acquired without the written consent of Holder. The Company shall cross-default in the payment when due, or otherwise default in performance, after the expiration of any applicable grace period, of any amount payable under existing corporate obligations, or any other obligations of the Company for money borrowed (including capital leases and purchase money financing) in excess of $10,000, or there occurs any event of default or similar circumstance or event entitling the holder thereof to accelerate the obligations thereunder or to exercise rights and remedies, prior to the payment in full of the obligations. If any Event of Default occurs and continues for a period that exceeds ten (10) days, Holder may by written election, elect to either (i) declare the Note immediately due and payable, or (ii) receive 1,000,000 warrants with an exercise price of $0.01 per share which shall have a term of 5 years. To secure the prompt and complete payment of all Secured Obligations, for value received and pursuant to the Note, the Grantor hereby grants, assigns and transfers to the Lender a security interest in and to all of the Grantor’s assets. At the time any Collateral becomes subject to a security interest of the Lender hereunder, unless the Lender shall otherwise consent, the Grantor shall be deemed to have represented and warranted that (a) the Grantor is the lawful owner of such Collateral or has the power to transfer the Collateral and have the right and authority to subject the same to the security interest of the Lender.

F-24

On June 12, 2024, the Company (the “Grantor”) entered into a secured promissory note payable for $216,000 with Rowland Day (the “Lender”). The note is secured by the assets of the Company and will accrue interest at the rate of 14% per annum. The note is payable on demand. If the Lender does not demand payment, the note matures the earlier of; (i) December 12, 2024, (ii) the closing of a minimum of $500,000 in a subsequent financing of either debt or equity; (iii) a subsequent registration statement with minimum proceeds of one million dollars ($1,000,000) is received by the Company; and /or (iv) a change in control transaction occurs in which the collective ownership of Saul Leal and Holder is reduced to less than fifty percent (50%) or Holder’s ownership is reduced to less than thirty-five percent (35%) (any such date, or transaction shall be the maturity date) . The Company will not hereafter create, incur, assume, or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority, of other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each a “Lien”) upon any of its property, revenue, or assets, whether now owned or hereafter acquired without the written consent of Holder. The Company shall cross-default in the payment when due, or otherwise default in performance, after the expiration of any applicable grace period, of any amount payable under existing corporate obligations, or any other obligations of the Company for money borrowed (including capital leases and purchase money financing) in excess of $10,000, or there occurs any event of default or similar circumstance or event entitling the holder thereof to accelerate the obligations thereunder or to exercise rights and remedies, prior to the payment in full of the obligations. If any Event of Default occurs and continues for a period that exceeds ten (10) days, Holder may by written election, elect to either (i) declare the Note immediately due and payable, or (ii) receive 1,000,000 warrants with an exercise price of $0.01 per share which shall have a term of 5 years. To secure the prompt and complete payment of all Secured Obligations, for value received and pursuant to the Note, the Grantor hereby grants, assigns and transfers to the Lender a security interest in and to all of the Grantor’s assets. At the time any Collateral becomes subject to a security interest of the Lender hereunder, unless the Lender shall otherwise consent, the Grantor shall be deemed to have represented and warranted that (a) the Grantor is the lawful owner of such Collateral or has the power to transfer the Collateral and have the right and authority to subject the same to the security interest of the Lender.

On August 12, 2024, the Company (the “Grantor”) entered into a secured promissory note payable for $80,000 with Rowland Day (the “Lender”). The note is secured by the assets of the Company and will accrue interest at the rate of 14% per annum. The note is payable on demand. If the Lender does not demand payment, the note matures the earlier of; (i) February 12, 2025, (ii) the closing of a minimum of $500,000 in a subsequent financing of either debt or equity; (iii) a subsequent registration statement with minimum proceeds of one million dollars ($1,000,000) is received by the Company; and /or (iv) a change in control transaction occurs in which the collective ownership of Saul Leal and Holder is reduced to less than fifty percent (50%) or Holder’s ownership is reduced to less than thirty-five percent (35%) (any such date, or transaction shall be the maturity date) . The Company will not hereafter create, incur, assume, or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority, of other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each a “Lien”) upon any of its property, revenue, or assets, whether now owned or hereafter acquired without the written consent of Holder. The Company shall cross-default in the payment when due, or otherwise default in performance, after the expiration of any applicable grace period, of any amount payable under existing corporate obligations, or any other obligations of the Company for money borrowed (including capital leases and purchase money financing) in excess of $10,000, or there occurs any event of default or similar circumstance or event entitling the holder thereof to accelerate the obligations thereunder or to exercise rights and remedies, prior to the payment in full of the obligations. If any Event of Default occurs and continues for a period that exceeds ten (10) days, Holder may by written election, elect to either (i) declare the Note immediately due and payable, or (ii) receive 1,000,000 warrants with an exercise price of $0.01 per share which shall have a term of 5 years. To secure the prompt and complete payment of all Secured Obligations, for value received and pursuant to the Note, the Grantor hereby grants, assigns and transfers to the Lender a security interest in and to all of the Grantor’s assets. At the time any Collateral becomes subject to a security interest of the Lender hereunder, unless the Lender shall otherwise consent, the Grantor shall be deemed to have represented and warranted that (a) the Grantor is the lawful owner of such Collateral or has the power to transfer the Collateral and have the right and authority to subject the same to the security interest of the Lender.

On August 27, 2024, the Company (the “Grantor”) entered into a secured promissory note payable for $5,000 with Rowland Day (the “Lender”). The note is secured by the assets of the Company and will accrue interest at the rate of 14% per annum. The note is payable on demand. If the Lender does not demand payment, the note matures on October 31, 2024. The Company will not hereafter create, incur, assume, or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority, of other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each a “Lien”) upon any of its property, revenue, or assets, whether now owned or hereafter acquired without the written consent of Holder. The Company shall cross-default in the payment when due, or otherwise default in performance, after the expiration of any applicable grace period, of any amount payable under existing corporate obligations, or any other obligations of the Company for money borrowed (including capital leases and purchase money financing) in excess of $10,000, or there occurs any event of default or similar circumstance or event entitling the holder thereof to accelerate the obligations thereunder or to exercise rights and remedies, prior to the payment in full of the obligations. To secure the prompt and complete payment of all Secured Obligations, for value received and pursuant to the Note, the Grantor hereby grants, assigns and transfers to the Lender a security interest in and to all of the Grantor’s assets. At the time any Collateral becomes subject to a security interest of the Lender hereunder, unless the Lender shall otherwise consent, the Grantor shall be deemed to have represented and warranted that (a) the Grantor is the lawful owner of such Collateral or has the power to transfer the Collateral and have the right and authority to subject the same to the security interest of the Lender.

F-25

On September 26, 2024, the Company (the “Grantor”) entered into a secured promissory note payable for $23,000 with Rowland Day (the “Lender”). The note is secured by the assets of the Company and will accrue interest at the rate of 14% per annum. The note is payable on demand. If the Lender does not demand payment, the note matures the earlier of; (i) March 26, 2025, (ii) the closing of a minimum of $500,000 in a subsequent financing of either debt or equity; (iii) a subsequent registration statement with minimum proceeds of one million dollars ($1,000,000) is received by the Company; and /or (iv) a change in control transaction occurs in which the collective ownership of Saul Leal and Holder is reduced to less than fifty percent (50%) or Holder’s ownership is reduced to less than thirty-five percent (35%) (any such date, or transaction shall be the maturity date) . The Company will not hereafter create, incur, assume, or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority, of other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each a “Lien”) upon any of its property, revenue, or assets, whether now owned or hereafter acquired without the written consent of Holder. The Company shall cross-default in the payment when due, or otherwise default in performance, after the expiration of any applicable grace period, of any amount payable under existing corporate obligations, or any other obligations of the Company for money borrowed (including capital leases and purchase money financing) in excess of $10,000, or there occurs any event of default or similar circumstance or event entitling the holder thereof to accelerate the obligations thereunder or to exercise rights and remedies, prior to the payment in full of the obligations. If any Event of Default occurs and continues for a period that exceeds ten (10) days, Holder may by written election, elect to either (i) declare the Note immediately due and payable, or (ii) receive 1,000,000 warrants with an exercise price of $0.01 per share which shall have a term of 5 years. To secure the prompt and complete payment of all Secured Obligations, for value received and pursuant to the Note, the Grantor hereby grants, assigns and transfers to the Lender a security interest in and to all of the Grantor’s assets. At the time any Collateral becomes subject to a security interest of the Lender hereunder, unless the Lender shall otherwise consent, the Grantor shall be deemed to have represented and warranted that (a) the Grantor is the lawful owner of such Collateral or has the power to transfer the Collateral and have the right and authority to subject the same to the security interest of the Lender.

As of September 30, 2024 and December 31, 2023, the note payable, related party principal balance was $549,000 and $0, with accrued interest of $37,904 and $0, respectively.

Accrued salary and interest

On October 1, 2023, the Company and Mr. Day entered into a settlement and general release agreement. Per the agreement, Mr. Day agreed to settle all accrued salary and interest for service provided prior to September 1, 2022. As a result, the Company recorded a settlement of $351,459 as a contribution to capital during the year ended December 31, 2023. During the nine months ended September 30, 2024, the Company recorded an additional $4,448 as a contribution to capital related to the settlement.

Common stock and Series B-1 stock issuances

On May 2, 2023, the Board approved an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for the additional issuance of 1,772,800 shares of common stock and 2,946,074 shares of Series B-1 Convertible preferred stock to Saul Leal as stock-based compensation. Refer to Note 6 for additional disclosure related to the valuation of the shares issued.

Note 6. Equity

The Company is currently authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001. In addition, The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

On May 1, 2023, the Articles of Incorporation of the Company were amended to increase the authorized B-1 preferred shares to 8,619,420 shares.

Common Stock

On February 6, 2024, the Company issued 87,500 shares of common stock at $0.40 per share and collected $35,000.

During the quarter ended June 30, 2024, the Company issued 582,000 shares of common stock at $0.80 per share and collected $465,600. During the quarter ended September 30, 2024, the Company issued 300,000 shares of common stock at $0.75 per share and collected $225,000.

Preferred Stock

Series A Convertible Preferred Stock

In April 2008, our board of directors designated 5,000,000 shares of our preferred stock as Series A Convertible Preferred Stock (“Series A”) with a par value of $0.001. On May 1, 2023, the Articles of Incorporation of the Company were amended to decrease the authorized Series A shares to 2,068 shares of Series A. Series A has liquidation and dividend preferences. Each share of Series A has voting rights equal to the amount of shares of common stock into which the Series A is convertible. Each share of Series A is convertible on a 1 to 1.25 common share basis. As of each of September 30, 2024 and December 31, 2023, there were 2,068 shares of Series A issued and outstanding.

Series B-1 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-1 Convertible Preferred Stock (“Series B-1”) with the redemption value of $0.70798 per share. Series B-1 has liquidation and dividend preferences. Each share of Series B-1 has voting rights 3.2x (times) that of the number of votes that is equal to the number of common stock into which the Series B-1 are convertible. Each share of Series B-1 is convertible on a 1 to 11 common share basis. The Company’s Articles of Incorporation require 51% of the outstanding votes of the Series B-1 to amend or repeal any incorporation documents that would alter the rights or preferences of Series B-1, alter the authorized number of shares of the series, create or issue any classes of preferred stock senior to the Series B-1, amend the company’s bylaws, or enter into a transaction that would result in a change in control. Series B-1 was included in mezzanine equity on the balance sheet, because it was convertible at the redemption value into a variable number of shares. On May 2, 2023, the Board approved an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for the additional issuance of 2,946,074 shares of Series B-1 Convertible preferred stock to Saul Leal as stock-based compensation. The shares were valued at $2,085,762 and recorded as stock-based compensation during the period issued. The Board approved the compensation to reward Mr. Leal’s performance in integrating the business of Metalanguage with the Company’s business following the Acquisition. On September 30, 2023, the Articles of Incorporation of the Company were amended to remove the redemption right of the Series B-1, which was subsequently reclassified from mezzanine equity to permanent equity on the balance sheet. As of September 30, 2024 and December 31, 2023, there are 8,619,420 shares of Series B-1 issued and outstanding.

Series B-2 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-2 Convertible Preferred Stock (“Series B-2”) with a par value of $0.001. On May 1, 2023, the Articles of Incorporation of the Company were amended such that no Series B-2 shares are authorized. Series B-2 have no liquidation or dividend preferences. Each share of Series B-2 has voting rights equal to the amount of shares of common stock the Series A is convertible to and is convertible on a 1 to 1 common share basis and shall automatically be converted into common shares up the Public Offering Closing. As of September 30, 2024 and December 31, 2023, there are no shares of Series B-2 issued and outstanding.

Stock Warrants

The following table summarizes the stock warrant activity for the nine months ended September 30, 2024:

	Warrants	Weighted-Average Exercise Price Per Share
Outstanding, December 31, 2023	350,000	$1.29
Granted	–	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, September 30, 2024	350,000	$1.29

F-26

As of September 30, 2024 the outstanding and exercisable warrants have a weighted average remaining term of 3.56 with no intrinsic value, respectively.

Stock Options

On January 24, 2024, the board of directors approved the issuance of 750,000 options to a director. The options have a ten-year term at an exercise price of $0.51 and vest in 4 equal annual installments beginning one year from the issuance date. The total fair value of these option grants at issuance was $368,386.The Company valued the stock options using the Black-Scholes model with the following key assumptions: Stock price $0.51, Exercise price $0.51, Term 6.25 years, Volatility 162.68% and Discount rate 4.14%.

On August 5, 2024, the board of directors approved the issuance of 100,000 options to an employee. The options have a five-year term at an exercise price of $0.51. The options vest as follows: (i) 50,000 options will become vested and exercisable with respect to 3,125 shares on December 31, 2024, and 3,125 shares at the end of each calendar quarter for years 2025, 2026, 2027, and ending on September 30, 2028, until the 50,000 Options are 100% vested (ii) 12,500 Options will vest over four years on an annual basis when the Participant exceeds annual sales objectives established by the Company for years 2025, 2026, 2027, and 2028, for a total of 50,000 Options. Participant’s sales objectives for the following calendar year will be set by November 15 of the prior year. The total fair value of these option grants at issuance was $39,546.The Company valued the stock options using the Black-Scholes model with the following key assumptions: Stock price $0.51, Exercise price $0.51, Term 3.75 years, Volatility 120.76% and Discount rate 3.62%.

On August 19, 2024, the board of directors approved the issuance of 100,000 options to an employee. The options have a five-year term at an exercise price of $0.51. The Option will become vested and exercisable with respect to 7,500 shares on December 31, 2024, and 7,500 shares at the end of each calendar quarter for years 2025, 2026, 2027 and ending on September 30, 2028 until the Option is 100% vested. The total fair value of these option grants at issuance was $52,021.The Company valued the stock options using the Black-Scholes model with the following key assumptions: Stock price $0.57, Exercise price $0.57, Term 3.75 years, Volatility 117.27% and Discount rate 3.75%.

During the nine months ended September 30, 2024, the Company recognized $271,924 of expense related to outstanding stock options.

The following table summarizes the stock option activity for the nine months ended September 30, 2024:

	Options	Weighted-Average Exercise Price Per Share
Outstanding, December 31, 2023	3,645,000	$0.43
Granted	970,000	0.52
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, September 30, 2024	4,615,000	$0.43
Exercisable, September 30, 2024	580,000	$0.46

As of September 30, 2024, the outstanding and exercisable options have a weighted average remaining term of 4.96 with an intrinsic value of $47,450.

F-27

Note 7: Commitments

On July 22, 2024, the Company entered into an Independent Software Vendor Program Agreement (the “Agreement”) with Five9, Inc. (“Five9”), a Delaware corporation. Five9 is a leading provider of intelligent cloud software and applications for contact centers. Pursuant to the Agreement, Five9 granted the Company a non-exclusive, worldwide, royalty-free, non-sublicensable and non-transferable license to access the Five9 developer account with the purpose of integrating the Company’s products and services and becoming an accredited vendor under Five9’s ISV program. The Company has agreed to pay a non-refundable ISV Program participation fee to Five9 for the initial one-year term of the Agreement and for each one-year renewal term thereafter. Further, each party to the Agreement may receive referral fees from the other party for the referral of prospective customers.

One August 22, 2024, the Company entered into a Genesys AppFoundery ISV Partner Agreement with Genesys Cloud Services, Inc. (“Genesys”), a California corporation. Genesys manages the Genesys AppFoundry, a marketplace of solutions that offers Genesys customers a curated selection of integrations and applications. The agreement governs the Company’s non-exclusive participation as an AppFoundry ISV Partner in the Genesys AppFoundry Program. The Company has agreed to pay a non-refundable revenue share to Genesys during the term of the Agreement based on a percentage of the revenue invoiced by the Company or Genesys in connection with the sale of the Company’s software through the AppFoundry marketplace. The agreement may be terminated by either party without cause upon ninety (90) days written notice to the other party.

Note 8: Subsequent Events

On October 8, 2024, the Company entered into an OEM Agreement (the “Agreement”) with inContact, Inc. (“inContact”), a Delaware corporation. inContact is an affiliate of NICE Ltd., a company incorporated in Israel, whose shares are traded on the Tel Aviv Stock Exchange and whose American Depositary Shares are traded on the Nasdaq Global Select Market. NICE is one of the largest customer service companies in the world. Pursuant to the Agreement, inContact will distribute and sell the Company’s OEM solutions, consisting of over-the-phone consecutive AI language translation solutions to customers and inContact will pay fees to the Company based on usage of the Company’s OEM solutions. The Agreement has an exclusivity period of eighteen months and an initial term of three years. Subsequent to September 30, 2024, the Company received $700,000 related to this agreement.

On October 14, 2024, the Company (the “Grantor”) entered into a secured promissory note payable for $80,000 with Rowland Day (the “Lender”). The note is secured by the assets of the Company and will accrue interest at the rate of 14% per annum. The note is payable on demand. If the Lender does not demand payment, the note matures the earlier of; (i) November 13, 2024, (ii) the closing of a minimum of $500,000 in a subsequent financing of either debt or equity; (iii) a subsequent registration statement with minimum proceeds of one million dollars ($1,000,000) is received by the Company; and /or (iv) a change in control transaction occurs in which the collective ownership of Saul Leal and Holder is reduced to less than fifty percent (50%) or Holder’s ownership is reduced to less than thirty-five percent (35%) (any such date, or transaction shall be the maturity date) . The Company will not hereafter create, incur, assume, or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority, of other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each a “Lien”) upon any of its property, revenue, or assets, whether now owned or hereafter acquired without the written consent of Holder. The Company shall cross-default in the payment when due, or otherwise default in performance, after the expiration of any applicable grace period, of any amount payable under existing corporate obligations, or any other obligations of the Company for money borrowed (including capital leases and purchase money financing) in excess of $10,000, or there occurs any event of default or similar circumstance or event entitling the holder thereof to accelerate the obligations thereunder or to exercise rights and remedies, prior to the payment in full of the obligations. If any Event of Default occurs and continues for a period that exceeds ten (10) days, Holder may by written election, elect to either (i) declare the Note immediately due and payable, or (ii) receive 1,000,000 warrants with an exercise price of $0.01 per share which shall have a term of 5 years. To secure the prompt and complete payment of all Secured Obligations, for value received and pursuant to the Note, the Grantor hereby grants, assigns and transfers to the Lender a security interest in and to all of the Grantor’s assets. At the time any Collateral becomes subject to a security interest of the Lender hereunder, unless the Lender shall otherwise consent, the Grantor shall be deemed to have represented and warranted that (a) the Grantor is the lawful owner of such Collateral or has the power to transfer the Collateral and have the right and authority to subject the same to the security interest of the Lender.

On October 1, 2024, the Company agreed to issue 1,200,000 options to an employee. The options have a five-year term at an exercise price of $0.41. The options vest as follows: (i) 75,000 Options are fully vested and exercisable; (ii) 525,000 Options will become vested and exercisable with respect to 37,500 shares on the last day of each calendar quarter beginning December 31, 2024, and ending on September 30, 2028, until the 525,000 Options are 100% vested. In full satisfaction of the relevant obligation of the Company under the Participant’s employment agreement with the Company, the remaining 600,000 Option Shares will become vested and exercisable as follows until the Option Shares are 100% vested: (i) For a period of four years beginning October 1, 2024, ending September 30, 2025; October 1, 2025, ending September 30, 2026; October 1, 2026 ending September 30, 2027; and October 1, 2027 ending September 30, 2028, 150,000 Option Shares will vest (subject to meeting certain total new bookings) on September 30 of each year, beginning September 30, 2025. Vesting for each 12-month term is contingent upon Participant exceeding a minimum amount of total new bookings as determined by the Company’s board of directors or their designee. For the first term ending on September 30, 2025, Participant must exceed $5 million of total new bookings for the first vesting of 150,000 Option Shares.

F-28

Shares of Common Stock

Pre-Funded Warrants to purchase up to             Shares of Common Stock

OneMeta, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

            , 2025

Through and including                      , 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimated except the SEC registration fee, the Nasdaq application fee, the Nasdaq listing fee and the FINRA filing fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Type of Expense	Amount
SEC Registration Fee	$
Nasdaq Listing Fee	$
FINRA Filing Fee	$
Transfer Agent Fees	$
Printing and Engraving Expenses	$
Accounting and Consulting Fees	$
Legal Fees and Expenses	$
Miscellaneous Costs	$
Total	$

Item 14. Indemnification of Directors and Officers

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

II-1

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The articles of incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The articles of incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Company in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such agreements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

II-2

Item 15: Recent Sales of Unregistered Securities

In the past three years, we have issued the following securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Regulation D thereunder:

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) -OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
1/15/21	New Issue	250,000	Common	$.20	No	Jodi Bardash	Cash	Restricted	Exempt
1/25/21	New Issue	250,000	Common	$20	No	Andrew Hansen	Cash	Restricted	Exempt
1/26/21	New Issue	100,000	Common	$.001	No	Georgette Wansor	Services	Restricted	Exempt
1/27/21	New Issue	50,000	Common	$.20	No	Moises Eskenazi	Cash	Restricted	Exempt
2/1/21	New Issue	89,140	Common	$.20	No	Daniel Feeney	Cash	Restricted	Exempt
2/1/21	New Issue	149,740	Common	$.20	No	Conrad F. Hohener III	Cash	Restricted	Exempt
2/1/21	New Issue	149,360	Common	$.20	No	Keith Stribling Separate Property Trust	Cash	Restricted	Exempt
2/1/21	New Issue	149,360	Common	$.20	No	Newton Family Trust David Newton	Cash	Restricted	Exempt
2/1/21	New Issue	148,865	Common	$.20	No	Philip and Allison Nelson Family Trust	Cash	Restricted	Exempt
2/1/21	New Issue	149,660	Common	$.20	No	Edward A. Gage Jr. Revocable Trust	Cash	Restricted	Exempt
2/1/21	New Issue	149,495	Common	$.20	No	Meyer Living Trust Todd Meyer	Cash	Restricted	Exempt
2/23/21	New Issue	66,667	Common	$.75	No	Robert Hartman	Cash	Restricted	Exempt
2/23/21	New Issue	40,000	Common	$.75	No	Anthony Campisi	Cash	Restricted	Exempt
8/5/21	New Issue	16,367	Common	$.001	No	Gregory Howison	Debt Conversion	Restricted	Exempt
9/21/21	New Issue	152,627	Common	$.001	No	Knobbe, Martens, Olson & Bear LLP Philip Nelson	Debt Conversion	Restricted	Exempt
1/22/22	New Issue	250,000	Common	$.40	No	Kristy Rus	Cash	Restricted	Exempt
4/1/22	New Issue	1,347,431	Common	$.001	No	Bob Carroll	Consulting Agreement	Restricted	Exempt
4/19/22	New Issue	62,500	Common	$.40	No	Gary Mauro	Cash	Restricted	Exempt
4/22/22	New Issue	25,000	Common	$.40	No	Daniel Wisan	Cash	Restricted	Exempt
5/18/22	New Issue	37,500	Common	$.40	No	Sarah and Clinton Walker	Cash	Restricted	Exempt
6/15/22	New Issue	50,000	Common	$.40	No	Robert Dean Schalow	Cash	Restricted	Exempt
6/20/22	New Issue	37,500	Common	$.40	No	Daniel Wisan	Cash	Restricted	Exempt
7/19/22	New Issue	50,000	Common	$.40	No	Brian J. Finley	Cash	Restricted	Exempt
7/19/22	New Issue	58,750	Common	$.40	No	Roy E. Mullin	Cash	Restricted	Exempt
7/19/22	New Issue	66,250	Common	$.40	No	Roy E. Mullin Roth IRA	Cash	Restricted	Exempt
7/20/22	New Issue	100,000	Common	$.40	No	Richard Allen Sanders	Cash	Restricted	Exempt
8/15/22	New Issue	250,000	Common	$.40	No	Istvan Elek	Cash	Restricted	Exempt
8/19/22	New Issue	15,385	Common	$.65	No	Maria Julia Rojas	Cash	Restricted	Exempt
8/25/22	New Issue	15,385	Common	$.65	No	Munsee Co. LLC Nick Munsee	Cash	Restricted	Exempt
9/9/22	New Issue	15,385	Common	$.65	No	Dominic Pace	Cash	Restricted	Exempt
9/19/22	New Issue	15,395	Common	$.65	No	Sean Blair	Cash	Restricted	Exempt
9/20/22	New Issue	20,000	Common	$.40	No	Nicholas Lampson	Cash	Restricted	Exempt
10/10/22	New Issue	10,000	Common	$.40	No	Lindsey Warren Davis	Cash	Restricted	Exempt
10/10/22	New Issue	10,000	Common	$.40	No	Elisha Gardener Honeycutt	Cash	Restricted	Exempt

II-3

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) -OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
10/10/22	New Issue	90,000	Common	$.40	No	Bryan Finley	Cash	Restricted	Exempt
10/10/22	New Issue	30,000	Common	$.40	No	Garry Maruo	Cash	Restricted	Exempt
10/10/22	New Issue	10,000	Common	$.40	No	Leroy Saleme	Cas	Restricted	Exempt
10/10/22	New Issue	40,000	Common	$.40	No	Daniel Wisian	Cash	Restricted	Exempt
10/10/22	New Issue	10,000	Common	$.40	No	George Henry Somerville	Cash	Restricted	Exempt
10/10/22	New Issue	10,000	Common	$.40	No	Bradley L Morrison	Cash	Restricted	Exempt
10/10/22	New Issue	30,003	Common	$.40	No	Shilpa P Bakre	Cash	Restricted	Exempt
10/10/22	New Issue	125,00	Common	$.40	No	Dean V Wiberg	Cash	Restricted	Exempt
10/10/22	New Issue	10,000	Common	$.40	No	Sonia Van Meter	Cash	Restricted	Exempt
10/10/22	New Issue	20,000	Common	$.40	No	William O Mara	Cash	Restricted	Exempt
10/10/22	New Issue	20,000	Common	$.40	No	Warren Alverson	Cash	Restricted	Exempt
10/10/22	New Issue	10,000	Common	$.40	No	Ryan S Sanders	Cash	Restricted	Exempt
10/20/22	New Issue*	9,615	Common	$.40	No	Sean Bair	Cash	Restricted	Exempt
10/20/22	New Issue	9,615	Common	$.40	No	Munsee Co LLC	Cash	Restricted	Exempt
10/20/22	New Issue*	9,615	Common	$.40	No	Maria Julia Rojas	Cash	Restricted	Exempt
10/20/22	New Issue	9,615	Common	$.40	No	Dominic Pace	Cash	Restricted	Exempt
10/24/22	New Issue	10,000	Common	$.40	No	Thomas Charles Gent	Cash	Restricted	Exempt
10/25/22	New Issue	10,000	Common	$.40	No	Arlo Pignotti	Cash	Restricted	Exempt
10/27/222	New issue	45,000	Common	$.40	No	Evan Spaulding	Cash	Restricted	Exempt
10/29/22	New Issue	62,500	Common	$.40	No	Plan R Enterprises Inc.	Cash	Restricted	Exempt
10/31/22	New Issue	40,000	Common	$.40	No	Thomas C Clemons	Cash	Restricted	Exempt
10/31/22	New Issue	700,000	Common	$.40	No	Gonzalo Carballo	Cash	Restricted	Exempt
11/01/22	New Issue	31,500	Common	$.40	No	Don L Enlow	Cash	Restricted	Exempt
11/29/22	New Issue	10,000	Common	$.40	No	Bear Mccreadie	Cash	Restricted	Exempt
11/29/22	New Issue	100,000	Common	$.40	No	Daniel Wisian	Cash	Restricted	Exempt
11/29/22	New Issue	10,000	Common	$.40	No	Lindsey Warren Davis	Cash	Restricted	Exempt
11/29/22	New Issue	12,500	Common	$.40	No	Earls Heritage Trust	Cash	Restricted	Exempt
04/12/23	New Issue	125,000	Common	$.40	No	Larry Oliver	Cash	Restricted	Exempt
04/12/23	New Issue	100,000	Common	$.40	No	Michael L Soileau	Cash	Restricted	Exempt
04/12/23	New Issue	250,000	Common	$.40	No	Abraham Family Trust DTD 9/14/1983	Cash	Restricted	Exempt
04/26/23	New Issue	50,000	Common	$.40	No	Abigail Frank	Cash	Restricted	Exempt
04/26/23	New Issue	250,000	Common	$.40	No	Darren Scharf	Cash	Restricted	Exempt
05/01/23	New Issue	1,772,800	Common	$.001	No	Saul Leal		Restricted	Exempt
05/09/23	New Issue	30,000	Common	$.001	No	The David Politis Company Inc.	Services	Restricted	Exempt

II-4

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) -OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
05/12/23	New Issue	125,000	Common	$.40	No	Damon Garcia	Cash	Restricted	Exempt
05/23/23	New Issue	125,000	Common	$.40	No	Quest Trust Company	Cash	Restricted	Exempt
05/23/23	New Issue	250,000	Common	$.40	No	KolleenT Kennedy	Cash	Restricted	Exempt
05/31/23	New Issue	35,000	Common	$.40	No	The Entrust Group Inc. Cust FBO Nicholas	Cash	Restricted	Exempt
05/31/23	New Issue	125,000	Common	$.40	No	Quest Trust Company FBO Ronald L Reeves	Cash	Restricted	Exempt
06/14/23	New Issue	62,500	Common	$.40	No	Adam Yonnotta	Cash	Restricted	Exempt
06/15/23	New Issue	10,000	Common	$.40	No	Lindsey Warren Davis	Cash	Restricted	Exempt
07/11/23	New Issue	25,000	Common	$.40	No	John Consentino	Cash	Restricted	Exempt
07/11/23	New Issue	1,666,667	Common	$.30	No	AOS Holdings Inc.	Cash	Restricted	Exempt
08/18/23	New Issue	200,000	Common	$.40	No	Bryan Finley	Cash	Restricted	Exempt
09/28/23	New Issue	40,000	Common	$.40	No	Jed Morley	Cash	Restricted	Exempt
10/03/23	New Issue	187,500	Common	$.40	No	Chris Weston	Cash	Restricted	Exempt
10/03/23	New Issue	125,000	Common	$.40	No	Kenneth John Weston	Cash	Restricted	Exempt
10/16/23	New Issue	100,000	Common	$1,00	No	Istvan Elek	Cash	Restricted	Exempt
10/25/23	New Issue	10,000	Common	$.001	No	The David Politis Company Inc.	Services	Restricted	Exempt
10/25/23	New Issue	37,500	Common	$.40	No	Quest Trust Company FBO Stephen Csobaji	Cash	Restricted	Exempt
11/17/23	New Issue	250,000	Common	$.40	No	Allyse Sedivy	Cash	Restricted	Exempt
10/25/23	New Issue	62,500	Common	$.40	NO	The Entrust Group Inc. FBO Troy Jordan	Cash	Restricted	Exempt
11/30/23	New Issue	136,000	Common	$.001	No	Fon Consulting LLC	Cash	Restricted	Exempt
12/19/23	New Issue	1,343,942	Common	$.40	No	Madison Trust Company Cust Elizabeth Chlipala	Cash	Restricted	Exempt
12/19/23	New Issue	97,882	Common	$.40	No	Madison Trust Company Cust James E Kerrins	Cash	Restricted	Exempt
12/19/23	New Issue	2,044,090	Common	$.40	No	Madison Trust Company Cust Elizabeth Chlipala	Cash	Restricted	Exempt
12/19/23	New Issue	36,886	Common	$.40	No	Madison Trust Company Cust James E Kerrins	Cash	Restricted	Exempt
12/12/23	New Issue	50,000	Common	$.40	No	Bryan Finley	Cash	Restricted	Exempt
12/21/23	New Issue	250,000	Common	$.40	No	Corey Kotlarz LLC	Cash	Restricted	Exempt
12/12/23	New Issue	50,000	Common	$.40	No	Phillip Tiemann	Cash	Restricted	Exempt
03/25/24	New Issue	87,500	Common	$.40	No	The Entrust Group Inc. CUST Jonathan Tiemann	Cash	Restricted	Exempt
4/24/2024	New Issue	208,333	Common	$.40	No	Ralph Bonaduce	Cash	Restricted	Exempt
6/24/2024	New Issue	238,000	Common	$.80	No	James Kerrins	Cash	Restricted	Exempt
6/24/2024	New Issue	187,750	Common	$.80	No	Elizabeth Chlipala	Cash	Restricted	Exempt
8/28/2024	New Issue	562,500	Common	$.40	No	Marc Bern	Cash	Restricted	Exempt
12/10/2024	New Issue	-	$500,000 Convertible Note	-	No	James E. Kerrins and Elizabeth A. Chlipala	Cash	Restricted	Exempt
12/17/2024	New Issue	-	$100,000 Convertible Note	-	No	Marc Bern	Cash	Restricted	Exempt
12/17/2024	New Issue	1,500,000	Common	.40	No	Istvan Elek	Provision of consulting services	Restricted	Exempt

II-5

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Number	Description of Document

1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Articles of Incorporation of OneMeta Inc.*
3.2	Bylaws of OneMeta Inc.*
4.1	Form of Common Stock Certificate**
4.3	Form of Representative’s Warrant**
4.4	Form of the Pre-Funded Warrant**
5.1	Opinion of Parr Brown Gee & Loveless, P.C.**
10.1	Form of Indemnification Agreement+**
10.2	2023 Equity Incentive Plan of OneMeta Inc.+ *
10.3	Share Acquisition Agreement among WebSafety, Inc., Metalanguage Corp. and Saul Leal dated June 30, 2022*
10.4	Amendment and Addendum to Share Acquisition Agreement dated June 30, 2022, among OneMeta AI (f/k/a WebSafety, Inc.), Metalanguage Corp. and Saul Leal dated May 1, 2023*
10.5	Employment Agreement of Saul Leal*
10.6	Employment Agreement of Rowland W. Day II*
14.1	Code of Business Conduct and Ethics**
21.1	Subsidiaries of OneMeta Inc.*
23.1	Consent of M&K CPAS, PLLC*
23.2	Consent of Parr Brown Gee & Loveless, P.C. (included in Exhibit 5.1)**
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)*
99.1	Audit Committee Charter**
99.2	Compensation Committee Charter**
99.3	Nominating and Corporate Governance Committee Charter**
107	Filing Fee Table*

*	Filed herewith.
**	To be filed by amendment.
+	Indicates a management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules

None.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bigfork, State of Montana, on January 15, 2025.

ONEMETA INC.

By:	/s/ Rowland W. Day II
Name:	Rowland W. Day II
Title:	President, Chief Financial Officer, Secretary &
Chairman of the Board of Directors

POWER OF ATTORNEY

We, the undersigned officers and trustees of OneMeta Inc., hereby severally constitute and appoint each of Saul I. Leal and Rowland W. Day II (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Saul I. Leal	Chief Executive Officer	January 15, 2025
Saul I. Leal	(Principal Executive Officer)

/s/ Rowland W. Day II	President, Chief Financial Officer, Secretary and Director	January 15, 2025
Rowland W. Day II	(Principal Accounting and Financial Officer)

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